UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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AMN HEALTHCARE SERVICES, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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AMN Healthcare

AMN HEALTHCARE

2017 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

The Innovator in Healthcare Workforce Solutions and Staffing Services

PROXY STATEMENT LETTER

March 9, 2017

Dear Fellow Shareholders:

I would like to invite you to attend our 2017 Annual Meeting of Stockholders (the "**Annual Meeting**") of AMN Healthcare Services, Inc. at our corporate headquarters located at 12400 High Bluff Drive, Suite 100, San Diego, California, 92130 on Wednesday, April 19, 2017, at 8:30 a.m. Pacific Time. The accompanying formal notice of the Annual Meeting and proxy statement set forth the details regarding admission to the Annual Meeting and the business to be conducted.

Our Annual Meeting provides us the opportunity to meet with our stockholders to discuss corporate governance, executive compensation, and other related matters. We place importance on shareholder dialogue and, this past summer, engaged in a formal shareholder outreach to 25 of our stockholders, representing approximately 65% of our outstanding common stock, to discuss corporate governance and executive compensation matters that may be of interest to them. We found these interactions to be very beneficial and provide more detail regarding these conversations in the enclosed proxy statement. We truly value communicating with and hearing from our stockholders.

In connection with the Annual Meeting, we have enclosed a copy of our Annual Report for the fiscal year ended December 31, 2016. The formal notice of the Annual Meeting, the proxy statement and the proxy card follow. It is important that your shares be represented and voted, regardless of the size of your holdings. Accordingly, whether or not you plan to attend the Annual Meeting, I encourage you to access promptly the proxy materials and vote via the Internet in accordance with the "notice and access" letter you received so that your shares will be represented at the Annual Meeting (or complete, sign, date and return the proxy card if you decide to request a full set of proxy materials by traditional means). The proxy is revocable at any time before it is voted and will not affect your right to vote in person if you attend the Annual Meeting.

Thank you for your ongoing support of and continued interest in AMN Healthcare.

Very truly yours,

Susan R. Salka
President & Chief Executive Officer

12400 High Bluff Drive, Suite 100

San Diego, CA 92130

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Meeting Date: Wednesday, April 19, 2017

Time: 8:30 a.m. (Pacific Time)

Location: 12400 High Bluff Drive, Suite 100, San Diego, CA 92130

Record Date: February 22, 2017

The Annual Meeting of Stockholders (the “Annual Meeting”) of AMN Healthcare Services, Inc. will be held at our corporate headquarters located at 12400 High Bluff Drive, Suite 100, San Diego, California 92130 on Wednesday, April 19, 2017, at 8:30 a.m. Pacific Time or at any subsequent time that may be necessary by any adjournment or postponement of the Annual Meeting. The purpose of the meeting is to:

(1)	elect eight directors nominated by our Board of Directors to hold office until our next annual meeting or until their successors are duly elected and qualified,

(2)	approve, by non-binding advisory vote, the compensation of our named executive officers,

(3)	recommend, by non-binding advisory vote, the frequency of executive compensation votes,

(4)	approve the AMN Healthcare 2017 Senior Executive Incentive Bonus Plan,

(5)	approve the AMN Healthcare 2017 Equity Plan,

(6)	ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017, and

(7)	transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The Board of Directors has fixed the close of business on February 22, 2017 as the record date for determining the stockholders of the Company entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. Representation of at least a majority of the voting power represented by all outstanding shares is required to constitute a quorum at the Annual Meeting. Accordingly, it is important that your shares be represented at the Annual Meeting.

We will be using the Securities and Exchange Commission’s Notice and Access model (“Notice and Access”), which allows us to deliver proxy materials via the Internet, as the primary means of furnishing proxy materials. We believe Notice and Access provides stockholders with a convenient method to access the proxy materials and vote, reduces the costs of printing and distributing the proxy materials, and allows us to conserve natural resources in alignment with our Corporate Social Responsibility Program. On or about March 9, 2017, we will mail to stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy statement and our 2016 Annual Report online and how to vote via the Internet. The Notice also contains instructions on how to receive a paper copy of the proxy materials and our 2016 Annual Report.

March 9, 2017:

By Order of the Board of Directors,

Denise L. Jackson

Senior Vice President, General Counsel and Secretary

San Diego, California

YOUR VOTE IS IMPORTANT

WE URGE YOU TO VOTE USING TELEPHONE OR INTERNET VOTING, IF AVAILABLE TO YOU, OR IF YOU RECEIVE THESE PROXY MATERIALS BY MAIL, BY COMPLETING, SIGNING, DATING, AND RETURNING THE PROXY CARD PROMPTLY. PLEASE NOTE THAT IF YOUR SHARES ARE HELD BY A BANK, BROKER, OR OTHER RECORDHOLDER AND YOU WISH TO VOTE THEM AT THE MEETING, YOU MUST OBTAIN A LEGAL PROXY FROM THAT RECORDHOLDER.

PROXY STATEMENT SUMMARY

PROXY STATEMENT

PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this proxy statement. It does not contain all of the information you should consider. You should read the entire proxy statement before voting. Our proxy statement and other proxy materials are first being made available to our stockholders on or about March 9, 2017.

GENERAL INFORMATION

(See pages 2 to 5)

Meeting: Annual Meeting of Stockholders

Date: Wednesday, April 19, 2017

Time: 8:30 a.m. Pacific Time

Location: 12400 High Bluff Drive, Suite 100

San Diego, California 92130

Record Date: February 22, 2017

Stock Symbol: AMN

Exchange: NYSE

Common Stock Outstanding: 47,857,551

Transfer Agent: American Stock Transfer and Trust Company, LLC

State of Incorporation: Delaware

Year of Incorporation: 1997

Public Company Since: 2001

Corporate Headquarters: 12400 High Bluff Drive, San Diego, California 92130

Corporate Website: www.amnhealthcare.com

EXECUTIVE COMPENSATION

(See pages 19 to 48)

CEO: Susan R. Salka (CEO since 2005) CEO 2016 Total Direct Compensation:

Salary: $788,077

Annual Performance Bonus: $1,518,775

Long-Term Equity Awards: $2,134,921

All Other Compensation: $129,567

Total Compensation: $4,571,340

Compensation Highlights:

•    Incentive compensation tied to financial performance and shareholder return comprised 80% of CEO’s total compensation in 2016

•    Granted performance restricted stock units based on 2018 adjusted EBITDA margin

•    Granted performance restricted stock units based on total shareholder return over a three-year period ending December 31, 2018

Pay for Performance: Yes

Stock Ownership Guidelines: Yes

Recoupment Policy: Yes

No Pledging Policy: Yes

Utilize Performance Restricted Stock Units: Yes

CORPORATE GOVERNANCE

(See pages 6 to 16)

Eight Director Nominees:

Mark G. Foletta (Independent)

R. Jeffrey Harris (Independent)

Michael M.E. Johns (Independent)

Martha H. Marsh (Independent)

Susan R. Salka (Management)

Andrew M. Stern (Independent)

Paul E. Weaver (Independent)

Douglas D. Wheat (Independent)

Director Term: One Year

Director Election: Majority of votes cast

Proposal 1: The Board recommends a vote “FOR” each of the director nominees.

Director Attendance at 2016 Annual Meeting: 100%

Board Meetings in 2016: 6

Director Attendance at Board and Committee Meetings: One director absence from a telephonic Board meeting

Standing Board Committees (Meetings in 2016):

Audit Committee (9)

Compensation and Stock Plan Committee (6)

Corporate Governance Committee (4)

Executive Committee (4)

Corporate Governance Materials:

http://amnhealthcare.investorroom.com/corporategovernance

Board Communication: 12400 High Bluff Drive, San Diego, California 92130, Attn: Corporate Secretary

OTHER ITEMS TO BE VOTED ON

(See pages 49 to 65)

•    Proposal 2: Advisory Vote to Approve Executive Compensation

•    Proposal 3: Advisory Vote on Frequency of Vote on Executive Compensation

•    Proposal 4: Approval of our 2017 Senior Executive Incentive Bonus Plan

•    Proposal 5: Approval of our 2017 Equity Plan

•    Proposal 6: Ratification of Appointment of KPMG LLP as Independent Registered Public Accounting Firm

The Board recommends a vote “FOR” Proposals 2, 4, 5 and 6 and “FOR” Every Year on Proposal 3.

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GENERAL INFORMATION

GENERAL INFORMATION

1. When and where is the Annual Meeting?

Our 2017 Annual Meeting of Stockholders (the “Annual Meeting”) will be held at our corporate headquarters located at 12400 High Bluff Drive, Suite 100, San Diego, California

92130 on Wednesday, April 19, 2017, at 8:30 a.m. Pacific Time or at any subsequent time that may be necessary by any adjournment or postponement of the Annual Meeting.

2. What is “Notice and Access” and why did AMN Healthcare elect to use it?

We are making the proxy solicitation materials available to our stockholders electronically via the Internet under the Notice and Access rules and regulations of the Securities and Exchange Commission (the “SEC”). On or about March 9, 2017, we will mail to our stockholders a Notice of Internet Availability of Proxy Materials (“Notice”) in lieu of mailing a full set of proxy materials. Accordingly, our proxy materials are first being made available to our stockholders on or about March 9, 2017. The Notice includes information on how to access and review the proxy materials, and how to vote, via the Internet. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. We believe this method of delivery will decrease costs, expedite distribution of proxy materials to you, and reduce our environmental impact. We encourage stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of the Annual Meeting. Stockholders who received the Notice but would like to receive a printed copy of the proxy materials in the mail should follow the instructions in the Notice for requesting such materials.

3. Why am I receiving these proxy materials?

We are furnishing you these proxy materials in connection with the solicitation of proxies on behalf of our Board of Directors (the “Board”) for use at the Annual Meeting. This proxy statement includes information that we are required to provide under SEC rules and is designed to assist you in voting your shares.

Proxies in proper form received by us at or before the time of the Annual Meeting will be voted as specified. You may specify your choices by marking the appropriate boxes on your proxy card. If a proxy card is dated, signed and returned without specifying choices, the proxies will be voted in accordance with the recommendations of the Board set forth in this proxy statement, and, in their discretion, upon such other business as may properly come before the Annual Meeting. Business transacted at the Annual Meeting will be confined to the purposes stated in the Notice of Annual Meeting. Shares of our common stock, par value $0.01 per share (“Common Stock”), cannot be voted at the Annual Meeting unless the holder is present in person or represented by proxy.

4. How can I get electronic access to the proxy materials?

The Notice will provide you with instructions regarding how to (1) view on the Internet our proxy materials for the Annual Meeting, and (2) instruct us to send proxy materials to you by email. The proxy materials are also available on our website at

www.amnhealthcare.com under the “Investor Relations” tab. Choosing to receive proxy materials by email will save us the cost of printing and mailing documents to you and will reduce the impact of our annual meetings on the environment.

5. What is included in the proxy materials?

The proxy materials include:

•	Our Notice of Annual Meeting of Stockholders,

•	This proxy statement, and
•	Our 2016 Annual Report.

If you receive a paper copy of these materials by mail, the proxy materials also include a proxy card.

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GENERAL INFORMATION

6. Who pays the cost of soliciting proxies for the Annual Meeting?

Proxies will be solicited on behalf of the Board by mail, telephone, email or other electronic means or in person, and we will pay the solicitation costs. We will supply our proxy materials, including our 2016 Annual Report, to brokers, dealers, banks and voting trustees, or their nominees for the purpose of soliciting proxies from beneficial owners, and we will reimburse them for their reasonable expenses. We have retained MacKenzie Partners, Inc. to assist in soliciting proxies for a fee of $7,000, plus reasonable out-of-pocket expenses.

7. Who is entitled to vote at the Annual Meeting?

In accordance with our Amended and Restated By-laws (the “Bylaws”), the Board has fixed the close of business on February 22, 2017 as the record date (the “Record Date”) for determining the stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. At the close of business on the Record Date, the outstanding number of our voting securities was 47,857,551 shares. Each stockholder is entitled to one vote for each share of Common Stock he or she held as of the Record Date. Shares cannot be voted at the Annual Meeting unless the holder is present in person or represented by proxy.

8. What matters will be voted on at the Annual Meeting?

The following matters will be voted on at the Annual Meeting:

•	Proposal 1: To elect the eight directors nominated by the Board and named in this proxy statement,

•	Proposal 2: To approve, by non-binding advisory vote, the compensation of our named executive officers,

•	Proposal 3: To recommend, by non-binding advisory vote, the frequency of votes for approval of executive compensation,

•	Proposal 4: To approve the AMN Healthcare 2017 Senior Executive Incentive Bonus Plan (the (“Proposed Bonus Plan”),
•	Proposal 5: To approve the AMN Healthcare 2017 Equity Plan (the “Proposed Equity Plan”),

•	Proposal 6: To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017, and

•	Such other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

9. What is the vote required for each proposal and what are my voting choices?

Proposal	Vote Required	Broker Discretionary Voting Allowed
Proposal 1 – Election of eight directors	Majority of the votes cast	No
Proposal 2 – Advisory vote on executive compensation	Majority of the shares entitled to vote and present or represented by proxy	No
Proposal 3 – Advisory vote on the frequency of votes for the approval of executive compensation	Plurality of votes cast	No
Proposal 4 – Approval of the Proposed Bonus Plan	Majority of the shares entitled to vote and present or represented by proxy	No
Proposal 5 – Approval of the Proposed Equity Plan	Majority of the shares entitled to vote and present or represented by proxy	No
Proposal 6 – Ratification of auditors for fiscal year 2017	Majority of the shares entitled to vote and present or represented by proxy	Yes

With respect to Proposal 1, the election of directors, you may vote FOR, AGAINST or ABSTAIN. Our Bylaws require that in an election where the number of director nominees does not exceed the number of directors to be elected, each director will be elected by the vote of the majority of the votes cast (in person or by proxy). A “majority of votes cast” means that the number of shares cast “FOR” a director’s election exceeds the number of votes cast “AGAINST” that director’s election. In

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GENERAL INFORMATION

accordance with our Bylaws, the following do not count as votes cast: (a) a share whose ballot is marked as withheld, (b) a share otherwise present at the meeting, but for which an ABSTAIN vote was cast, and (c) a share otherwise present at the meeting as to which a stockholder gives no authority or direction. In an uncontested election, a nominee who does not receive a majority of the votes cast will not be elected. An incumbent director who is not elected because he or she does not receive a majority of the votes cast will continue to serve as a holdover director, but will tender his or her resignation to the Board. Within 90 days after the date of the certification of the election results, the Corporate Governance Committee will make a recommendation to the Board on whether to accept or reject the resignation or whether other action should be taken, and the Board will act on the Corporate Governance Committee’s recommendation and publicly disclose its decision and the rationale behind it.

With respect to Proposals 2, 4, 5 and 6 (or on any other matter to be voted on at the Annual Meeting), you may vote FOR, AGAINST or ABSTAIN. If you ABSTAIN from voting on Proposal 2, 4, 5 or 6, the ABSTAIN vote will have the same effect as an AGAINST vote.

With respect to Proposal 3, you may vote FOR Every Year, FOR Every Two Years, FOR Every Three Years or ABSTAIN. If you ABSTAIN from voting on Proposal 3, the abstention will not have an effect on the outcome of the vote.

10. How does the Board recommend that I vote?

The Board recommends that you vote:

•	FOR the election of the eight directors nominated by the Board and named in this proxy statement,

•	FOR the approval, on a non-binding advisory basis, of the compensation of our named executive officers,

•	FOR the frequency, on a non-binding advisory basis, of an every year advisory vote on executive compensation,
•	FOR the approval of the Proposed Bonus Plan,

•	FOR the approval of the Proposed Equity Plan, and

•	FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017.

11. How do I vote my shares?

•	By Internet: by following the Internet voting instructions included in the proxy package sent to you (or by going to www.proxyvote.com and following the instructions) at any time up until 11:59 p.m., Eastern Time, on the day before the date of the Annual Meeting.

•	By Telephone: by following the telephone voting instructions included in the proxy package sent to you (i.e., by calling 1-800-690-6903 and following the instructions) at any time up until 11:59 p.m., Eastern Time, on the day before the date of the Annual Meeting.

•	By Mail: if you have received a printed copy of the proxy materials from us by mail, by marking, dating, and signing your proxy card in accordance with the instructions on it and returning it by mail in the pre-addressed reply envelope provided with the proxy materials. The proxy card must be received prior to the Annual Meeting.

•	In Person: in person at the meeting. Even if you plan to attend the Annual Meeting, we encourage you to vote in advance by Internet, telephone or mail so that your vote will be counted if you later decide not to attend the Annual Meeting.

If you are a beneficial owner, you should follow the instructions in the Notice or your broker should give you instructions for voting your shares. In these cases, you may vote by Internet, telephone or mail, as applicable. You may vote your shares beneficially held through your broker in person if you attend the Annual Meeting and you obtain a valid proxy from your broker giving you the legal right to vote the shares at the Annual Meeting.

12. What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Stockholder of Record. You are a stockholder of record if at the close of business on the Record Date your shares were registered directly in your name with American Stock Transfer & Trust Company, LLC, our transfer agent.

Beneficial Owner. You are a beneficial owner if at the close of business on the Record Date your shares were held by a brokerage firm or other nominee and not in your name. Being a beneficial owner means that, like most of our stockholders, your shares are held in “street name.” As the beneficial owner, you have the right to direct your broker or nominee how to vote your shares by following the voting instructions your broker or other nominee provides. If you do not provide your broker or nominee with instructions on how to vote your shares, your broker or nominee will be able to vote your shares as described below.

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GENERAL INFORMATION

13. What will happen if I do not vote my shares?

Stockholders of Record. If you are the stockholder of record and you do not vote by proxy card, by telephone, via the Internet or in person at the Annual Meeting, your shares will not be voted at the Annual Meeting.

Beneficial Owners. If you are the beneficial owner and you do not direct your broker or nominee how to vote your shares, your broker or nominee may vote your shares only on those proposals for which it has discretion to vote. Under the rules of the New York Stock Exchange (“NYSE”), your broker or nominee does not have discretion to vote your shares on non-routine matters such as Proposals 1, 2, 3, 4 and 5. We believe that Proposal 6 — ratification of our auditor — is a routine matter on which brokers and nominees can vote on behalf of their clients if clients do not furnish voting instructions.

14. What is the effect of a broker non-vote?

Brokers or other nominees who hold shares for a beneficial owner have the discretion to vote on routine proposals when they have not received voting instructions from the beneficial owner at least ten days prior to the Annual Meeting. A broker non-vote occurs when a broker or other nominee does not receive voting instructions from the beneficial owner and does not have the discretion to direct the voting of the shares. Broker non-votes will be counted for purposes of calculating whether a quorum is present at the Annual Meeting, but will not be counted for purposes of determining the number of votes present in person or represented by proxy and entitled to vote with respect to certain proposals. Accordingly, a broker non-vote will not impact our ability to obtain a quorum nor will it impact any vote that requires a majority of the votes cast (Proposal 1) or any proposal that requires the majority of the shares entitled to vote and present or represented by proxy (Proposals 2, 4, 5 and 6).

15. May I revoke my proxy or change my vote?

Yes, you may revoke a proxy you have given at any time before it is voted at the Annual Meeting by (1) giving our Secretary a letter revoking the proxy, which the Secretary must receive prior to the Annual Meeting, or (2) attending the Annual Meeting and voting in person. Attendance at the Annual Meeting does not standing alone constitute your revocation of a proxy. You may change your vote at any time prior to the voting of your shares at the Annual Meeting by (a) casting a new vote by telephone or over the Internet by the time and date set forth in Question 11 above, or (b) sending a new proxy card with a later date that is received prior to the Annual Meeting.

16. How can I find the results of the Annual Meeting?

We will announce preliminary results at the Annual Meeting. We will publish final results in a current report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting. If the official results are not available at that time, we will provide preliminary voting results in the Form 8-K and will provide the final results in an amendment to the Form 8-K as soon as they become available.

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PROPOSAL 1: ELECTION OF DIRECTORS

PROPOSAL 1: ELECTION OF DIRECTORS

The Board is elected by the stockholders to oversee their interest in the overall success of our business and financial strength. The Board serves as our ultimate decision-making body to the extent set forth in our Certificate of Incorporation and Bylaws. It also selects and oversees members of our senior executives, who, in turn, oversee our day-to-day business and affairs.

Nominees for the Board of Directors

Eight directors are to be elected at the Annual Meeting to hold office until our next annual meeting or until their successors are duly elected and qualified, or until the director resigns, is removed or becomes disqualified. The proxy will be voted in accordance with the directions stated on the card, or, if no directions are stated, for election of each of the eight nominees listed below. Upon the recommendation of the Corporate Governance Committee, the members of the Board have nominated for election our eight current directors. The director nominees for election named below are willing to be duly elected and to serve. If any such nominee is not a candidate for election at the Annual Meeting, an event that the Board does not anticipate, the proxies will be voted for a substitute nominee. We set forth information with respect to the business experience, qualifications and affiliations of our director nominees below.

Mark G. Foletta Director Since: 2012 Age: 56 Board Committees: Audit Committee (Chair) Business Experience, Qualifications and Affiliations: The Board has concluded that

Mr. Foletta is qualified to serve on the Board because he brings considerable audit, financial and healthcare experience and also has experience as a public company director. The Board has designated Mr. Foletta as a financial expert for its Audit Committee, for which he serves as Chairman. Since February 2017, Mr. Foletta has served as Executive Vice President and Chief Financial Officer of Tocagen Inc. Since February 2013, Mr. Foletta has served as a director of Regulus Therapeutics Inc., and is Chairman of its Audit Committee and a member of its Nominating and Governance Committee. Since November 2014, Mr. Foletta has also served on the Board of DexCom, Inc., a publicly-traded company, where he is the Lead Director. Additionally, Mr. Foletta serves as a director of Viacyte, Inc., a privately held company. From August 2015 to July 2016, Mr. Foletta served as the Interim Chief Financial Officer of Biocept, Inc., a publicly traded diagnostics company. He served as Senior Vice President, Finance and Chief Financial Officer of Amylin Pharmaceuticals, Inc. from March 2006 until October 2012, and he previously served as Vice President, Finance and

Chief Financial Officer of Amylin from March 2000 to March 2006. He previously served as a director and Chairman of the Audit Committee of Ambit Biosciences Corporation (sold in 2014) and also served as a director of Anadys Pharmaceuticals, Inc. (sold in 2011). Mr. Foletta received a B.A. from the University of California, Santa Barbara. He is a Certified Public Accountant (inactive) and a member of the Corporate Directors Forum.

R. Jeffrey Harris Director Since: 2005 Age: 62 Board Committees: Compensation and Corporate Governance Committees Business Experience, Qualifications and Affiliations: The Board has concluded that

Mr. Harris is qualified to serve on the Board because he brings considerable mergers and acquisitions experience. In addition, Mr. Harris has experience as a director on public company compensation and corporate governance committees, which experience is essential in designing and maintaining our executive compensation programs and developing our succession planning strategies. Since 2002, Mr. Harris has been involved as an investor in, and a director of, early stage companies. Mr. Harris served on the Board of Sybron Dental Specialties from April 2005 until Danaher Corporation acquired it in 2006. Mr. Harris served on the Board of Playtex Products, Inc. from 2001 until Energizer Holdings acquired it in October 2007. Mr. Harris was director of Prodesse, Inc., an early stage biotechnology company, from 2002 until 2009, when Gen-Probe Incorporated acquired it. Since 2008, he has been a director of Guy & O’Neill, Inc. He also serves on the Board of Brookfield Academy, a non-profit entity, and is Chairman of the Board and a co-founder of BrightStar Wisconsin Foundation, Inc., a non-profit economic development corporation. Additionally, Mr. Harris is a director of Somna Management, Inc. and Okanjo Partners, Inc., both early stage technology companies. Mr. Harris also served Apogent Technologies, Inc. in the following capacities: (1) as Of Counsel from December 2000 through 2003, (2) as Vice President, General Counsel and Secretary from 1988 to 2000 (when the company was known as Sybron International, Inc.), and (3) as a director from 2000 until Fisher Scientific International, Inc. acquired it in 2004.

6    AMN HEALTHCARE SERVICES, INC.  ï  2017 Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS

Michael M.E. Johns, M.D.

Director Since: 2008

Age: 75

Board Committees: Compensation and Corporate Governance (Chair) Committees

Business Experience, Qualifications and Affiliations: The Board has concluded that

Dr. Johns is qualified to serve on the Board because he has extensive “C-suite” leadership and healthcare experience and is a recognized healthcare thought leader. This expertise is vital in shaping our strategy to deliver innovative and expanded service offerings as a healthcare workforce solutions company. Dr. Johns is a Professor in the School of Medicine at Emory University, where he also served as Chancellor from October 2007 through August 2012. Dr. Johns served as Interim Executive Vice President for Health Affairs for Emory University and as Interim Chairman and CEO of Emory Healthcare from September 1, 2015 through January 31, 2016. He is a member of the Board of Regents of the Uniformed Services University for the Health Sciences. Additionally, Dr. Johns is a member of The National Academy of Medicine of the National Academy of Science. He also serves on the Boards of Directors of Intelligent Fingerprinting, a privately held company, West Health Institute, a non-profit medical research organization, and several philanthropic entities. Dr. Johns served on the Board of the Genuine Parts Company from 2000 until April 2015 and at various times during his tenure was a member of its Compensation, Governance and Nominating Committee and its Audit Committee. He also served on the Board and the Compensation Committee of Johnson & Johnson from 2005 to 2014. He served as the Interim Executive Vice President for Medical Affairs and Interim Chief Executive Officer of the University of Michigan Health System from June 2014 through March 2015. From 1996 to 2007, Dr. Johns served as Executive Vice President for Health Affairs and Chief Executive Officer of the Robert W. Woodruff Health Sciences Center of Emory University and the Chairman of the Board of Directors of Emory Healthcare. From 1990 to 1996, Dr. Johns was Dean of the Johns Hopkins School of Medicine and Vice President of the Medical Faculty at Johns Hopkins University.

Martha H. Marsh

Director Since: 2010

Age: 68

Board Committees: Compensation

(Chair) and Corporate Governance Committees

Business Experience, Qualifications and Affiliations: The Board has concluded that

Ms. Marsh is qualified to serve on the Board because she has extensive “C-suite” leadership and expertise in the healthcare industry. Ms. Marsh’s experience and understanding of the challenges and opportunities of large healthcare facilities are immensely useful in directing our strategy to innovate and provide enhanced and expanded workforce solutions service offerings to meet our clients’ evolving needs. Ms. Marsh serves as a director of Owens & Minor, Inc. where she is the Chairperson of the Governance and Nominating Committee and on its Compensation and Benefits Committee. Since October 2015, she has served as a director of Edwards Lifesciences Corporation; she is a member of its Compensation and Governance Committee. She also serves on the Board and the Compensation Committee of Teichert, a privately held company. Prior to Thoratec Corporation’s acquisition by St. Jude Medical in 2015, she had served on Thoratec’s Board. Ms. Marsh served as President and CEO of Stanford Hospital and Clinics for eight years, from April 2002 until her retirement in August 2010. Previously, Ms. Marsh served as the CEO of UC Davis Medical Center and the Chief Operating Officer of the UC Davis Health System from 1999 to 2002. Prior to that time, she served as the Senior Vice President for Professional Services and Managed Care at the University of Pennsylvania Health System, and before that as President and CEO of Matthew Thornton Health Plan in Nashua, New Hampshire. Ms. Marsh is a past Chair of the Board of Trustees for the California Hospital Association and the California Association of Hospitals and Health Systems and a former director of Ascension Healthcare Network, a privately held company.

Susan R. Salka Director Since: 2003 Age: 52 Board Committees: Executive Committee Business Experience, Qualifications and Affiliations: Ms. Salka has served as our

President since May 2003 and our CEO since May 2005. The Board has concluded that Ms. Salka is qualified to serve on the Board because she has nearly three decades of experience in the healthcare services industry, including 27 years of experience with us in various roles, including Chief Financial Officer and Chief Operating Officer. In such roles, she has helped grow our business both organically and through acquisitions into the national industry leader we are today. Ms. Salka serves as a director of McKesson Corp. and is a member of its Corporate Governance and Audit Committees. Ms. Salka also serves on the Board of San Diego State University Campanile Foundation. Prior to joining us, Ms. Salka worked at BioVest Partners, a venture capital firm, and at Hybritech, a subsidiary of Eli Lilly & Co., which Beckman Coulter later acquired. Ms. Salka served on the Board and the Audit Committee of Beckman Coulter from 2007 until 2011, when Danaher Corporation acquired it. Additionally, she served on the Board of Playtex Products, Inc. from 2001 until Energizer Holdings acquired it in October 2007.

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PROPOSAL 1: ELECTION OF DIRECTORS

Andrew M. Stern Director Since: 2001 Age: 67 Board Committees: Audit and Corporate Governance Committees Business Experience, Qualifications and Affiliations: The Board has concluded that

Mr. Stern is qualified to serve on the Board because he brings deep and long-standing healthcare industry experience as well as extensive investor communications and media expertise, which have been valuable in guiding the structuring of our communications strategy with our investors, clients and other key stakeholders. Since 1983, Mr. Stern has served as Chairman of the Board and Chief Executive Officer of Sunwest Communications, Inc., a public relations firm. Mr. Stern also serves as a director of Medical City Dallas Hospital, an advisory director of the Center for Political Communication and Chairman of the Committee on Governance of the American Hospital Association. From 1975 to 1977, he served as Staff Assistant to President Gerald R. Ford at The White House and then served in senior corporate positions until founding Sunwest in 1982.

Paul E. Weaver Director Since: 2006 Age: 71 Board Committees: Audit and Executive Committees Business Experience, Qualifications and Affiliations: The Board has concluded that

Mr. Weaver is qualified to serve on the Board because of his extensive audit and finance experience and sophistication. Mr. Weaver is designated as a financial expert on the Audit Committee and served as the Chairman until April 2016. Mr. Weaver serves as the Chairman of the Board of Unisys Corporation and Chairman of its Audit Committee. Additionally, Mr. Weaver serves on the Board of WellCare Health Plans, Inc., is Chairman of its Audit Committee, and is a member of its Compensation Committee. He also serves as a member of the Board of Directors of the Statue of Liberty-Ellis Island Foundation, a not-for-profit entity, and also serves on its Executive Committee. Mr. Weaver is a former Vice Chairman of PricewaterhouseCoopers, LLP and was Chairman of its global technology, infocom and entertainment/media practice group. Mr. Weaver previously served on the Board of Gateway, Inc. and the Board of Idearc Inc.

Douglas D. Wheat Board Chairman Director Since: 1999 Age: 66 Board Committees: Executive Committee Business Experience, Qualifications and Affiliations: The Board has concluded that

Mr. Wheat is qualified to serve on the Board because he possesses significant healthcare staffing industry knowledge and extensive expertise in corporate finance and mergers and acquisitions. Such knowledge and expertise are critical to the successful design and implementation of our growth strategy. He is currently the Managing Partner of Wheat Investments, a private investment firm. Mr. Wheat is also the Chairman of the Board of Overseas Shipholding Group and the Chairman of the Board of International Seaways, Inc. He previously served as Vice Chairman of Dex Media, Inc. and as Chairman of SuperMedia prior to its merger with Dex One. Mr. Wheat has also previously served as a member of the Board of Directors of several other companies, including, among others: (1) Playtex Products (of which he also served as Chairman), (2) Dr. Pepper/Seven-Up Companies, Inc., (3) Dr. Pepper Bottling of the Southwest, Inc., (4) Walls Industries, Inc., (5) Alliance Imaging, Inc., (6) Thermadyne Industries, Inc., (7) Sybron International Corporation, (8) Nebraska Book Corporation, (9) ALC Communications Corporation, (10) Mother’s Cookies, Inc., and (11) Stella Cheese Company. From 2007 to 2015, Mr. Wheat was the founding and Managing Partner of the private equity company Southlake Equity Group. From 1992 until 2006, Mr. Wheat was President of Haas Wheat & Partners. Prior to the formation of Haas Wheat, Mr. Wheat was a founding member of the merchant banking group Donaldson, Lufkin & Jenrette specializing in leveraged buyout financing. From 1974 to 1984, Mr. Wheat practiced corporate and securities law in Dallas, Texas. Mr. Wheat received both his J.D. and B.S. degrees from the University of Kansas.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF

EACH OF THE EIGHT DIRECTOR NOMINEES NAMED ABOVE.

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CORPORATE GOVERNANCE

Overview of Our Corporate Governance Program and Recent Related Actions

Our Board and executive leaders view strong and effective corporate governance as essential to our success. Our commitment and holistic approach to corporate governance that integrates internal audit, risk management, investor relations, legal, and ethics and compliance functions has been recognized as producing the highest standards of governance.

The following summary highlights key aspects of our corporate governance program.

Board Structure	Stockholder Rights	Key Policies
✓ 87.5%of our Board is comprised of independent directors	✓ Annualelection of directors with no staggered Board	✓ Maintaina written Executive Compensation Philosophy with pay for performance as key component

✓ IndependentChairman of the Board	✓ Majorityvoting in uncontested elections	✓ Stockownership guidelines for directors and named executive officers

✓ IndependentAudit, Corporate Governance and Compensation Committees	✓ Specialmeetings may be called by stockholders holding 20% of our outstanding Common Stock	✓ Prohibitionon pledging and hedging of our Common Stock

✓ Engagedand diverse Board with 25% female directors	✓ Formalshareholder engagement program	✓ Clawbackpolicy

✓ AnnualBoard evaluations	✓ Nopoison pill in effect	✓ Transparentdisclosure philosophy

✓ Two“financial experts” on Audit Committee		✓ Continuousreview of our key corporate governance policies

In addition to the foregoing, we regularly review, among other things, our current corporate governance against benchmarks on a range of corporate practices. Over the past several years, we have, among other things, taken the following steps:

➢	In 2016, we instituted a formal shareholder corporate governance outreach program to elicit the views of our investors on matters of corporate governance and executive compensation. As a foundational element to this program, the Board adopted a policy on shareholder engagement.

➢	In April 2016, we reviewed and revised our Executive Compensation Philosophy in light of the Compensation Committee’s current views of our compensation program.

➢	In 2015, the Audit Committee lengthened the duration of its meetings to ensure that we gave information technology and data security effective oversight and focus at the Board level.

➢	We recognize that director tenure, term limits, mandatory retirement age and board refreshment have collectively become an area of focus for many institutional investors and proxy advisory firms. Our Corporate Governance Committee continues to stay abreast of director tenure and board refreshment developments within the institutional investor and proxy advisory firm communities and have proactively solicited the views of our largest investors on these topics. After careful consideration and input from our stockholders, we determined that term limits and mandatory age requirements were not appropriate governance policies for us at the present time. We believe our current Board collectively has the necessary experience, skills and knowledge and a high level of engagement to serve our best interests and provides us a diverse set of perspectives for the industry in which we operate. We also believe, after considering all of the relevant facts and circumstances, that all of our directors (other than our CEO) are, indeed, independent in fact and not just independent “on paper.” The Board will continue to consider our directors’ tenure, both individually and collectively, as one of the many factors it analyzes in annually selecting director nominees in the future.

➢	We understand that proxy access is a key issue of interest to many shareholder groups, including some of our stockholders. In 2016, our Corporate Governance Committee began the process of proactively assessing whether proxy access would be appropriate for us, and will continue its deliberation into 2017.

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CORPORATE GOVERNANCE

We note that we are proud to have been recognized in recent years as best-in-class for our ethics and compliance and corporate governance programs by the NYSE Governance Services and the Corporate Secretary organizations. Additionally, our CEO has been a guest presenter several times in 2016 at various conferences about corporate governance practices. We intend to continue to strive to adhere to the principles and practices that those awards and invitations recognize.

2016 Shareholder Engagement on Corporate Governance Matters

In the spirit of open communication with our stockholders, we initiated a formal shareholder corporate governance engagement policy in 2016, which we have set forth in our Corporate Governance Guidelines (the “Guidelines”). Our shareholder engagement policy is intended to allow our stockholders to provide timely and meaningful feedback on corporate governance and executive compensation matters to members of executive management and our Board.

In furtherance of our shareholder engagement policy, in the summer of 2016, we proactively reached out to 25 of our top shareholders representing approximately 65% of our outstanding Common Stock inviting them to meet with us to discuss any corporate governance matters that may be of interest to them. We received responses from 10 of our shareholders representing about 40% of our outstanding Common Stock. Five of our shareholders representing approximately 25% of our outstanding common stock accepted our invitation to meet with them individually to discuss corporate governance matters of interest to them.

We believe the meetings with our shareholders, which our CEO and Corporate Secretary both attended, were enlightening and productive. Each of our shareholders expressed appreciation for our proactive efforts at engagement, and we certainly appreciated the time they took to share their views with us. The meetings collectively touched upon the following topics: (1) our Board’s involvement in setting our strategic direction, (2) Board diversity and refreshment, (3) corporate governance, (4) compliance and ethics, (5) corporate social responsibility, (6) executive compensation, including the metrics utilized for performance-based compensation, and (7) proxy access. Although each shareholder’s particular focus was slightly different, our mission, strategy, ethics, approach to executive compensation, corporate governance and corporate social responsibility were well received.

In the spirit of continuous improvement, we have reviewed with our Board the key takeaways from these meetings with the goal of continuing to evolve our corporate governance practices to best meet the needs of the Company and our key stakeholders. We intend to continue our shareholder outreach efforts on an on-going basis and look forward to other meetings with our valued stockholders.

Code of Ethics and Corporate Governance Guidelines

As another essential component to quality corporate governance, we have a strong commitment to promoting a culture of ethics and integrity, and our values define the way we do business. The Board is committed to fostering a strong ethical tone at the Company and expects all of its employees to strive to fulfill their responsibilities in accordance with the highest standards of professional and personal conduct. Accordingly, we have adopted the following:

•	a Code of Business Conduct and Ethics (“Code of Business Conduct”),

•	a Code of Ethics for the Principal Executive Officer and Senior Financial Officers (“Financial Officers Code of Ethics”), and

•	the Guidelines.

As discussed above, our Board and its committees regularly and carefully review these key governance documents to ensure they always capture what we believe to be the best governance practices for us. Indeed, in 2016, we did a comprehensive review and refreshment of our Code of Business Conduct in light of current best practices. Our Code of Business Conduct is based on our core values and ethical principles with the content and format designed to provide a practical and usable guide for our team members. We publish the above-referenced documents, as they may be modified from time to time, in the link entitled “Corporate Governance” located within the “Investor Relations” tab of our website at www.amnhealthcare.com. We also make these materials available in print to any stockholder upon request. The Board regularly reviews corporate governance developments and modifies the Guidelines, the Code of Business Conduct and the Financial Officers Code of Ethics as warranted.

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Director Independence

The Board has adopted categorical standards for director independence, which we set forth in the Guidelines that are available on our website as set forth above. Under these standards, a director will not be considered independent if:

(1)	the director does not qualify as independent under Rule 303A.02(b) of the NYSE Listed Company Manual,

(2)	the director or an immediate family member is a partner of, or of counsel to, a law firm that performs substantial legal services for us on a regular basis, or

(3)	the director or an immediate family member is a partner, officer or employee of an investment bank or consulting firm that performs substantial services for us on a regular basis for which it receives compensation.

The Board does not consider the following relationships to be material relationships that would impair a director’s independence:

(1)	the director or an immediate family member is an executive officer of another company that does business with us and the annual sales to, or purchases from, us are less than 1% of the annual revenues of the company for which he or she serves as an executive officer,
(2)	the director or an immediate family member is an executive officer of another company which is indebted to us, or to which we are indebted, and the total amount of either company’s indebtedness to the other is less than 1% of the total consolidated assets of the company for which he or she serves as an executive officer and such indebtedness is not past due, or

(3)	the director or an immediate family member serves as an officer, director or trustee of a charitable organization, and our discretionary charitable contributions to the organization are less than 1% of its total annual charitable receipts.

The Board has determined that director nominees Mark G. Foletta, R. Jeffrey Harris, Dr. Michael M.E. Johns, Martha H. Marsh, Andrew M. Stern, Paul E. Weaver and Douglas D. Wheat meet our categorical standards for director independence and the applicable rules and regulations of the NYSE and federal securities laws regarding director independence. Our CEO is the only member of our Board who the Board has not deemed independent.

Board Policy on Conflicts of Interest and Related Party Transactions

The Guidelines establish directors’ duties to adhere to our Code of Business Conduct, including our policies on conflicts of interest, and to avoid any action, position or interest that conflicts with an interest of ours or gives the appearance of a conflict. We require directors to report any potential conflicts of interest immediately to the Chairman of the Corporate Governance Committee. We do not, without approval of the Board, permit a director or executive officer, or his or her immediate family member (i.e., spouse, parent, step-parent, child, step-child, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law or anyone (other than a tenant or employee) who shares that person’s home) or any other person meeting the definition of “related person” under Item 404 of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (each, a “related person”) to enter into a transaction in which we are a participant if (a) the amount involved exceeds $120,000, and (b) the related person has or will have a direct or indirect material interest. We annually solicit information from directors and executive officers to monitor potential conflicts of interest and comply with SEC requirements regarding approval or disclosure of “related person transactions.” We did not engage in any transaction in 2016 nor is there any currently proposed transaction that exceeds or is expected to exceed $120,000 in which we were or are a participant and in which a related person had or will have a direct or indirect material interest.

Board Meetings and Annual Meeting Attendance by Board Members

We expect each of our Board members to attend each meeting of the Board and of the committees on which he or she serves. We expect our directors to attend our annual meetings. During 2016, the Board met six times and took one action by unanimous written consent. In 2016, no member of the Board attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board (held during the period for which he or she has been a director) and (ii) the number of meetings held by all committees of the Board (during the periods that he or she served on such committees). All of our directors attended our 2016 Annual Meeting of Stockholders.

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Board Leadership Structure

We separate the roles of Chairman of the Board and the Chief Executive Officer. Our CEO, Ms. Salka, is responsible for working with the Board in setting our strategic direction and our day-to-day leadership and performance, while the Chairman of the Board, Mr. Wheat, leads the Board in overseeing our strategy, provides guidance to our CEO and presides over meetings of the Board. The Board believes that having separate roles:

(1)	increases the independent oversight of the Company and enhances the Board’s objective evaluation of our CEO,

(2)	provides our CEO with an experienced sounding board in the Chairman, and

(3)	provides an independent spokesperson for the Company.

Board Role in Risk Oversight

The Board as a whole is responsible for overseeing our risk exposure as part of determining a business strategy that generates long-term shareholder value. The Board shapes our enterprise-wide risk capacity, appetite and tolerance levels that provide the foundation for our overall strategy and direction. The Board recognizes that risk mitigation not only preserves value, but also, when risk is managed appropriately, creates value and opportunity.

Indeed, purposeful and appropriate risk-taking in certain areas is important for us to be competitive and to achieve our long-term goals. Accordingly, the Board has implemented a risk governance framework in which it periodically identifies key risks facing us and determines our risk appetite for each of the identified key risks. We have designed our enterprise risk management process utilizing open communication between our executive team and Board to regularly highlight the opportunities and threats to our business and the steps we are willing to take to capitalize on our business opportunities and to mitigate against identified risks. As part of this process, we maintain an Enterprise Risk Management Committee, which as part of our annual strategic planning assists the Board in identifying key risks. We typically focus on five to seven risks annually, which risks may relate to, among other things, business operations, competitive landscape, supply of quality healthcare professionals, talent, technology systems and innovative strategies. The Enterprise Risk Management Committee also assists the Board in determining our risk tolerance for each key risk in light of our (1) existing risk capacity, (2) appetite, if any, to take on additional risk, (3) risk velocity and (4) mitigation factors. The Board’s determination of our key risks and our tolerance for each ultimately directly influences how we operate our business, including how we marshal our resources and make operational decisions.

With the oversight of our Board, members of our executive team, including our CEO, are given overall responsibility for monitoring and managing one or more identified key risks as well as Company risk generally. The members of our executive team and others, in turn, facilitate an appropriate culture of integrity and risk awareness for our team members. We also maintain internal processes and an internal control environment to facilitate the identification and management of risks. Our Board meets with management at regular Board meetings and, if necessary, at other times to discuss strategy and success in addressing our identified key risks along with any others that may face us from time to time.

In addition to the foregoing, each of the Board’s standing committees set forth below focuses attention on risk areas implicated by its area of expertise, and reports regularly to the Board on such risks. All committees play significant roles in carrying out the risk oversight function.

Audit Committee Risk Oversight

The Audit Committee assists the Board in fulfilling its oversight responsibilities of our compliance with ethical and certain legal requirements, and our process to manage business and financial risk. Among other things, the Audit Committee’s specific duties include:

(1)	overseeing the work of our independent auditors,

(2)	reviewing and discussing with management our major risk exposures and the steps management has taken to monitor, control and manage such exposures, including our risk assessment and risk management guidelines and policies,

(3)	reviewing and discussing with management key technology initiatives and risks, including information security,

(4)	approving procedures for receiving complaints by us regarding accounting, internal accounting controls or auditing matters, reviewing our code of conduct program and reviewing attorneys’ reports containing evidence of material violations of securities laws, breaches of fiduciary duty or other similar violations of state or federal law,

(5)	reviewing and discussing with management, our chief internal auditor, independent auditors or in-house counsel, as appropriate, any legal, regulatory or compliance matters that could have a significant effect on our financial statements,

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(6)	reviewing on a regular basis our ethics and compliance program in general and our code of conduct program in particular, including the regular receipt and review of any events investigated under our code of conduct program, and

(7)	reviewing the results of significant investigations, examinations or reviews performed by regulatory authorities and management’s responses.

Compensation and Stock Plan Committee Risk Oversight

The Compensation and Stock Plan Committee (the “Compensation Committee”) is responsible for analyzing the risk associated with our compensation practices. We design our incentive compensation to reward officers and other key employees for committing to and delivering on financial goals that we believe are challenging yet (i) reasonably achievable, (ii) require meaningful revenue and profitability performance to reach the target level, and (iii) require substantial revenue and profitability performance to reach the maximum level. The financial performance required to reach the maximum level of compensation is developed within the context of budget planning and, while difficult to achieve, is not viewed to be at such an aggressive level that it would induce bonus-eligible employees to take inappropriate risks that could threaten our financial and operating stability. The Compensation Committee has reviewed our material cash incentive plans, which fall into two types: (1) those for front line sales production employees and (2) those for the sales and corporate leadership. The front line sales incentive plans typically provide incentives based on monthly or quarterly financial or individual and team operational metrics, and include monthly or quarterly payouts. Roughly half of our team members participate in one of our approximately 100 sales incentive plans. The sales and corporate leadership plans use annual financial targets based on consolidated and/or division metrics as well as individual leadership and performance considerations, and include quarterly or annual payouts. We have internal controls over financial reporting and the measurement and calculation of compensation goals, and other financial, operational and compliance policies and practices that are designed to keep these compensation programs from being susceptible to manipulation by any employee, including our named executive officers.

The Compensation Committee considers the risks associated with the compensation plans in light of several factors, including (1) the amount of incentive compensation paid to a particular group as a percentage of total incentive cash paid and as a percentage of division and/or consolidated revenue, gross profit and adjusted EBITDA (“AEBITDA”), (2) the number of plan participants in any particular plan as a percentage of total incentive plan participants, and (3) the amount of target incentive compensation per individual plan participant, which typically ranges from 10% to 80% of total compensation (and can range from approximately 60% to 80% of the named executive officers’ total compensation). The Compensation Committee believes the use of a long-term incentive award program with targets that span a three-year performance period balances risk and reward by discouraging excessive risk that could threaten our long-term value, but at the same time encourages innovation to build our value in the short- and long-term. The Compensation Committee also reviews our program for design features that have been identified by experts as having the potential to encourage excessive risk-taking, such as: (A) too much focus on equity, (B) compensation mix overly weighted toward short-term results, (C) highly leveraged payout curves and steep payout cliffs at specific performance levels that could encourage short-term actions to meet payout thresholds, and (D) unreasonable goals or thresholds. After its consideration of the foregoing factors, the Compensation Committee has determined that our compensation programs and policies do not create risks that are reasonably likely to have a material adverse effect on us.

Corporate Governance Committee Risk Oversight

The Corporate Governance Committee considers the risk associated with our quality programs. It reviews and discusses with our management relevant quality metrics, performance improvement, compliance with certification standards and related laws and regulations as well as our enterprise risk management process relating to the quality of our services.

Committees of the Board

We have standing Audit, Corporate Governance, Compensation and Executive Committees. The Board committees are chaired by independent directors, each of whom reports to the Board at Board meetings on the activities and decisions made by their respective committees. The Board makes committee assignments and designates committee chairs based on a director’s independence, knowledge and areas of expertise. We believe this structure helps facilitate efficient decision-making and communication among our directors and fosters efficient Board functioning at Board meetings. In line with our value of continuous improvement, the directors conduct an evaluation of the performance of the Board and each of the committees on an annual basis. We describe the current functions and members of each committee below. A more detailed description of the function, duties and responsibilities of the

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CORPORATE GOVERNANCE

Audit, Corporate Governance and Compensation Committees is included in each Committee’s charter available in the link entitled “Corporate Governance” located within the “Investor Relations” tab of our website at www.amnhealthcare.com.

The table below provides current committee memberships and fiscal year 2016 committee meeting information:

Director	Audit (1)	Compensation (2)	Corporate Governance (3)	Executive
Mark G. Foletta	Chair
R. Jeffrey Harris		Member	Member
Michael M.E. Johns, M.D.		Member	Chair
Martha H. Marsh		Chair	Member
Susan R. Salka				Member
Andrew M. Stern	Member		Member
Paul E. Weaver	Member			Member
Douglas D. Wheat				Chair
Committee Meetings and Actions by Written Consent
Total Committee Meetings	9	6	4	4
Actions by Written Consent	1	3	0	1
(1)	The Board has determined that all Audit Committee members (A) are financially literate, and (B) meet the criteria for independence set forth in Rule 10A-3 under the Exchange Act, and Section 303A of the NYSE Listed Company Manual. The Board has further determined that Mark G. Foletta and Paul E. Weaver are each an “Audit Committee Financial Expert” as defined by SEC Rules and Regulations.
(2)	The Board has determined that all members of the Compensation Committee meet the standards for independence required by the NYSE and the independence requirements of Section 162(m) of the Internal Revenue Code (the “Code”).
(3)	The Board has determined that all members of the Corporate Governance Committee meet the standards for independence required by the NYSE.

Audit Committee

Our Audit Committee Charter, last amended in September 2016, sets forth the duties of the Audit Committee. Generally, the Audit Committee is responsible for, among other things, overseeing our financial reporting process. In the course of performing its functions, the Audit Committee as provided by our Audit Committee Charter:

(1)	reviews our internal accounting controls and audited financial statements,

(2)	reviews with our independent registered public accounting firm the scope of its audit, its audit report and its recommendations,

(3)	considers the possible effect on the independence of such firm in approving non-audit services requested of it,

(4)	reviews disclosures made by our CEO and CFO in connection with the certification of our periodic reports,

(5)	reviews and discusses with management our major risk exposures and the steps taken to monitor, control and manage such exposures, and

(6)	appoints our independent registered public accounting firm, subject to ratification by our stockholders.

Corporate Governance Committee

Our Corporate Governance Committee Charter, last amended in September 2016, sets forth the duties of the Corporate Governance Committee. Generally, the Corporate Governance Committee:

(1)	identifies and recommends individuals qualified to become members of the Board,

(2)	evaluates periodically the Code of Business Conduct, the Financial Officers Code of Ethics and the Guidelines,

(3)	reviews the Board’s performance on an annual basis,

(4)	reviews and evaluates succession planning for the CEO and other members of our executive management team,

(5)	recommends potential successors to the CEO,

(6)	oversees our shareholder engagement program as it relates to corporate governance issues, and

(7)	reviews and discusses with our executive team relevant quality metrics, performance improvement, compliance with certification standards and related laws and regulations as well as our enterprise risk management process relating to the quality of our services.

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With respect to director nominee procedures, the Corporate Governance Committee utilizes a broad approach for identification of director nominees and may seek recommendations from our directors, officers or stockholders or it may choose to engage a search firm. In evaluating and determining whether to ultimately recommend a person as a candidate for election as a director, the Corporate Governance Committee considers the qualifications set forth in our Guidelines, including judgment, business and management experience (including financial literacy), leadership, strategic planning, reputation for honesty and integrity, diversity and independence from management. It also takes into account specific characteristics and expertise that it believes will enhance the diversity of knowledge, expertise, background and personal characteristics of the Board. The Corporate Governance Committee may engage a third party to conduct or assist with the evaluation. Ultimately, the Corporate Governance Committee seeks to recommend to the Board those nominees whose specific qualities, experience and expertise will augment the current Board’s composition and whose past experience evidences that they will (1) dedicate sufficient time, energy and attention to ensure the diligent performance of Board duties, (2) comply with all duties of care, loyalty and confidentiality applicable to them as directors of publicly traded corporations, and (3) adhere to our Code of Business Conduct.

The Corporate Governance Committee considers stockholder recommendations of qualified nominees when such recommendations are submitted in accordance with the procedures described in the Bylaws. To have a nominee considered by the Corporate Governance Committee for election at the 2018 Annual Meeting of Stockholders, a stockholder must submit the recommendation in writing to the attention of our Secretary at our corporate headquarters no later than January 19, 2018 and no sooner than December 20, 2017. Any such recommendation must include the information set forth on Exhibit A to this proxy statement (page A-1). Once we receive the recommendation, we will deliver to the stockholder nominee a questionnaire that requests additional information about his or her independence, qualifications and other matters that would assist the Corporate Governance Committee in evaluating the stockholder nominee, as well as certain information that must be disclosed about him or her in our proxy statement or other regulatory filings, if nominated. Stockholder nominees must complete and return the questionnaire within the timeframe provided to be considered for nomination by the Corporate Governance Committee.

The Corporate Governance Committee received no recommendation for a director nominee from any stockholder for the director election to be held at the Annual Meeting.

Compensation Committee

The Compensation Committee Charter, last amended in April 2016, sets forth the duties of the Compensation Committee. Among other things, the Compensation Committee:

(1)	reviews, and, when appropriate, administers and makes recommendations to the Board regarding (A) compensation of our CEO (including employment agreements or severance arrangements, if applicable, and executive supplemental benefits or perquisites, if any), all senior officers that report directly to our CEO and our directors and (B) our incentive compensation plans and equity-based plans,

(2)	prepares the Compensation Committee Report and oversees the preparation of our compensation disclosure and analysis required by the SEC to be included in our annual proxy statement and recommends their inclusion in the annual proxy statement to the Board,

(3)	recommends the proposals on “say-on-pay” and the frequency of the “say-on-pay” vote that are required by SEC rules,

(4)	reviews our incentive compensation arrangements generally to determine whether they encourage excessive risk-taking, and

(5)	evaluates the performance of our CEO.

For further information about the responsibilities of the Compensation Committee, please see the Compensation Discussion and Analysis beginning on page 19.

Compensation Committee Interlocks and Insider Participation. The Compensation Committee, whose members are Mr. Harris, Dr. Johns and Ms. Marsh, consists exclusively of non-employee, independent directors, none of whom has a business relationship with us, other than in his or her capacity as director, or has any interlocking relationships with us that are subject to disclosure under the rules of the SEC related to proxy statements.

Compensation Committee Consultant Independence. The Compensation Committee retains an independent consultant to assist it in fulfilling its responsibilities. Since 2008, the Compensation Committee has utilized Frederic W. Cook & Co., Inc. as its compensation consultant. Our compensation consultant advises the Compensation Committee on a variety of topics, including, among others, our equity compensation program, the design of our cash incentive program, the evaluation of the alignment of our compensation program with our stockholders’ interests, the risks presented by our executive compensation program structure, the assessment of the program compared to our peers and director and executive compensation trends.

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CORPORATE GOVERNANCE

In retaining and utilizing Frederic W. Cook & Co., the Compensation Committee considers (1) our directors’ experience with its employees and representatives while serving on other boards, (2) knowledge and experience in executive compensation program design, corporate finance and legal and regulatory issues, (3) experience providing consultative services to boards, as well as its analysis of our existing program and proposal of key considerations in evaluating and strengthening our program and (4) factors affecting independence, including factors set forth by the NYSE for evaluating the independence of advisors. In connection with its consideration of Frederic W. Cook & Co.’s independence, the Compensation Committee factored in that

Frederic W. Cook & Co. does provide consulting services to other companies that have a director who is also a director of ours, but it does not have any other relationship with or provide any other services to us. As a result of the Compensation Committee’s review of the factors affecting independence, it has determined that Frederic W. Cook & Co. is independent and has no conflicts of interest with us.

Executive Committee

The Executive Committee exercises the power of the Board in the interval between meetings of the Board.

Executive Sessions of Non-Management Directors

The Board has executive sessions at each regularly scheduled Board meeting during the year at which our management director is not present.

Communications with the Board of Directors

The Board has established the following procedure for stockholders and other interested parties to communicate with members of the Board, the presiding director or the non-management directors as a group. All such communications should be addressed to the attention of our Secretary at our corporate headquarters located at 12400

High Bluff Drive, Suite 100, San Diego, CA 92130. The Secretary collects and maintains a log of each such communication and forwards any that the Secretary believes requires immediate attention to the appropriate members of the Board, who then determine how such communication should be addressed.

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DIRECTOR COMPENSATION AND STOCK OWNERSHIP GUIDELINES

DIRECTOR COMPENSATION AND STOCK OWNERSHIP GUIDELINES

Director Cash Compensation

We pay non-management directors an annual cash retainer and no meeting fees. Additionally, the Chairman of the Board, Committee Chairpersons and certain Executive Committee members receive an additional annual retainer. We also reimburse directors for out-of-pocket expenses incurred in connection with their service. Annual retainers are payable in four equal quarterly installments. The table below sets forth the annual retainers for fiscal year 2016.

Position	Annual Retainer ($)
Non-Management Director	60,000
Chairperson of the Board	75,000
Chairperson of Audit Committee	30,000
Chairperson of Compensation Committee	15,000
Chairperson of Corporate Governance Committee	10,000
Executive Committee Member	10,000	(1)
(1)	Effective April 20, 2016, the Board approved an Executive Committee member fee for non-management, non-chairman directors.

Director Equity Compensation

We typically grant equity awards to non-management directors upon appointment or election to the Board, and annually thereafter during the director’s term and anticipate that we will continue to grant annual equity awards to non-management directors at some level for the foreseeable future. Since 2010, the aggregate grant date fair value (“AGD Fair Value”) of such awards has typically been approximately $135,000.

On April 20, 2016, we granted each non-management director an equity award of 3,793 restricted stock units (“RSUs”), which will vest on April 19, 2017. Each director had the option of deferring receipt of shares of Common Stock underlying vested RSUs until his or her separation of service or receiving them upon vesting.

Director Compensation Table

The following table provides information about the compensation that our directors earned during fiscal year 2016. The table does not include Ms. Salka, who received no additional compensation for her service as a director. We note that Mr. Foletta became Chairman of the Audit Committee effective April 2016.

Name	Fees earned or paid in cash ($)	Stock Awards ($)(1)	Total ($)
Mark G. Foletta	80,934	135,031	215,965
R. Jeffrey Harris	60,000	135,031	195,031
Michael M.E. Johns, M.D.	70,000	135,031	205,031
Martha H. Marsh	75,000	135,031	210,031
Andrew M. Stern	60,000	135,031	195,031
Paul E. Weaver	76,044	135,031	211,075
Douglas D. Wheat	135,000	135,031	270,031
(1)	The amount set forth in this column represents the AGD Fair Value of the 3,793 RSU equity award we granted each of our directors on April 20, 2016, which will vest on April 19, 2017. For the aggregate number of unexercised options and stock appreciation rights (“SARs”) for each director at December 31, 2016, please see the applicable footnotes to the table under the heading entitled “Security Ownership and Other Matters – Security Ownership of Certain Beneficial Owners and Management” below. There were no changes between December 31, 2016 and the Record Date that affected the aggregate number of unexercised options or SARs held by any director that are described in the applicable footnotes to such table (nor are there unvested awards held by directors not described therein).

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DIRECTOR COMPENSATION AND STOCK OWNERSHIP GUIDELINES

Director Equity Ownership Requirement

The Board believes that all directors should maintain a meaningful personal financial stake in the Company to align their long-term interests with those of our stockholders. Accordingly, it is the Board’s desire that each non-management director will hold Common Stock and vested but unsettled RSUs of the Company equal to a value of at least three times the director’s annual cash retainer, i.e., $180,000. The value of unvested RSUs and vested or unvested SARs and options are not taken into account in determining whether a director meets our director equity ownership guidelines. As of December 31, 2016, all of our directors satisfy our director equity ownership guidelines.

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COMPENSATION DISCUSSION AND ANALYSIS

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

The following Compensation Discussion and Analysis (“CD&A”) provides a detailed description of our executive compensation objectives, philosophy, practices and programs as well as how the Compensation Committee determines executive compensation under those programs. In particular, this CD&A provides information related to each of the following aspects of our executive compensation program: (1) the objectives and philosophy of our executive compensation program, (2) our executive compensation oversight, processes and criteria, (3) the components of our compensation program, and (4) how each component fits into our overall compensation objectives.

Our CD&A focuses on the compensation of our named executive officers for fiscal year 2016, who were: (1) Susan R. Salka, President and Chief Executive Officer, (2) Brian M. Scott, Chief Financial Officer, Chief Accounting Officer and Treasurer, (3) Ralph S. Henderson, President, Professional Services and Staffing, and (4) Denise L. Jackson, Senior Vice President, General Counsel & Secretary. The Compensation Committee believes that our named executive officers are collectively a strong, valuable, experienced, skilled and innovative team with a passion for the Company and its business and for delivering value to stockholders.

Executive Summary

We believe that our executive compensation program should be and is designed to help us build long-term shareholder value. Among other things, the Compensation Committee premises our executive compensation objectives on the following guiding principles:

•	Pay for performance, with variable pay constituting a significant portion of total compensation,

•	Create commonality of interest between our executives and stockholders by tying realized compensation directly to changes in shareholder value,
•	Support the attainment of our short- and long-term financial and strategic objectives, and

•	Attract, retain and motivate highly skilled and innovative executives who will lead us to be the thought leader and driver of innovation within our industry.

In support of our executive compensation objectives, we provide an executive compensation program that includes (1) base salary, (2) annual bonuses, and (3) long-term incentive awards.

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COMPENSATION DISCUSSION AND ANALYSIS

We highlight below some of our “do’s” and “don’ts” as it relates to our executive compensation program for our named executive officers.

What We Do

✓	Executive Compensation Philosophy. We maintain an Executive Compensation Philosophy for the Company, which we reviewed and revised in April 2016, to capture our evolving thoughts on executive compensation.

✓	Align Pay with Our Performance. Our named executive officer pay is aligned with actual total shareholder returns and our financial performance, with variable pay constituting between 65% to 80% of named executive officer compensation in 2016.

✓	Reward Increases in Shareholder Value. We grant performance restricted stock units (“PRSUs”) based on absolute and relative total shareholder return (“TSR PRSUs”) over a three-year performance period, which is intended to reward named executive officers for above market stock performance (relative to companies in the Russell 2000 Index) or hold them accountable for relatively poor stock performance (relative to companies in the Russell 2000 Index).

✓	Grant PRSUs that Focus on Our Long-Term Goals. We grant PRSUs based on our long-term AEBITDA margin goals (“AEBITDA PRSUs”).

✓	Require Stock Ownership. We maintain meaningful stock ownership guidelines under which our CEO is required to hold shares of Common Stock equal in value to three times her base salary and other named executive officers are required to hold shares of Common Stock equal in value to two times their annual base salary.

✓	Cap Incentive Awards. We maintain a cap on annual bonus awards for our named executive officers under our Senior Management Incentive Bonus Plan, as amended and restated (the “Bonus Plan”).

✓	Bonus Awards Based on Objective and Key Financial Metrics. 70% of our Bonus Plan target for each named executive officer is based on achieving our annual revenue and AEBITDA targets, two key financial metrics for the Company. The remaining 30% is based on objective non-financial criteria such as execution on key initiatives.

✓	Utilize Independent Compensation Consultant. Our Compensation Committee utilizes the services of an independent and reputable compensation consultant who provides recommendations on CEO pay and other named executive officers directly to the Compensation Committee.

✓	Responsible Use of Shares. We are judicious in the granting of shares under our Equity Plan, as amended and restated (the “Equity Plan”), and we believe our share utilization rate under our Equity Plan falls below industry norms.

✓	Regularly Review Our Peer Group. We regularly review our designated peer group to ensure that our compensation program is properly aligned with the actual peers with which we compete for talent and business.

What We Don’t Do

×	No Risky Programs. We do not engage in compensation programs that create undue risk.

×	No Pledges or Hedges of, or Liens on, Our Common Stock. We prohibit the pledging of, or hypothecating, or otherwise placing a lien on, any Common Stock or other equity interests of the Company. We also prohibit hedging.

×	No Employment Contracts Other than with CEO. We do not provide employment contracts other than for our CEO.

×	No Perquisites. We generally provide no perquisites to named executive officers.

×	No Tax Gross-ups. We have committed to cease entering into new employment or other agreements with tax gross-ups for named executive officers.

×	No Options or SARs. We have not granted equity awards in the form of options or SARs since 2010.

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COMPENSATION DISCUSSION AND ANALYSIS

2016 Financial, Operational and Stock Performance Highlights

A long-standing principle of our executive compensation program is to link pay to performance. Accordingly, when making compensation decisions, we analyze our financial, operational and stock performance and execution on our strategic initiatives. As set forth below, the Company delivered strong financial and stock performance in 2016 and continued to make significant progress on our long-term strategic goals.(1)

Highlights for 2016 included:

•	The price of our Common Stock increased 24% in 2016, from $31.05, the closing price on December 31, 2015, to $38.45, the closing price on December 30, 2016 (the last trading day of the year), which brought our cumulative total shareholder return for the last three years (i.e., since December 31, 2013) to 162%. Utilizing the metrics for our TSR PRSU award, we ranked in the 97th percentile in total shareholder return for the three-year period ended December 31, 2016 among companies comprising the Russell 2000 Index as of December 31, 2013.

•	Our consolidated AEBITDA(2) increased year over year 43%, from $165.2 million to $236.9 million, which exceeded our 2016 operating plan (“2016 Ops Plan”) target of $199.3 million by 19%.

•	Our annual consolidated AEBITDA margin(3) increased 120 basis points year over year, from 11.3% to 12.5%.

•	Our consolidated revenue increased 30% year over year, from $1.46 billion to $1.90 billion, which exceeded our 2016 Ops Plan target by 10%.

•	We expanded our workforce solutions offerings to include remote medical coding and related health information management with our acquisition of Peak Health Solutions. We also acquired and integrated HealthSource Global Staffing, a crisis staffing response company.

•	We successfully integrated our acquisitions of B.E. Smith, MillicanSolutions and The First String Healthcare, and became a leading provider of executive and clinical leadership interim staffing and healthcare executive search services.

•	We provided for more flexibility in our capital structure by selling $325 million of senior notes at what we believe to be a very attractive interest rate, which allows us the ability and flexibility to opportunistically pursue potential acquisitions.

•	We implemented a share repurchase program of up to $150 million and repurchased 443,353 shares of our Common Stock at an aggregate cost of $13.3 million.

•	We continued to make progress on our long-term initiative of significantly upgrading our front and back office technology platforms in order to deliver best-in-class client and healthcare professional experiences and optimize the efficiency of our business operations converting our local staffing division to these new platforms.

The following charts compare our year-over-year performance on certain financial metrics that we utilized in making compensation decisions for our named executive officers in 2016.

(1)	For more detail regarding our financial results, please see our 2016 annual report on Form 10-K filed by us with the SEC on February 17, 2017 and provided to you concurrently with this proxy statement. We provide the summary financial information in this proxy statement solely to help you in your evaluation and review of our CD&A. It should not be used as a substitute for a review of the detailed financial information in our 2016 annual report on Form 10-K.
(2)	For information on AEBITDA, which stands for adjusted earnings before interest, taxes, depreciation and amortization, and a reconciliation of it to our net income for 2016, please see Exhibit B to this proxy statement (page B-1).
(3)	AEBITDA margin represents, as a percentage, AEBITDA divided by consolidated revenue.

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COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee placed considerable emphasis on our total shareholder return and financial and operational performance over the past 12 months in determining our CEO’s 2016 cash bonus as well as her 2016 equity award. Because certain compensation information included in this proxy statement spans the last three fiscal years, we have set forth below our cumulative total shareholder return and compound annual growth rate for the one-, two- and three-year periods ended December 31, 2016.

Period	Cumulative Total Shareholder Return (1)	Compound Annual Growth Rate	Common Stock Price at Beginning of Period
One-Year Period Ended December 31, 2016	24%	N/A	$31.05
Two-Year Period Ended December 31, 2016	96%	40%	$19.60
Three-Year Period Ended December 31,2016	162%	38%	$14.70
(1)	The price of our Common Stock on December 30, 2016 (the last trading day of the year) was $38.45. Cumulative total shareholder return is the percentage increase in the closing price of our Common Stock on the trading day at the end of the relevant investment period from the closing price of our Common Stock on the last trading day of the year preceding the beginning of the applicable period. We did not pay any dividends during the periods set forth in this table.

2016 Compensation for Our Named Executive Officers

Numerous factors influenced our compensation decisions for 2016 with the customary overarching goal of closely linking pay to performance. In 2016, performance-based cash incentives and equity compensation (which is inherently linked to performance) comprised 80% of our CEO’s compensation, and over two-thirds of the total compensation for each of our other named executive officers. The chart set forth below illustrates the percentage breakdown of our 2016 CEO compensation as set forth in the Summary Compensation Table.

As the Compensation Committee has consistently done throughout the past several years, it based its 2016 compensation decisions around financial goal setting for 2016 and other actions influencing executive compensation on the expectation that (1) we would achieve market-leading revenue and AEBITDA growth on a consolidated basis and within each of our business segments, and (2) our named executive officers would lead their teams to successfully execute our business strategy in a manner that reflected our core values. Because of, among other things, our excellent operational and financial performance and total shareholder return as well as the continued significant progress made on our strategic initiatives, each named executive officer received 181% to 194% of his or her 2016 target bonus.

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COMPENSATION DISCUSSION AND ANALYSIS

We set forth below the breakdown of each named executive officer’s compensation for 2016 as taken from the Summary Compensation Table.

Response to 2016 Say-on-Pay Vote

At our 2016 Annual Meeting of Stockholders held on April 20, 2016, we received approximately 95% support on our “say-on-pay” proposal regarding the executive compensation of our named executive officers identified in our 2016 proxy statement. Our compensation program has remained consistent with that set forth in our 2016 proxy statement. We believe the following four themes remain important among our investors: (1) compensation should correlate to company performance, (2) performance awards should constitute an important component of long-term incentive awards, (3) performance measures beyond total shareholder return should be considered and (4) variable compensation should be designed to incent, reward and retain executives.

The Compensation Committee believes that our executive compensation program in 2016 satisfied each of the four themes identified above. In 2016, the Compensation Committee took the following actions:

(1)	Continued to use a long-term performance vehicle tied to our total shareholder return,
(2)	Utilized an additional performance measure for long-term performance compensation beyond total shareholder return, AEBITDA PRSUs,

(3)	Established significantly increased, yet achievable, goals of 18.3% and 20.7% year-over-year consolidated revenue and AEBITDA growth, respectively, that we needed to satisfy for the named executive officers to receive their target bonuses,

(4)	Modestly adjusted base salaries upward in 2016 to reflect cost of living increases and to reward good performance, and

(5)	Continued to reward named executive officers for strong financial, operational and Common Stock performance through the use of reasonable, competitive amounts of incentive based compensation.

The Compensation Committee took actions similar to those outlined above for its 2017 executive compensation program.

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COMPENSATION DISCUSSION AND ANALYSIS

Compensation Program Philosophy and Objectives

Our executive compensation philosophy embraces the following principles, which the Compensation Committee sets forth in its Executive Compensation Philosophy document:(4)

•	Pay for performance, with variable pay constituting a significant portion of total compensation,

•	Create commonality of interest between our executives and stockholders by tying realized compensation directly to changes in shareholder value,

•	Drive the attainment of our short- and long-term financial and strategic objectives,

•	Reward our executives for long-term improvement in shareholder value,

•	Provide differentiated pay based on an executive’s contributions to our performance,

•	Attract, retain and motivate highly skilled and innovative executives that will lead us as the thought leader and driver of innovation within our industry,

•	Build a strong talent base to reinforce our succession plan objectives,

•	Be competitive with companies in our peer group,

•	Maximize the financial efficiency of the overall program from tax, accounting, and cash flow perspectives, and

•	Ensure that corporate governance practices and the impact of our say-on-pay proposals are upheld.

With these principles as our foundation, we have designed and continually evaluate and modify, as necessary, our executive compensation program to support our strategic objectives of achieving above-market growth in revenue and profitability by (1) being a market leader and innovator in healthcare workforce solutions and staffing services, (2) growing our overall revenue mix from workforce solutions and technology and (3) delivering a superior customer experience through operational excellence and agility.

The primary components of our executive compensation program — (1) base salary, (2) annual cash performance bonuses, and (3) long-term incentive awards, typically in the form of equity — reflect the implementation of our executive compensation philosophy. The Compensation Committee is provided with benchmarking information of each of these components at the 25th percentile, the median and 75th percentile utilizing companies, including all members of our peer group, that are similar to us in terms of business type, revenue and market capitalization. The Compensation Committee considers benchmarking data as a reference point rather than determinative. Compensation for specific individuals may vary, sometimes significantly, upward or downward from the median for individual named executive officers based on, among other things, individual performance, tenure, experience, scope of responsibilities, internal parity considerations, the recommendations of our CEO (for compensation other than her own) and succession considerations.(5)

Base Salary

We utilize base salary as an essential component of our executive compensation program. We utilize base salary to attract and retain talented executives and to provide them with a fixed base of cash compensation. As set forth below, we analyze a variety of factors in addition to peer group comparative information in setting salaries for our named executive officers.

Annual Cash Incentive Performance Bonus

The principles associated with our performance-based compensation reflect a balance of objectives. Our annual cash incentive consists of (1) a financial performance component that we base solely on our annual operational results as measured against certain financial metrics (the “Financial Component”) and (2) a non-financial component based on, among other things, (A) our performance relative to our direct competitors and (B) individual leadership contributions (the “RP/Leadership Component”). We focus the Financial Component on the achievement of financial targets set out in our annual operating plan that we set with the goal of achieving what we believe constitutes above market performance in the healthcare workforce solutions industry. Because we base our annual operating plan on goals related to the execution of our operational and business strategies, the annual cash incentive plan supports the achievement of our strategic goals. The RP/Leadership Component of our annual cash incentive focuses on incentivizing both superior performance over our direct

(4)	Our Executive Compensation Philosophy is available in the link entitled “Corporate Governance” located within the “Investor Relations” tab of our website at www.amnhealthcare.com.
(5)	The Compensation Committee relies on, among other things, publicly available information of our peer companies and of other companies of similar size as aggregated by third party sources for comparative compensation information for named executive officers to determine peer group median levels of the various compensation components and the median aggregates thereof. For certain positions, i.e., the CEO and CFO positions, which job responsibilities are typically well established and substantially identical among peers and other companies of similar size to us, the comparative data is relatively straightforward. For our President, Professional Services and Staffing and our Senior Vice President, General Counsel and Secretary, who maintain positions that do not necessarily correspond with our peers’ or other companies’ named executive officers, comparative data is more difficult to analyze and requires judgment, assumptions and estimates as to what constitutes the median for such positions.

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COMPENSATION DISCUSSION AND ANALYSIS

competitors as measured against certain financial metrics and effective leadership in line with our core values and executive leadership competencies. The Compensation Committee also considers relative and total shareholder return in determining our CEO’s award under the RP/Leadership Component.

Long-Term Incentives

We believe our long-term incentives should consist primarily of equity. We provide such incentives through our Equity Plan, which our stockholders last approved in April 2012. The principles guiding the design of our long-term incentive plans include utilizing long-term incentives to (1) align executive and stockholder interests, (2) enhance focus on improvements in operating performance and the creation of shareholder value, (3) drive achievement of our long-term strategic objectives, (4) support long-term retention of key contributors and (5) retain and incent potential CEO successors. We also believe that the aggregate cost of long-term incentives should be reasonable in comparison to our peer group, should avoid excessive levels of shareholder value transfer in relation to our peer group and should be reasonable in cost in light of our annual and long-term operating plans. With the foregoing principles in mind, our long-term incentive plan utilizes three primary vehicles for all named executive officers as follows:

✓	PRSUs Based on Total Shareholder Return. We utilize TSR PRSUs, the ultimate realizable value of which depends on performance against two measures: (1) a relative basis against a broader market (companies in the Russell 2000 Index at the beginning of the performance period) and (2) an absolute total shareholder return basis. Because our TSR PRSU awards measure relative total shareholder return and absolute total shareholder return over a three-year period, we believe this type of award encourages longer-term strategic focus on the creation of shareholder value beyond execution of annual financial targets.

✓	PRSUs Based on Annual AEBITDA Margin. Beginning in 2013, we created our AEBITDA PRSU to further incent our named executive officers to achieve certain AEBITDA margin goals. We established an AEBITDA margin goal of 13% for 2018, which serves as the target for our 2016 AEBITDA PRSU awards.

✓	Time-Vested RSUs. We utilize time-vested RSUs as part of our long-term incentive program the ultimate value of which depend on the price of our Common Stock and provide for performance-based accelerated vesting. In addition to stockholder alignment, we believe these awards are a necessary and effective retention tool, which is consistent with our compensation principles.

Our Compensation Program Oversight

Responsibilities of the Compensation Committee

The primary responsibilities of the Compensation Committee include oversight of our executive compensation programs. Specifically, they include:

•	determining the compensation of our CEO and, in partnership with our CEO, establishing the compensation of all other named executive officers, including salary, cash incentives and equity awards,

•	designing our incentive compensation programs and administering our Equity Plan and Bonus Plan,

•	establishing the financial metrics and performance targets under our incentive compensation programs, and

•	as set forth more fully above (see page 13 above), analyzing the risk associated with our compensation practices.

The Compensation Committee reviews all components of compensation of the named executive officers and other senior officers that directly report to our CEO on an annual basis and will consider changes at other times if a change in the scope of an officer’s responsibilities justifies such consideration. In so doing, the Compensation Committee uses the services of an independent compensation consultant, Frederic W. Cook & Co., and considers the analysis and advice of its compensation consultant in discharging its responsibilities. Representatives of Frederic W. Cook & Co. attend Compensation Committee meetings and have direct access to the Compensation Committee members without management involvement. The Compensation Committee has the sole authority to hire and terminate its compensation consultant.

The Compensation Committee generally conducts its salary and bonus structure review for a particular year in the last quarter of the previous year or early in the subject year. At that time, the Compensation Committee evaluates compensation by, among other things, reviewing (1) peer benchmarking information relating to financial performance and compensation levels, (2) the individual’s performance, duties and experience, (3) analysis and advice from its compensation consultant, (4) our financial and operational performance, and (5) the recommendations of our CEO (who does not provide a recommendation for herself). With respect to our Bonus Plan, which our stockholders last re-approved in April 2012, the Compensation Committee, as the administrator, designates which participants are eligible for an award, the performance criteria for the award and the maximum award each year. Prior to or at the beginning of

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COMPENSATION DISCUSSION AND ANALYSIS

each fiscal year, the Board sets financial targets for our performance. Thereafter, the Compensation Committee sets the range of financial performance and corresponding targets for the named executive officers’ cash incentive compensation under the Bonus Plan.

The Compensation Committee may also grant annual equity awards under our Equity Plan. In addition to annual grants, the Compensation Committee has granted equity awards to key employees upon their initial employment, promotion or as special retention awards. To further serve this purpose, the Board adopted our 2014 Employment Inducement Plan (the “Inducement Plan”) under which we may issue up to 200,000 shares of our Common Stock to certain prospective employees. In the Compensation Committee’s discretion, it may authorize our CEO to grant equity awards to non-officer employees within certain individual and aggregate thresholds with the effective date of each such grant generally being the effective date of the grantee’s promotion or commencement of employment. The Compensation Committee reviews any awards granted by our CEO. The Compensation Committee does not have any policy or practice to time the grant of equity awards in conjunction with the release of material non-public information.

Our Peer Group

The duties of the Compensation Committee require specific knowledge regarding the executive compensation market. Accordingly, to understand our position within the marketplace for management talent and to assist the Compensation Committee in making compensation decisions that will help attract and retain a strong management team, the Compensation Committee reviews (1) compensation information for companies comparable in size and industry, (2) our financial performance against our internal financial targets, our designated peer group and the Russell 2000, and (3) internal compensation comparability among senior executives.

Because the Compensation Committee compares our performance against that of our peer group as part of its oversight responsibilities, it must determine our peer group. Indeed, the Compensation Committee believes that one of the most important factors that it must consider in ensuring that our compensation program remains competitive is the proper identification and selection of our peers, as we often compete for executive talent with such peers. Accordingly, the Compensation Committee evaluates and modifies, as appropriate, the members of our peer group annually. We select peers primarily from the healthcare staffing and management services sector and the commercial recruitment and staffing sector, and to a lesser extent, from the broader healthcare service industry. Like us, many of our peers are in both the S&P SmallCap 600 Index and the S&P Composite 1500 Index. Our 2016 peer group as determined by our Compensation Committee was as follows:

2016 Peer Group
Amedisys, Inc.	Kforce Inc.
Cross Country Healthcare, Inc.	Korn/Ferry International
Healthcare Services Group, Inc.	LHC Group, Inc.
Tivity Health, Inc. (fka Healthways, Inc.)	MedAssets, Inc.
Huron Consulting Group Inc.	On Assignment, Inc.
Insperity, Inc.	Premier, Inc.
IPC Healthcare, Inc.	TrueBlue, Inc.

Our 2016 peer group (excluding MedAssets, Inc. and IPC Healthcare, Inc. because they were acquired and ceased to be publicly traded healthcare companies in late 2015 and early 2016) ranged from approximately $560 million to $2.9 billion in revenues based on each peer’s most recently reported four fiscal quarters and from approximately $515 million to $4.2 billion in market capitalization (as of December 31, 2016). For purposes of comparison, our consolidated revenue for our most recently reported last four fiscal quarters equaled $1.9 billion and our market capitalization as of December 31, 2016 equaled approximately $1.85 billion, placing us fourth in our 2016 peer group for both metrics.

As it does annually, in July 2016, the Compensation Committee evaluated our peer group for 2017 using, among other metrics, annual revenue and market capitalization.

During its evaluation, the Compensation Committee noted that two members of our 2016 peer group, MedAssets, Inc. and IPC Healthcare, Inc., were no longer publicly traded companies, and removed them from our peer group. In determining appropriate replacements for those two entities, the Compensation Committee reviewed (1) our 2016 peer group, (2) peers utilized by Institutional Shareholder Services (“ISS”) that were not in our 2016 peer group, (3) companies that were not in our 2016 peer group that disclosed us in their proxy statement as part of their peer group and (4) companies within our GICS code that met ISS’s revenue band criteria. Based on its evaluation, the Compensation Committee made the following changes to our peer group effective for 2017:

Additions	Subtractions
Team Health Holdings, Inc.	MedAssets, Inc.
MEDNAX, Inc.	IPC Healthcare, Inc.

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COMPENSATION DISCUSSION AND ANALYSIS

Components of Our Compensation Program

In line with our core value of continuous improvement, we (1) listen to our stockholders, (2) review the latest trends in executive compensation practices, (3) evaluate whether certain pay practices are viewed with disfavor by stockholders or proxy advisory services and (4) review our pay practices to ensure that we have designed and implemented compensation programs that we believe will create value for our stockholders with a balance of short- and long-term incentives. The principal components of our executive compensation program include:

(1)	base salary,

(2)	short-term or annual performance awards in the form of cash bonuses,

(3)	long-term incentive awards,

(4)	a non-qualified deferred compensation plan as well as benefits generally available to all of our employees, and

(5)	for our CEO, an employment agreement with severance provisions and, for our other named executive officers, severance arrangements.

Base Salary

Base salary serves as the first component of our executive compensation program. In setting base salaries, the Compensation Committee considers a number of factors, including:

(1)	the market salary for similarly situated executives within our peer group and other companies of similar revenue size and market capitalization,

(2)	our operational and financial performance,

(3)	our stock performance,

(4)	individual performance, skills, knowledge, tenure, experience and responsibilities, and

(5)	for those who report to her, the recommendations of our CEO.

We manage salary changes to fall within our annual budget. We evaluate our operational and financial performance in light of our annual internal objectives and our annual operating plan, the healthcare staffing industry performance and peer benchmarking data. We evaluate our stock performance against our peer group and the Russell 2000 Index. Our CEO bases her recommendations on the same factors the Compensation Committee considers, and her recommendations are particularly helpful for the Compensation Committee to evaluate the other executive officers’ performance, knowledge, skills, experience and responsibilities.

Annual Cash Incentive Performance Bonus

Annual cash performance bonus opportunities serve as the second component of our executive compensation program. The Bonus Plan is the mechanism by which the Compensation Committee provides such opportunities. We intend our Bonus Plan to provide a strong incentive for our officers to achieve annual financial objectives that support our strategic objectives. Although certain details of the annual bonus incentive may change from year to year based upon the Compensation Committee’s focus, a few key components comprise its general structure, including specific financial goals based on our annual operating plan. The metrics typically include such financial measures as consolidated revenue and consolidated AEBITDA. The Compensation Committee sets threshold, “target” (i.e., 100%) and maximum amounts for bonuses and a weight for each metric that corresponds to the level of achievement we require to trigger a threshold, target or maximum bonus for the named executive officer under such metric. The threshold level for each metric typically starts at a minimum performance level, e.g., 90% of the targeted consolidated AEBITDA. The maximum bonus typically requires a performance level of 110% to 130% of the target amount for each metric. We typically use incremental hurdles (usually 1% increments for AEBITDA and one-half percent increments for revenue) of performance between the threshold level and the maximum level that increase the amount of bonus that can be earned on a straight-line basis depending on the hurdle ultimately achieved. A portion of the bonuses has been based on non-financial factors, such as performance relative to direct competition, leadership and strategic metrics and total shareholder return.

In setting each named executive officer’s target bonus, the Compensation Committee evaluates benchmarking data for comparable positions generally and within our peer group, the recommendations of our CEO (except with respect to her target bonus), individual performance, knowledge, experience and responsibilities, and the amount of the potential bonus under various performance scenarios. As with base salary, the Compensation Committee considers these factors in the context of each individual’s total cash compensation as well as the total compensation package (i.e., equity and cash) generally.

As set forth in our Executive Compensation Philosophy, the principles governing the annual design include the following:

(1)	the metrics must be tied to key indicators of our success and our annual objectives,

(2)	the performance goal must be reasonably achievable and viewed as fair, while at the same time encouraging stretch performance,

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(3)	the metrics must be simple to understand and can be influenced by the subject executive,

(4)	the portion of an individual’s target annual cash compensation attributable to target annual bonus should increase with successively higher levels of responsibility, and

(5)	payouts should reflect our performance as well as the performance of the subject executive.

The Compensation Committee may amend the Bonus Plan at any time and may also amend any outstanding award granted under the Bonus Plan, provided it may not amend the Bonus Plan without the approval of our stockholders if the amendment would affect the tax deduction of payments made under it.

Long-Term Incentives

Long-term incentives in the form of equity awards serve as the third component of our executive compensation program. Under our Equity Plan, we grant equity awards, with various vesting parameters, typically three years in length, to named executive officers and key employees as an incentive to have a long-term perspective in supporting and developing our strategic objectives. We also use them as an employee retention tool. Since 2011, we have utilized PRSUs as part of our long-term incentive structure to strengthen the performance-based component of the long-term incentive program. In 2016, we utilized TSR PRSUs and AEBITDA PRSUs for performance-based equity for all of our named executive officers.

In general, we believe long-term equity incentive opportunities should be targeted to approximately the market median so that when combined with base salary and target annual bonus, total compensation falls around the median of market levels.

The following principles govern the design of our long-term incentives:

(1)	performance periods should cover multiple years to create balance between short- and long-term objectives,

(2)	long-term incentives should function to (a) align executive and stockholder interests, (b) enhance focus on improvements in operating performance and the creation of shareholder value and (c) drive achievement of our long-term strategic objectives,

(3)	awards should support long-term retention of key contributors through vesting,
(4)	aggregate annual share usage should be carefully managed to avoid excessive levels of shareholder value transfer in relation to those of our peer group, and

(5)	the aggregate cost of long-term incentives should be reasonable compared to members of our peer group, and the cost implications should be supported by our annual and longer-term operating plans.

Retirement and Health Plans

Retirement plans and other customary employee benefits serve as the fourth component of our executive compensation program. We adopted our 2005 Amended and Restated Executive Nonqualified Excess Plan (the “Deferred Compensation Plan”) primarily as a result of a market review that indicated that a deferred compensation plan was a significant component of executive compensation. We exclude our named executive officers from participating in our 401(k) plan, primarily to assist us in satisfying discrimination testing performed on our 401(k) plan. The Deferred Compensation Plan serves as the only retirement plan for our management, including our named executive officers. The Deferred Compensation Plan is not intended to be tax qualified. We describe the Deferred Compensation Plan more fully in the section entitled “Nonqualified Deferred Compensation” below.

We offer healthcare insurance and other employee benefit programs to our named executive officers, which are generally the same as those programs provided to all eligible employees. We offer these plans to support our objective of attracting and retaining strong talent.

Employment and Severance Agreements

Severance arrangements serve as the fifth component of our executive compensation program. We are party to an employment agreement with our CEO, which contains severance provisions, and have entered into severance agreements with each of our other named executive officers. We entered into these agreements in support of our objectives regarding attraction and retention of strong management. In determining the appropriate severance levels, we considered survey data, advice from our compensation consultant and the Compensation Committee’s experience. We describe the terms of these agreements more fully in the section entitled “Termination of Employment and Change in Control Arrangements” below.

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Our 2016 Compensation Program and Results

Our named executive officers’ 2016 direct compensation consisted of the first four components identified above. We discuss in detail below the base salary, cash bonus and long-term incentive components of our 2016 compensation program.

Base Salary

In late 2015 and early 2016, the Compensation Committee reviewed annual base salary levels for the named executive officers and approved increases ranging from three to seven percent for our named executive officers as set forth in the table immediately below based on, among other things, peer group benchmarking, Company and individual performance.

Named Executive Officer	2015 Salary ($)	2016 Salary ($)	% Increase from 2015 Salary
Susan R. Salka	740,000	790,000	7
Brian M. Scott	420,000	450,000	7
Ralph S. Henderson	420,000	450,000	7
Denise L. Jackson	365,000	375,000	3

We believe that Ms. Salka’s 2016 base salary fell slightly below the median among CEOs within our 2016 peer group.

Bonus Plan

Target Bonus. In January 2016, the Compensation Committee reviewed the target bonus level for each named executive officer, which we express as a percentage of annual base salary. After its review, and based on peer group and other benchmarking, the Compensation Committee decided to maintain the existing bonus percentage target for Ms. Salka while increasing the bonus target percentage for our three other named executive officers. The table below shows 2016 target bonus information for each named executive officer both in dollar amount and as a percentage of salary together with, for comparative purposes, the same figures for 2015.

Named Executive Officer	2015 Bonus Target (% of Salary)	2016 Bonus Target (% of Salary)	2015 Bonus Target ($)	2016 Bonus Target ($)
Susan R. Salka	100	100	740,000	790,000
Brian M. Scott	75	85	315,000	382,500
Ralph S. Henderson	70	75	294,000	337,500
Denise L. Jackson	55	60	200,750	225,000

We believe that Ms. Salka’s 2016 dollar bonus target fell around the median among CEOs within our 2016 peer group.

Structure. Consistent with the last several years, in 2016, the Financial Component comprised 70% of the total target bonuses, and the RP/Leadership Component comprised the remaining 30%. We tied the Financial Component of the bonus to the achievement of financial targets set forth in the

2016 Ops Plan that we believed represented above market growth for each of our three business segments. As a threshold, the Company had to achieve reported AEBITDA that exceeded its 2015 reported AEBITDA amount of $165.2 million before any bonuses under any metric could be earned.

The table below shows the 2016 metrics and weighting applicable to them for each named executive officer:

Named Executive Officer	Consolidated Revenue	Consolidated AEBITDA	Division Revenue (1)	Division Pre-Bonus AEBITDA (1)	RP/ Leadership Component
Susan R. Salka	35%	35%	0	0	30%
Brian M. Scott	35%	35%	0	0	30%
Ralph S. Henderson	10%	10%	25%	25%	30%
Denise L. Jackson	35%	35%	0	0	30%
(1)	The bonus for Mr. Henderson, our President, Professional Services and Staffing, is based in part on the revenue and Pre-Bonus AEBITDA of the divisions over which he has responsibility. For ease of reference, we characterize those metrics as “Division Revenue” and “Division Pre-Bonus AEBITDA,” respectively. For a discussion of how we use Pre-Bonus AEBITDA, see footnote (6).

Rationale of Annual Bonus Performance Goals. The Compensation Committee has continued to utilize financial, relative performance and leadership goals in its annual incentive bonus program over the last several years for a variety of reasons. It chose revenue because it believes it is the best measurement to evaluate the success of our strategy

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to grow as a workforce solutions company and because investors focus on revenue growth as a metric in evaluating our performance. It chose AEBITDA because management, the Board, stockholders and analysts use this measure to assess our profitability and performance. Indeed, these two metrics are routinely areas of focus (along with net income) during our earnings calls. Furthermore, the Compensation Committee believes AEBITDA is an objective measure of management’s performance, and it excludes items over which management has less control, such as amortization, interest expense and taxes. The Compensation Committee uses the RP/Leadership Component to, among other things, distinguish among individuals with respect to non-financial metrics, such as leadership, personal performance and contributions, and execution on our strategic initiatives.

The actual consolidated revenue and consolidated AEBITDA amounts on which the bonuses are based required to reach the 100% target level represented growth that the

Compensation Committee believed exceeded general organic growth rates in the markets we serve and took into account the acquisitions we made during 2015 and early 2016. The threshold for a named executive officer to receive a bonus on the consolidated financial metrics required achieving 84% and 90.5% of our 2016 Ops Plan target for Pre-Bonus AEBITDA (“Pre-Bonus AEBITDA”)(6) and consolidated revenue, respectively. Additionally, receipt of the target bonus amount for each financial metric required us meeting 100% of our 2016 Ops Plan for that metric, which represented year-over-year consolidated revenue and AEBITDA growth of 18.3% and 20.7%, respectively (which includes approximately 8% and 7% organic growth, respectively).

2016 Bonus Plan Payouts. We set forth below a table ($ in thousands) summarizing how we performed against the 2016 Ops Plan financial performance metrics utilized in whole or in part in determining the Financial Component portion of our named executive officers’ bonuses.

Metric	2016 Ops Plan Target	2016 Results	$ Variance From 2016 Ops Plan Target	% Variance From 2016 Ops Plan Target
Consolidated Revenue	1,731,409	1,902,225	170,816	9.9
Pre-Bonus AEBITDA	204,569	246,398	41,829	20.4
Consolidated AEBITDA	199,332	236,877	37,545	18.8
Division Revenue	1,702,871	1,824,016	121,145	7.1
Division Pre-Bonus AEBITDA	240,278	277,734	37,456	15.6

With respect to the RP/Leadership Component, the Compensation Committee believes our named executive officers provided outstanding leadership that resulted in a strong financial and operational year for us on an absolute basis and as compared to our peers. Among other things, we successfully completed the acquisition of Peak Health Solutions, which furthered our strategic goal of expanding our workforce solutions offerings. We completed the integration of The First String Healthcare, MillicanSolutions, B.E. Smith and

HealthSource Global Staffing into our family of companies. At the same time, we delivered strong annual organic revenue growth of 17%. Additionally, we completed a $325 million senior notes offering providing us with additional liquidity on what we believe are favorable terms to pursue strategic acquisitions. As a result, all named executive officers received an award under the RP/Leadership Component of 180% to 185% of their respective targets.

The tables below set forth summary calculations for each named executive officer’s bonus under the Bonus Plan:

MS. SALKA’S BONUS METRICS
	Pre-Bonus AEBITDA			Revenue			RP/Leadership
Levels	% of Target	Pre-Bonus AEBITDA ($ in 1000’s)	Bonus Amount ($)	% of Target	Revenue ($ in 1000’s)	Bonus Amount ($)	% of Target	Target ($)
Maximum	120	245,482	553,000	110	1,904,367	553,000	200	474,000
Target	100	204,344	276,500	100	1,731,409	276,500	100	237,000
Threshold	84	171,649	55,300	90.5	1,566,775	13,825	None	N/A
MS. SALKA’S BONUS METRICS ACHIEVED AND BONUS EARNED
Earned	120	245,482	553,000	109.5	1,895,893	539,175	180	426,600
Total Bonus Earned: $1,518,775				Bonus as % of Target Bonus: 192%

(6)	For purposes of determining whether the consolidated AEBITDA target had been achieved in 2016 solely for purposes of determining bonus amounts, the Compensation Committee excluded the payout of bonuses from AEBITDA. We identify this measurement as “Pre-Bonus AEBITDA” in this proxy statement. Under no circumstances should Pre-Bonus AEBITDA be used to substitute for any other financial metric and is used by us solely to determine bonus amounts.

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MR. SCOTT’S BONUS METRICS
	Pre-Bonus AEBITDA			Revenue			RP/Leadership
Levels	% of Target	Pre-Bonus AEBITDA ($ in 1000’s)	Bonus Amount ($)	% of Target	Revenue ($ in 1000’s)	Bonus Amount ($)	% of Target	Target ($)
Maximum	120	245,482	267,750	110	1,904,367	267,750	200	229,500
Target	100	204,344	133,875	100	1,731,409	133,875	100	114,750
Threshold	84	171,649	26,775	90.5	1,566,775	6,694	None	N/A
MR. SCOTT’S BONUS METRICS ACHIEVED AND BONUS EARNED
Earned	120	245,482	267,750	109.5	1,895,893	261,056	185	212,288
Total Bonus Earned: $741,094				Bonus as % of Target Bonus: 194%

MR. HENDERSON’S BONUS METRICS
	Pre-Bonus AEBITDA			Consolidated Revenue			Division Pre-Bonus AEBITDA			Division Revenue			RP/Leadership
Levels	% of Target	Pre-Bonus AEBITDA ($ in 1000’s)	Bonus Amount ($)	% of Target	Revenue ($ in 1000’s)	Bonus Amount ($)	% of Target	Pre-Bonus AEBITDA ($ in 1000’s)	Bonus Amount ($)	% of Target	Division Revenue ($ in 1000’s)	Bonus Amount ($)	% of Target	Bonus Amount ($)
Maximum	120	245,482	67,500	110	1,904,367	67,500	130	306,248	210,938	115	1,953,803	210,938	250	253,125
Target	100	204,344	33,750	100	1,731,409	33,750	100	240,278	84,375	100	1,698,959	84,375	100	101,250
Threshold	84	171,649	6,750	90.5	1,566,775	1,687	83	195,528	12,656	90.5	1,537,558	4,219	None	N/A
MR. HENDERSON’S BONUS METRICS ACHIEVED AND BONUS EARNED
Earned	120	245,482	67,500	109.5	1,895,893	65,813	117	276,319	147,656	107	1,822,072	143,438	185	187,312
Total Bonus Earned: $611,719						Bonus as % of Target Bonus: 181%

MS. JACKSON’S BONUS METRICS
	Pre-Bonus AEBITDA			Revenue			RP/Leadership
Levels	% of Target	Pre-Bonus AEBITDA ($ in 1000’s)	Bonus Amount ($)	% of Target	Revenue ($ in 1000’s)	Bonus Amount ($)	% of Target	Target ($)
Maximum	120	245,482	157,500	110	1,904,367	157,500	200	135,000
Target	100	204,344	78,750	100	1,731,409	78,750	100	67,500
Threshold	84	171,649	15,750	90.5	1,566,775	3,937	None	N/A
MS. JACKSON’S BONUS METRICS ACHIEVED AND BONUS EARNED
Earned	120	245,482	157,500	109.5	1,895,893	153,563	185	124,875
Total Bonus Earned: $435,938				Bonus as % of Target Bonus: 194%

Long-Term Incentive Compensation

In 2016, the Compensation Committee granted equity awards to each named executive officer. We set forth in the chart below the AGD Fair Value of each equity component for each named executive officer.

Named Executive Officer	AGD Fair Value of 2016 TSR PRSU Award ($)	AGD Fair Value of 2016 AEBITDA PRSU Award ($)	AGD Fair Value of 2016 RSU Award ($)	Total AGD Fair Value of 2016 Awards ($)
Susan R. Salka	522,442	612,503	999,976	2,134,921
Brian M. Scott	179,122	209,992	209,992	599,107
Ralph S. Henderson	179,122	209,992	209,992	599,107
Denise L. Jackson	119,427	139,975	140,005	399,407

TSR PRSUs. Our TSR PRSU grant, which represented approximately 30% of all 2016 equity awards by grant date fair value for each named executive officer, will be earned at the end of an approximately three-year period, i.e., shortly after

December 31, 2018, with the number of shares that are ultimately vested dependent on our total shareholder return for the period relative to the companies in the Russell 2000 Index on December 31, 2015 as well as our absolute total

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shareholder return (collectively, the “TSR Measurement”). If we perform at the 25th percentile of the relative total shareholder return (“Relative TSR”) of companies in the Russell 2000 Index on December 31, 2015, then 25% of the PRSUs will be earned. If we perform at the 50th percentile, 100% of the PRSUs will be earned. If we perform at the 75th percentile, the maximum number, 175%, of the PRSUs will be earned. Amounts that may be earned increase in one percentile intervals from the 25th percentile up to the 75th percentile (as set forth in footnote (1) in the following table). These percentages are also subject to a “penalty” or discount whereby the payout will be reduced by 50% if we still meet or exceed the Relative TSR 25th percentile threshold but do not have a positive total shareholder return (“Absolute TSR”) for the period.

The following table sets forth the percentage of the 2016 target PRSUs that may be awarded depending on the actual results of the TSR Measurement:(7)

Relative TSR Percentile Rank	% of 2016 TSR PRSUs that Are Earned if Absolute TSR Is Negative(1)	% of 2016 TSR PRSUs that Are Earned if Absolute TSR Is Positive
<25.0%	0	0
25.0%	12.50	25.00
37.5%	31.25	62.50
50.0%	50.00	100.00
62.5%	68.75	137.50
>75.0%	87.50	175.00
(1)	For each one percentile above the 25th percentile, an additional 3% of the TSR PRSUs will be earned if Absolute TSR is positive, and the maximum payout cannot exceed 175%. If Absolute TSR is negative, for each one percentile above the 25th percentile, an additional 1.5% of the TSR PRSUs will be earned.

If we conducted the TSR Measurement on December 31, 2016, (1) Relative TSR would have measured at the 57th percentile, and (2) Absolute TSR would have been positive. Based on those results, 120% of named executive officers’ target number of TSR PRSUs granted in 2016 would have been awarded.

AEBITDA PRSUs. In 2016, the Compensation Committee decided to dedicate a significant portion of the PRSUs to focusing our named executive officers on achieving a 13% AEBITDA margin for 2018.(8) Similar to the TSR PRSUs, the number of shares that may ultimately be awarded ranges from 0% to 175% of the target number of AEBITDA PRSUs granted depending on our actual AEBITDA margin for 2018 as follows:

AEBITDA Margin for 2018	% of Target Award that Will Be Earned
<12.0%	0
12.0%	25.0
12.1%	32.5
12.2%	40.0
12.3%	47.5
12.4%	55.0
12.5%	62.5
12.6%	70.0
12.7%	77.5

AEBITDA Margin for 2018	% of Target Award that Will Be Earned
12.8%	85.0
12.9%	92.5
13.0%	100.0
13.1%	110.7
13.2%	121.4
13.3%	132.1
13.4%	142.9
13.5%	153.6
13.6%	164.3
13.7%	175.0

Time-Vested RSUs. The time-vested RSU grants, consistent with prior years, have a three-year cliff vesting that are eligible for annual accelerated vesting in one-third increments if we achieve our annual AEBITDA targets. As it has done for the past several years, the Compensation Committee elected to wait to consider a grant of time-vested RSUs for Ms. Salka until later in 2016 when it had better visibility of our 2016 financial, operational and stock performance. Based on our strong financial, operational and stock performance in 2016, the Compensation Committee granted Ms. Salka 29,917 RSUs with an AGD Fair Value of $999,976 in December 2016.

(7)	As set forth in the Grant of Plan-Based Awards Table, the target number of TSR PRSUs granted in 2016 for each named executive officer is as follows: (1) for Ms. Salka, 14,143; (2) for Mr. Scott, 4,849; (3) for Mr. Henderson, 4,849; and (4) for Ms. Jackson, 3,233.
(8)	As set forth in the Grant of Plan-Based Awards Table, the target number of AEBITDA PRSUs granted in 2016 for each named executive officer is as follows: (1) for Ms. Salka, 20,295; (2) for Mr. Scott, 6,958; (3) for Mr. Henderson, 6,958; and (4) for Ms. Jackson, 4,638.

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PRSUs represented 65% of the AGD Fair Value of all 2016 equity awards for our named executive officers, other than our CEO, which, due to the timing of her RSU award, received PRSUs that represented 53% of her 2016 equity awards. The chart set forth below details the change of the AGD Fair Value of all 2016 equity awards granted to our named executive officers from the AGD Fair Value of all 2015 equity awards (other than the special equity awards given in 2015 to Messrs. Scott and Henderson).9

Named Executive Officer	AGD Fair Value of 2015 Equity Awards (other than Special Equity Awards) ($)	AGD Fair Value of 2016 Equity Awards ($)	Variance Between Value of 2015 and 2016 Equity Awards ($)	% Increase Between Value of 2015 and 2016 Equity Awards
Susan R. Salka	1,927,934	2,134,921	206,987	11
Brian M. Scott	506,383	599,107	92,724	18
Ralph S. Henderson	506,383	599,107	92,724	18
Denise L. Jackson	384,850	399,407	14,557	4
Total	3,325,550	3,732,542	406,992	12

Our CEO received an 11% increase year over year in AGD Fair Value of her equity awards driven in part by the Company’s strong financial, operational and stock performance in 2016 as well as peer group and other compensation benchmarking. We believe that the AGD Fair Value of her equity awards placed her below the median among CEOs within our 2016 peer group for long-term incentive compensation. On an aggregate basis, the combined AGD Fair Value of our named executive officers’ equity awards (excluding the Special Equity Awards) increased 12% in 2016 from 2015.

Results of Our 2014 PRSU Awards

Results of 2014 TSR PRSU Award TSR Measurement. On January 4, 2017, the Compensation Committee performed the TSR Measurement for the 2014 TSR PRSU awards. Our Relative TSR was at the 97th percentile of the Russell 2000 Index during the measurement period from January 1, 2014 through December 31, 2016. We also experienced positive Absolute TSR during such measurement period. Accordingly, each named executive officer received 175% of his or her target amount of 2014 TSR PRSUs. Specifically, Ms. Salka, Mr. Scott, Mr. Henderson and Ms. Jackson earned 42,096, 12,247, 12,553 and 11,634 PRSUs under their 2014 TSR PRSU awards, respectively. Shortly after the TSR Measurement, we issued a corresponding amount of Common Stock to each named executive officer, other than Ms. Salka, who deferred receipt of her shares under our Deferred Compensation Plan.

Results of 2014 AEBITDA PRSU Award Measurement. On February 16, 2017, the Compensation Committee determined that our 2016 AEBITDA margin equaled 12.5%. Accordingly, each named executive officer received 175% of his or her target amount of 2014 AEBITDA PRSUs. Specifically, Ms. Salka, Mr. Scott, Mr. Henderson and Ms. Jackson earned 58,935, 17,145, 17,574 and 16,287 PRSUs under their 2014 AEBITDA PRSU awards, respectively. Shortly thereafter, we issued a corresponding amount of Common Stock to each named executive officer, other than Ms. Salka, who deferred receipt of her shares under our Deferred Compensation Plan.

Actual CEO Pay

We believe actual pay is an appropriate way to view our pay-for-performance philosophy. The difference between actual pay and grant date valuation of our long-term incentive vehicles can be significant. Given the substantial portion of our CEO’s compensation that is performance based, we believe it is important to consider actual pay together with the performance of our Common Stock price.

We recognize that companies and proxy advisory firms have used various methodologies to calculate actual and realizable compensation. We also are aware of the SEC’s proposed pay versus performance disclosure rule released in April 2015 (the “Actual Pay Proposed Rule”), which, among other things, contemplates disclosure of a CEO’s actual pay. In order to provide more easily comparable information on these calculations, we have set forth below a table that summarizes for our CEO for each of the last three years the following: (1) her target total direct pay as determined by the Compensation Committee, (2) her total pay as set forth in the Summary Compensation Table and (3) her “actual pay” based on the Actual Pay Proposed Rule.

(9)	As part of succession planning, in 2015, the Compensation Committee granted to each of Mr. Scott and Mr. Henderson special equity grants (“Special Equity Awards”) consisting of time-based and performance-based components under which up to 63,948 shares of our Common Stock may be awarded. Specifically, under each Special Equity Award (i) 12,731 shares of our Common Stock will vest on December 31, 2017, and an additional 12,731 shares will vest on such date if the average closing price of our Common Stock during December 2017 equals or exceeds $26.08 per share, and (ii) 19,243 shares of our Common Stock will vest on December 31, 2018, and an additional 19,243 shares will vest on such date if the average closing price of our Common Stock during December 2018 equals or exceeds $29.20 per share subject, in each case, to continued employment on such vesting date. Because the Special Equity Awards were one-time awards we exclude them for purposes of the year-over-year comparison.

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COMPENSATION DISCUSSION AND ANALYSIS

(1)	Under the SEC’s Actual Pay Proposed Rule, as applicable to our CEO’s components of compensation for the years set forth in the table, actual pay equals the total compensation set forth in the Summary Compensation Table for the covered year adjusted as follows: (A) we deduct the value of stock awards and options awards set forth in the Summary Compensation Table for the covered year and (B) we add the fair value on the vesting date of all stock awards and option awards for which all applicable vesting conditions were satisfied during the covered fiscal year. For awards that vested on a certain date, but did not actually settle until it was established whether the conditions for acceleration had been met or the applicable performance test had been certified (the “Determination Date”), the table reflects the value of such shares during the year of vesting but utilizes the fair market value on the Determination Date, which usually is in February and approximately two weeks to two months after the vesting date. Any awards deferred by Ms. Salka under our Deferred Compensation Plan are reflected in our calculations.
(2)	For purposes of calculating Target Pay, this chart utilizes Ms. Salka’s target bonus and target equity values preliminarily established by the Compensation Committee for the applicable year, which typically occurs in early January of the subject year or in December prior to the subject year. With respect to the equity target, the amount ultimately granted may vary from what the Compensation Committee actually targeted due to, among other things, the timing of the grant of her RSU equity award.

As illustrated above, our annual and long-term incentive programs over the past three fiscal years are consistent with our pay-for-performance philosophy, which is that actual pay is significantly correlated to the performance of our Common Stock. For the two- and three-year periods ended December 31, 2016, (1) we were above the 95th percentile for total shareholder return (and in the 57th percentile for the one-year period ended December 31, 2016) against the companies comprising the Russell 2000 Index and (2) our

Common Stock performance provided cumulative total shareholder returns of 24%, 96% and 162% for the one-, two- and three-year periods ended December 31, 2016, respectively. In turn, our CEO’s actual pay significantly exceeded her annual target total direct compensation for each of the past three years, which is consistent with our design to pay above target compensation when our Company operates at a high level and provides significant total shareholder return.

Equity Ownership Requirements and Clawback and No Pledging Policies

We maintain equity ownership requirements as well as clawback and pledging policies to which our named executive officers are subject. We describe these requirements and policies in the Guidelines.

Named Executive Officer Equity Ownership Requirements

The Board believes that all named executive officers should maintain a meaningful personal financial stake in the Company to align their long-term interests with those of our stockholders. Accordingly, our CEO is required to hold shares of Common Stock equal in value to three times her base salary and other named executive officers are required to hold shares of Common Stock equal in value to two times their annual base salary. The value of unvested RSUs and vested or unvested SARs and options are not taken into account in determining whether a named executive officer satisfies our equity ownership requirements. As of December 31, 2016, all of our named executive officers satisfy our equity ownership requirements.

34    AMN HEALTHCARE SERVICES, INC.  ï  2017 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Clawback Policy

Under the Guidelines, if we are required to prepare an accounting restatement due to material noncompliance with any financial reporting requirements under the securities laws caused by misconduct, we can seek recoupment from all of our current or former executive officers who participated in the misconduct of:

(1)	all or any portion of the bonus and equity or cash incentive compensation received by such individuals during the 12-month period following the first public issuance or filing with the SEC (whichever first occurs) of the financial document embodying such defective financial statement; and

(2)	any profits realized by such individuals from the sale of securities of the Company during that 12-month period.

No Pledging Policy

The Guidelines prohibit named executive officers (and directors) from pledging, hypothecating or otherwise placing a lien on any shares of our Common Stock (or any other equity interests) that they own.

Impact of Tax Considerations

With respect to taxes, Section 162(m) of the Code imposes a $1 million limit on the deduction that a company may claim in any tax year with respect to compensation paid to each of its chief executive officer and three other named executive officers (other than the chief financial officer), unless certain conditions are satisfied. Certain types of performance-based compensation are generally exempted from the $1 million limit. Performance-based compensation can include income from stock options, performance-based restricted stock or stock units, and certain formula driven compensation that meets the requirements of Section 162(m). One of the factors that we may consider in structuring the compensation for our named executive officers is the deductibility of such compensation under Section 162(m), to the extent applicable. However, this is not the driving or most influential factor. Our Compensation Committee may approve non-deductible compensation arrangements after taking into account other factors and reserves the right to do so.

Overview of Our 2017 Executive Compensation Program

Overall, the Compensation Committee believes the Company performed strongly during 2016. We achieved year-over-year consolidated revenue and consolidated AEBITDA growth of 30% and 43%, respectively, with 17% organic revenue growth. All of our business segments experienced significant revenue and AEBITDA growth. We experienced a 120 basis point increase in our AEBITDA margin. Moreover, the price of our Common Stock grew 24% for 2016. In light of the foregoing and with its guiding principles in mind, the Compensation Committee believes it has designed the 2017 compensation structure to provide for important short- and long-term performance components that are aligned with stockholders, consistent with the market environment and tailored specifically to us.

Base Salary. The Compensation Committee decided to adjust annual base salaries for the named executive officers for 2017, as follows:

Named Executive Officer	2016 Salary ($)	2017 Salary ($)	% Increase
Susan R. Salka	790,000	837,400	6
Brian M. Scott	450,000	465,000	3
Ralph S. Henderson	450,000	465,000	3
Denise L. Jackson	375,000	390,000	4

The base salaries of the named executive officers reflect a 4% to 6% increase as a result of their increased experience, strong individual performance and peer group benchmarking analysis. We believe our CEO’s 2017 salary falls at or slightly below the median among CEOs within our 2017 peer group.

AMN HEALTHCARE SERVICES, INC.  ï  2017 Proxy Statement    35

COMPENSATION DISCUSSION AND ANALYSIS

Bonus Plan. After careful consideration, the Compensation Committee determined that the 2017 bonus target as a percentage of salary should increase for Ms. Salka and Mr. Henderson. Such increases reflect our excellent performance over the past three years and further incent our named executive officers to continue to drive strong financial performance. We set forth below the 2017 target bonuses for each named executive officer as a percentage of salary together with, for comparative purposes, the same figures for 2016.

Named Executive Officer	2016 Bonus Target (% of Salary)	2017 Bonus Target (% of Salary)
Susan R. Salka	100	110
Brian M. Scott	85	85
Ralph S. Henderson	75	85
Denise L. Jackson	60	60

After careful consideration of the factors set forth above in the subsection of this CD&A entitled “Components of Our Compensation Program — Annual Cash Incentive Performance Bonus,” the Compensation Committee decided to use the same bonus structure for each named executive officer as it did in 2016, other than Mr. Henderson who will now use the same bonus structure (i.e., utilization of only consolidated metrics and not any divisional metrics) as the other named executive officers. The target goals for each of the financial metrics are consistent with the targets under our 2017 operating plan and generally require growth that exceeds our estimate of anticipated industry performance. For our CEO, we believe her 2017 bonus target in dollar amount falls around the median among CEOs within our 2017 peer group.

Long-Term Incentive Awards. In light of the philosophy, goals and objectives surrounding long-term incentive awards, the Compensation Committee decided to use a combination of (1) TSR PRSUs with a similar structure to previous years, (2) AEBITDA PRSUs with the same structure it has utilized since 2013 and (3) traditional time-vested RSUs. The Compensation Committee target award of AEBITDA PRSUs requires achieving a 13.5% annual AEBITDA margin for 2019.

For 2017, the Compensation Committee targeted an allocation of 30% TSR PRSUs, 35% AEBITDA PRSUs and 35% traditional time-vested RSUs (as a percentage of the

AGD Fair Value of all 2017 equity awards). For each named executive officer, other than Ms. Salka, approximately 65% of the AGD Fair Value of the January 2017 equity awards consisted of PRSUs, and the remaining 35% consisted of traditional time-vested RSUs; for Ms. Salka, all of her January 2017 equity awards were PRSUs, as the Compensation Committee makes their decision on her equity grant of traditional time-vested RSUs in the fourth quarter of 2017 when it has better visibility of our 2017 performance.

36    AMN HEALTHCARE SERVICES, INC.  ï  2017 Proxy Statement

COMPENSATION COMMITTEE REPORT

COMPENSATION COMMITTEE REPORT

The Compensation and Stock Plan Committee has reviewed and discussed the Compensation Discussion and Analysis with management, and based on this review and discussion, has recommended to the Board that it be included in our annual report on Form 10-K for the fiscal year ended December 31, 2016 and in this proxy statement.

Compensation and Stock Plan Committee Members

R. Jeffrey Harris

Dr. Michael M.E. Johns

Martha H. Marsh

AMN HEALTHCARE SERVICES, INC.  ï  2017 Proxy Statement    37

EXECUTIVE COMPENSATION DISCLOSURE

EXECUTIVE COMPENSATION DISCLOSURE

In 2016, our named executive officers were (1) Ralph S. Henderson, (2) Denise L. Jackson, (3) Susan R. Salka and (4) Brian M. Scott. We set forth information with respect to the business experience, qualifications and affiliations of our executive officers who are not directors below. For Ms. Salka’s information, please see page 7 below.

Non-Director Executive Officers

Ralph S. Henderson Age: 56 President, Professional Services and Staffing Business Experience, Qualifications and Affiliations: Mr. Henderson joined us as

President, Nurse Staffing in September 2007. In February 2009, we appointed him President, Nurse and Allied Staffing and in February 2012, named him President, Healthcare Staffing. In light of our recent acquisitions, in January 2016, we appointed Mr. Henderson President, Professional Services and Staffing. He is responsible for leading the sales and financial performance of our nurse and allied solutions segment and our locum tenens solutions segment. Prior to September 2007, Mr. Henderson served as Senior Vice President, Group Executive for Spherion, Inc., one of the largest commercial and professional staffing companies in the United States. Mr. Henderson started with Spherion in 1995 and held several leadership positions, including Regional Vice President and General Manager, Vice President of National Accounts, and Senior Vice President, Western Division. Prior to Spherion, Mr. Henderson was employed by American Express for nine years where in his last role he served as Vice President of Sales and Account Management in the Travel Management Services Division. Mr. Henderson serves on the Board of Managers of Pipeline Health Holdings, LLC. Mr. Henderson holds a Bachelor of Science degree in Business Administration from Northern Arizona University.

Denise L. Jackson Age: 52 Senior Vice President, General Counsel and Secretary Business Experience, Qualifications and Affiliations: Ms. Jackson joined us as General

Counsel and Vice President of Administration in October 2000. Ms. Jackson is responsible for our legal, corporate governance, compliance and ethics, risk management, real estate and government affairs functions. We appointed her as our Secretary in May 2003 and Senior Vice President in November 2004. From 1995 to September 2000, Ms. Jackson worked for The Mills Corporation serving as Vice President and Senior Counsel from 1998 to 2000. Ms. Jackson serves as Chairman of the Board of Girls on the Run International and also serves on the Boards of Pipeline Health Holdings, LLC and the Association of Corporate Counsel San Diego. She holds a Juris Doctorate degree from the University of Arizona, a Master of Public Health from The George Washington University and a Bachelor of Science in Liberal Studies from the University of Arizona. Ms. Jackson is licensed as an attorney in California, the District of Columbia, Arizona and New York.

Brian M. Scott Age: 47 Chief Financial Officer, Chief Accounting Officer and Treasurer Business Experience, Qualifications and Affiliations: Mr. Scott joined us in December

2003. We appointed him Chief Financial Officer, Chief Accounting Officer, and Treasurer in January 2011. Prior to that time, Mr. Scott served in a variety of financial and operational roles for us including most recently as Senior Vice President of Operations, Finance and Business Development, in which capacity he oversaw our corporate financial planning and analysis, capital funding and business development activities. He has also served as President of our pharmacy staffing division and as Director, Senior Director and Vice President of Finance, where his roles have included overseeing all accounting operations and SEC reporting. Mr. Scott started his career in San Francisco with KPMG and later became a partner in a mid-sized CPA firm. Mr. Scott also served as controller of a biotechnology company. He is a certified public accountant (inactive) in California, and received his bachelor’s degree in accounting from California Polytechnic State University, San Luis Obispo and a Masters of Business Administration from the McCombs School of Business at the University of Texas at Austin.

38    AMN HEALTHCARE SERVICES, INC.  ï  2017 Proxy Statement

EXECUTIVE COMPENSATION DISCLOSURE

Summary Compensation Table

The following table shows the compensation earned or accrued by our named executive officers for the three fiscal years ended December 31, 2016, 2015 and 2014.

Named Executive Officer and Position	Year	Salary ($) (1)	Bonus ($)	Stock Awards ($) (2)		Non-Equity Incentive Plan Compensation ($) (3)	All Other Compensation ($) (4)	Total ($)
Susan R. Salka	2016	788,077	—	2,134,921	(5)	1,518,775	129,567	4,571,340
PEO,(6) President & CEO	2015	739,154	—	1,927,934	(7)	1,480,000	46,195	4,193,283
	2014	717,387	—	1,607,251	(8)	737,745	38,856	3,101,239
Brian M. Scott	2016	448,846	—	599,107	(9)	741,094	78,062	1,867,109
PFO,(10) CFO, CAO & Treasurer	2015	419,231	31,500	1,443,215	(11)	630,000	23,368	2,547,314
	2014	398,654	—	403,933	(12)	313,250	17,260	1,133,097
Ralph S. Henderson	2016	448,846	—	599,107	(9)	611,719	81,149	1,740,821
President, Professional Services and Staffing	2015	419,615	—	1,443,215	(11)	705,600	21,484	2,589,914
	2014	409,731	—	414,034	(13)	245,585	17,390	1,086,740
Denise L. Jackson	2016	374,615	—	399,407	(14)	435,938	39,100	1,249,060
SVP, GC & Secretary	2015	365,000	—	384,850	(15)	401,500	18,330	1,169,680
	2014	364,731	—	383,730	(16)	200,933	14,941	964,335
(1)	Salary includes all salary amounts deferred by the named executive officers under the Deferred Compensation Plan.
(2)	This column reflects the dollar amounts for the years shown of the AGD Fair Value of RSUs and PRSUs granted to our named executive officers. For PRSUs, which are subject to performance conditions, we report the grant date fair value based upon the probable outcome of such conditions and that value is consistent with the estimate of aggregate compensation cost to be recognized over the service period as of the grant date, excluding the effect of estimated forfeitures. For additional information on the valuation assumptions used in the calculation of these amounts, refer to notes 1(o) and 11 to the financial statements included in our annual report on Form 10-K for the fiscal year ended December 31, 2016, as filed with the SEC on February 17, 2017.
(3)	This column consists of cash awards made to the named executive officers pursuant to the Bonus Plan. This column sets forth bonus amounts in the year in which they are earned, although we typically pay them in the following fiscal year.
(4)	This column consists of compensation received by our named executive officers in the form of matching contributions to the Deferred Compensation Plan and Company-paid life insurance premiums. For 2016, we paid matching contributions under the Deferred Compensation Plan as follows: (1) $129,165 for Ms. Salka, (2) $77,724 for Mr. Scott, (3) $80,811 for Mr. Henderson and (4) $38,806 for Ms. Jackson.
(5)	29,917 RSUs with an AGD Fair Value of $999,976, 14,143 TSR PRSUs with an AGD Fair Value of $522,442 and 20,295 AEBITDA PRSUs with an AGD Fair Value of $612,503, comprise the amount of Ms. Salka’s 2016 stock awards. Assuming the highest level of performance conditions will be achieved for the 14,143 TSR PRSU award and the 20,295 AEBITDA PRSU award, the AGD Fair Value of such awards would equal $746,955 and $1,071,873, respectively.
(6)	“PEO” refers to our principal executive officer.
(7)	33,461 RSUs with an AGD Fair Value of $999,982, 17,842 TSR PRSUs with an AGD Fair Value of $438,021 and 25,186 AEBITDA PRSUs with an AGD Fair Value of $489,931 comprise the amount of Ms. Salka’s 2015 stock awards. Assuming the highest level of performance conditions will be achieved for the 17,842 TSR PRSU award and the 25,186 AEBITDA PRSU award, the AGD Fair Value of such awards would equal $607,385 and $857,388, respectively.
(8)	38,695 RSUs with an AGD Fair Value of $699,993, 24,055 TSR PRSUs with an AGD Fair Value of $426,014 and 33,677 AEBITDA PRSUs with an AGD Fair Value of $481,244 comprise the amount of Ms. Salka’s 2014 stock awards. Assuming the highest level of performance conditions will be achieved for the 24,055 TSR PRSU award and the 33,677 AEBITDA PRSU award, the AGD Fair Value of such awards would equal $601,552 and $842,181, respectively.
(9)	6,958 RSUs with an AGD Fair Value of $209,992, 4,849 TSR PRSUs with an AGD Fair Value of $179,122 and 6,958 AEBITDA PRSUs with an AGD Fair Value of $209,992 comprise the amount of Mr. Scott’s and Mr. Henderson’s 2016 stock awards. Assuming the highest level of performance conditions will be achieved for the 4,849 TSR PRSU award and the 6,958 AEBITDA PRSU award, the AGD Fair Value of such awards would equal $256,077 and $367,472, respectively.
(10)	“PFO” refers to our principal financial officer.
(11)	8,995 RSUs with an AGD Fair Value of $174,975, 6,372 TSR PRSUs with an AGD Fair Value of $156,433, 8,995 AEBITDA PRSUs with an AGD Fair Value of $174,975, 25,462 PRSUs with an AGD Fair Value of $373,782 and 38,486 PRSUs with an AGD Fair Value of $563,050 comprise the amount of Mr. Scott’s and Mr. Henderson’s 2015 stock awards. Assuming the highest level of performance conditions will be achieved for the 6,372 TSR PRSU award, the 8,995 AEBITDA PRSU award, the 25,462 PRSU award and the 38,486 PRSU award, the AGD Fair Value of such awards would equal $216,915, $306,202, $495,300 and $748,649, respectively.
(12)	9,797 RSUs with an AGD Fair Value of $139,999, 6,998 TSR PRSUs with an AGD Fair Value of $123,935 and 9,797 AEBITDA PRSUs with an AGD Fair Value of $139,999, comprise the amount of Mr. Scott’s 2014 stock awards. Assuming the highest level of performance conditions will be achieved for the 6,998 TSR PRSU award and the 9,797 AEBITDA PRSU award, the AGD Fair Value of such awards would equal $175,010 and $245,002, respectively.
(13)	10,042 RSUs with an AGD Fair Value of $143,500, 7,173 TSR PRSUs with an AGD Fair Value of $127,034 and 10,042 AEBITDA PRSUs with an AGD Fair Value of $143,500 comprise the amount of Mr. Henderson’s 2014 stock awards. Assuming the highest level of performance conditions will be achieved for the 7,173 TSR PRSU award and the 10,042 AEBITDA PRSU award, the AGD Fair Value of such awards would equal $179,382 and $251,132, respectively.

AMN HEALTHCARE SERVICES, INC.  ï  2017 Proxy Statement    39

EXECUTIVE COMPENSATION DISCLOSURE

(14)	4,639 RSUs with an AGD Fair Value of $140,005, 3,233 TSR PRSUs with an AGD Fair Value of $119,427 and 4,638 AEBITDA PRSUs with an AGD Fair Value of $139,975 comprise the amount of Ms. Jackson’s 2016 stock awards. Assuming the highest level of performance conditions will be achieved for the 3,233 TSR PRSU award and the 4,638 AEBITDA PRSU award, the AGD Fair Value of such awards would equal $170,728 and $244,941, respectively.
(15)	6,836 RSUs with an AGD Fair Value of $132,977, 4,843 TSR PRSUs with an AGD Fair Value of $118,896 and 6,836 AEBITDA PRSUs with an AGD Fair Value of $132,977 comprise the amount of Ms. Jackson’s 2015 stock awards. Assuming the highest level of performance conditions will be achieved for the 4,843 TSR PRSU award and the 6,836 AEBITDA PRSU award, the AGD Fair Value of such awards would equal $164,860 and $232,710, respectively.
(16)	9,307 RSUs with an AGD Fair Value of $132,997, 6,648 TSR PRSUs with an AGD Fair Value of $117,736 and 9,307 AEBITDA PRSUs with an AGD Fair Value of $132,997 comprise the amount of Ms. Jackson’s 2014 stock awards. Assuming the highest level of performance conditions will be achieved for the 6,648 TSR PRSU award and the 9,307 AEBITDA PRSU award, the AGD Fair Value of such awards would equal $166,250 and $232,741, respectively.

Grants of Plan-Based Awards

The following table contains information concerning grants of plan-based awards to our named executive officers under our cash and equity plans during the year ended December 31, 2016.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards (1)			All Other Stock Awards: # of Shares of Stock or Units		Grant Date Fair Value of Stock Awards ($) (8)
Name and Type of Equity Award	Grant Date	Threshold ($) (2)	Target ($) (3)	Maximum ($) (4)	Threshold (#) (5)	Target (#) (6)	Maximum (#) (7)
Susan R. Salka		55,300	790,000	1,580,000
TSR PRSU	01/05/2016				1,768	14,143	24,750			522,442
AEBITDA PRSU	01/05/2016				5,074	20,295	35,516			612,503
RSU	12/05/2016							29,917	(9)	999,976
Brian M. Scott		26,775	382,500	765,000
TSR PRSU	01/05/2016				606	4,849	8,486			179,122
AEBITDA PRSU	01/05/2016				1,740	6,958	12,177			209,992
RSU	01/05/2016							6,958	(10)	209,992
Ralph S. Henderson		6,750	337,500	810,000
TSR PRSU	01/05/2016				606	4,849	8,486			179,122
AEBITDA PRSU	01/05/2016				1,740	6,958	12,177			209,992
RSU	01/05/2016							6,958	(10)	209,992
Denise L. Jackson		15,750	225,000	450,000
TSR PRSU	01/05/2016				404	3,233	5,658			119,427
AEBITDA PRSU	01/05/2016				1,160	4,638	8,117			139,975
RSU	01/05/2016							4,639	(10)	140,005
(1)	The columns comprising the “Estimated Future Payouts Under Equity Incentive Plan Awards” set forth information regarding our grant of PRSUs to our named executive officers in 2016 of which there were two types given to all: (1) TSR PRSUs based on total shareholder return over a three-period ending on December 31, 2018 and (2) AEBITDA PRSUs based on our 2018 AEBITDA margin. The ultimate number of PRSUs that vest under these awards depends on the results of the TSR Measurement or our 2018 AEBITDA margin, each of which will be calculated approximately three years after the date of grant. We granted all equity awards reflected in this table under the Equity Plan.
(2)	The amount set forth in this column represents the minimum amount that a named executive officer would receive under our Bonus Plan if we met our 2016 AEBITDA bonus funding threshold (which we set just above our actual 2015 AEBITDA) and the named executive officer met the threshold for 2016 Pre-Bonus AEBITDA. We describe the Bonus Plan, including the 2016 metrics utilized for each named executive officer, in our CD&A above. There is no minimum threshold for a named executive officer’s RP/Leadership Component under the Bonus Plan, which is why we have not factored in that Component in determining a threshold in this table.
(3)	The amount set forth in this column represents the amount that a named executive officer would receive under our Bonus Plan if the named executive officer met the target of each metric upon which his or her bonus is based.
(4)	The Compensation Committee set the maximum bonus for 2016 under the Bonus Plan at 200% of the target amount for each named executive officer, other than Ralph Henderson, whose target amount the Compensation Committee set at 240%. The amount set forth in this column represents the amount that a named executive officer would receive under our Bonus Plan if all financial metrics to which he or she is subject exceeded our target for each metric by 10% to 30% (depending on the metric) and the individual, in the sole discretion of the Compensation Committee, demonstrated superior leadership, made exceptional individual contributions to our success in 2016 and our performance or the performance of the applicable division surpassed that of our direct competitors such that the Compensation Committee awarded him or her the maximum bonus for the RP/Leadership Component.
(5)	For TSR PRSUs awards, the number of shares set forth in this column assumes that the Relative TSR percentile would equal at least 25%, which establishes the minimum amount of performance that we must achieve for our named executive officers to earn a portion of the award. We describe Relative TSR in our CD&A above. For AEBITDA PRSU awards, the number of shares set forth in this column assumes that our 2018 AEBITDA margin will equal 12.0%.
(6)	For TSR PRSUs, the number of PRSUs set forth in this column assumes that under the TSR Measurement each of the following conditions has been satisfied: (1) Relative TSR percentile equals 50% and (2) Absolute TSR exceeds zero. For AEBITDA PRSU awards, the number of shares set forth in this column assumes that the 2018 AEBITDA margin will equal 13.0%.

40    AMN HEALTHCARE SERVICES, INC.  ï  2017 Proxy Statement

EXECUTIVE COMPENSATION DISCLOSURE

(7)	The number of TSR PRSUs set forth in this column assumes that under the TSR Measurement each of the following conditions has been satisfied: (1) Relative TSR percentile equals at least 75% and (2) Absolute TSR exceeds zero. For AEBITDA PRSU awards, the number of shares set forth in this column assumes that our 2018 AEBITDA margin will equal or exceed 13.7%.
(8)	This column represents the grant date fair value, calculated in accordance with SEC rules, of each equity award. For PRSUs, which are subject to performance conditions, we report the grant date fair value based upon the probable outcome of such conditions and that value is consistent with the estimate of aggregate compensation cost to be recognized over the service period as of the grant date, excluding the effect of estimated forfeitures. These amounts do not necessarily correspond to the actual value that will be realized by our named executive officers. For additional information on the valuation assumptions used in the calculation of these amounts, refer to notes 1(o) and 11 to the financial statements included in our annual report on Form 10-K for the fiscal year ended December 31, 2016, as filed with the SEC on February 17, 2017.
(9)	The RSUs underlying this award vest on the third anniversary of the grant date, subject to certain accelerated vesting if we achieve our AEBITDA targets in 2017 or 2018. If we meet our 2017 AEBITDA target, 33% of the RSUs will vest on the 13-month anniversary of the grant date. If we meet our 2018 AEBITDA target, 34% of the RSUs will vest on the second anniversary of grant date.
(10)	The RSUs underlying this award vest on the third anniversary of the grant date, subject to certain accelerated vesting if we achieve our AEBITDA targets in 2016 or 2017. We achieved our 2016 AEBITDA target, and, as a result, 33% of the aggregate RSUs underlying this award vested and settled in February 2017. If we meet our 2017 AEBITDA target, 34% of the aggregate RSUs underlying this award will vest on the second anniversary of the grant date.

AMN HEALTHCARE SERVICES, INC.  ï  2017 Proxy Statement    41

EXECUTIVE COMPENSATION DISCLOSURE

Outstanding Equity Awards at Fiscal Year End

The following table represents equity interests held by the named executive officers as of December 31, 2016. SARs, RSUs and PRSUs comprise the equity awards represented in the table.

	OPTION AWARDS (1)				STOCK AWARDS (2)
Name	Option Grant Date	Number of Securities Underlying Unexercised Options Exercisable	Option Exercise Price ($)	Option Expiration Date	RSU or PRSU Award Grant Date		Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested ($) (3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (3)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (3)
Susan R. Salka	02/02/2010	193,949	8.78	02/02/2020	01/03/2014	(4)			42,096	(5)	1,618,591
					01/03/2014	(6)			58,935	(7)	2,266,051
					12/09/2014	(8)	12,770	491,007
					01/05/2015	(9)			31,224	(10)	1,200,563
					01/05/2015	(11)			44,076	(12)	1,694,722
					12/09/2015	(13)	33,461	1,286,575
					01/05/2016	(14)			24,750	(15)	951,638
					01/05/2016	(16)			20,295	(17)	780,343
					12/05/2016	(18)	29,917	1,150,309
Brian M. Scott					01/03/2014	(4)			12,247	(5)	470,897
					01/03/2014	(6)			17,145	(7)	659,225
					01/03/2014	(19)	3,233	124,309
					01/05/2015	(9)			11,151	(10)	428,756
					01/05/2015	(11)			15,741	(12)	605,241
					01/05/2015	(20)	6,027	231,738
					01/05/2015	(21)			25,462	(22)	979,014
					01/05/2015	(23)			38,486	(24)	1,479,787
					01/05/2016	(14)			8,486	(15)	326,287
					01/05/2016	(16)			6,958	(17)	267,535
					01/05/2016	(13)	6,958	267,535
Ralph S. Henderson					01/03/2014	(4)			12,553	(5)	482,663
					01/03/2014	(6)			17,574	(7)	675,720
					01/03/2014	(19)	3,314	127,423
					01/05/2015	(9)			11,151	(10)	428,756
					01/05/2015	(11)			15,741	(12)	605,241
					01/05/2015	(20)	6,027	231,738
					01/05/2015	(21)			25,462	(22)	979,014
					01/05/2015	(23)			38,486	(24)	1,479,787
					01/05/2016	(14)			8,486	(15)	326,287
					01/05/2016	(16)			6,958	(17)	267,535
					01/05/2016	(13)	6,958	267,535

42    AMN HEALTHCARE SERVICES, INC.  ï  2017 Proxy Statement

EXECUTIVE COMPENSATION DISCLOSURE

	OPTION AWARDS (1)				STOCK AWARDS (2)
Name	Option Grant Date	Number of Securities Underlying Unexercised Options Exercisable	Option Exercise Price ($)	Option Expiration Date	RSU or PRSU Award Grant Date		Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested ($) (3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (3)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (3)
Denise L. Jackson					01/03/2014	(4)			11,634	(5)	447,327
					01/03/2014	(6)			16,287	(7)	626,235
					01/03/2014	(19)	3,071	118,080
					01/05/2015	(9)			8,475	(10)	325,864
					01/05/2015	(11)			11,963	(12)	459,977
					01/05/2015	(20)	4,580	176,101
					01/05/2016	(14)			5,658	(15)	217,550
					01/05/2016	(16)			4,638	(17)	178,331
					01/05/2016	(13)	4,639	178,370
(1)	These columns reflect SARs.
(2)	These columns consist of RSUs and PRSUs granted under the Equity Plan.
(3)	The market value of stock awards and the equity incentive plan awards represents (1) the number of shares that had not vested as of December 31, 2016 as set forth in the applicable column, multiplied by (2) $38.45, the closing price of our Common Stock on December 30, 2016 (the last trading day of the year). For PRSUs, the number of shares set forth in the applicable column may be more than the target amount granted under the applicable award as detailed further in the footnotes below, and the amount ultimately received for each such award may be different than the number of shares identified.
(4)	These PRSUs vested on January 4, 2017.
(5)	The Compensation Committee performed the TSR Measurement for this award for the measurement period ended December 31, 2016 on January 4, 2017. Relative TSR measured at the 97th percentile and Absolute TSR was positive. Based on those results, the number of PRSUs set forth in this column for this award, which was the maximum amount that could have been received under the award, vested on January 4, 2017.
(6)	The AEBITDA PRSUs underlying this award vested on January 3, 2017 and settled on February 16, 2017 when the Compensation Committee determined the Company’s 2016 AEBITDA margin.
(7)	Because the number of shares earned under this award was based on the Company’s 2016 AEBITDA margin, we set forth the number of shares actually earned. Based on the Company’s 2016 AEBITDA margin of 12.5%, the maximum amount for this award was awarded and is set forth in this column.
(8)	The RSUs underlying this award vest on the third anniversary of the grant date, subject to certain accelerated vesting if we were to achieve our AEBITDA targets in 2015 or 2016. We achieved our 2015 AEBITDA target, and, as a result 33% of the RSUs vested on January 9, 2016 (and are not reflected as unvested in this row). We achieved our 2016 AEBITDA target; accordingly 34% of the original number of RSUs comprising the award vested on the second anniversary of the grant date but did not settle until February 16, 2017, when it was determined that the conditions to acceleration had been met. For purposes hereof, we reflect such shares as vested and do not include them in this row. The amount set forth in this row will vest on December 9, 2017.
(9)	The TSR PRSUs underlying this award vest on the date on which the Compensation Committee performs the TSR Measurement, which shall occur within 30 days after December 31, 2017. We describe the TSR Measurement in detail in the CD&A section above.
(10)	The ultimate number of TSR PRSUs that vest under this award depends on the results of the TSR Measurement. The target amount for each of Ms. Salka, Mr. Scott, Mr. Henderson and Ms. Jackson for his or her equity incentive plan award granted on January 5, 2015 is 17,842, 6,372, 6,372 and 4,843, respectively. For the target amount of TSR PRSUs to be earned, Relative TSR under the TSR Measurement would need to equal the 50th percentile and Absolute TSR would have to exceed zero. The range of TSR PRSUs that may be earned by the identified named executive officer under this award is zero to an amount equal to the product of (1) the target amount for such executive, multiplied by (2) 1.75 (the “2015 PRSU Maximum Amount”). The threshold amount equals 12.5% of the target amount. If we were to have conducted the TSR Measurement on December 31, 2016 (1) Relative TSR would have measured at the 96th percentile, and (2) Absolute TSR would have been positive. Based on those results, TSR PRSUs equal to the 2015 PRSU Maximum Amount would have been earned. Accordingly, pursuant to the instructions set forth to Item 402(f)(2) of Regulation S-K, we set forth the number of shares representing the 2015 PRSU Maximum Amount for the award in this column.
(11)	The AEBITDA PRSUs underlying this award vest on January 5, 2018. The settlement date and the determination of the amount of shares actually vested under the award reflected in this row will take place when the Compensation Committee determines our 2017 AEBITDA margin, which we believe will occur in February 2018.
(12)	Pursuant to the instructions set forth to Item 402(f)(2) of Regulation S-K, which provides that the number of shares reported in this column shall be based on achieving maximum performance goals because our 2016 AEBITDA margin of 12.5% exceeds the 2017 AEBITDA margin of 10.3% that is required to receive a maximum amount for this award, we set forth the number of shares representing the maximum amount for the award in this column. The target amount for each of Ms. Salka, Mr. Scott, Mr. Henderson and Ms. Jackson for his or her equity incentive plan award set forth in this row is 25,186, 8,995, 8,995 and 6,836, respectively.
(13)	The RSUs underlying this award vest on the third anniversary of the grant date, subject to certain accelerated vesting if we achieve our AEBITDA targets in 2016 or 2017. We met our 2016 AEBITDA target and, accordingly, 33% of the RSUs set forth in this row vested on the 13-month anniversary of the grant date (but are still reflected on this table as unvested because they remained unvested as of December 31, 2016). If we meet our 2017 AEBITDA target, 34% of the RSUs set forth in this row will vest on the second anniversary of the grant date and will settle upon determination that we met our 2017 AEBITDA target.
(14)	The TSR PRSUs underlying this award vest on the date on which the Compensation Committee performs the TSR Measurement, which shall occur within 30 days after December 31, 2018. We describe the TSR Measurement in detail in the CD&A section above.
(15)

The ultimate number of TSR PRSUs that vest under this award depends on the results of the TSR Measurement. The target amount for each of Ms. Salka, Mr. Scott, Mr. Henderson and Ms. Jackson for his or her equity incentive plan award granted on January 5, 2016 is 14,143, 4,849, 4,849 and 3,233, respectively. For the target amount of TSR PRSUs to be earned, Relative TSR under the TSR Measurement would need to equal the 50th percentile and Absolute TSR would have to exceed zero. The range of TSR PRSUs that may be earned by the identified named executive officer under this award is zero to an amount equal to the product of (1) the target amount for such executive, multiplied by (2) 1.75 (the “2016 PRSU Maximum

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EXECUTIVE COMPENSATION DISCLOSURE

Amount”). The threshold amount equals 12.5% of the target amount. If we were to have conducted the TSR Measurement on December 31, 2016 (1) Relative TSR would have measured at the 57th percentile, and (2) Absolute TSR would have been positive. Based on those results, TSR PRSUs equal to 120% of the target amount (i.e., 16,972, 5,819, 5,819 and 3,880 for Ms. Salka, Mr. Scott, Mr. Henderson and Ms. Jackson, respectively) would have been awarded. However, pursuant to the instructions set forth to Item 402(f)(2) of Regulation S-K, we set forth the number of shares representing the 2016 PRSU Maximum Amount for the award in this column.
(16)	The AEBITDA PRSUs underlying this award vest on January 5, 2019. The settlement date and the determination of the amount of shares actually vested will take place when the Compensation Committee determines our 2018 AEBITDA margin, which we believe will occur in February 2019.
(17)	Pursuant to the instructions set forth to Item 402(f)(2) of Regulation S-K, which provides that the number of shares reported in this column shall be based on achieving the target performance goal because our 2016 AEBITDA margin of 12.5% exceeds the 2018 threshold AEBITDA margin of 12.0% but falls below the target AEBITDA margin of 13.0%, we set forth the number of shares representing the target amount for the award in this column.
(18)	The RSUs underlying this award vest on the third anniversary of the grant date, subject to certain accelerated vesting if we achieve our AEBITDA targets in 2017 or 2018. If we meet our 2017 AEBITDA target, 33% of the RSUs will vest on the 13-month anniversary of the grant date. If we meet our 2018 AEBITDA target, 34% of the RSUs will vest on the second anniversary of grant date.
(19)	The RSUs reflected in this row vested on January 3, 2017.
(20)	Approximately 51% of the RSUs set forth in this row vested on the second anniversary of the grant date as a result of accelerated vesting because we achieved our 2016 AEBITDA target. The remaining RSUs will vest on January 5, 2018.
(21)	The RSUs underlying this grant will vest on December 31, 2017.
(22)	This row reflects a grant that has time-based and performance-based components pursuant to which 12,731 shares of our Common Stock will vest on December 31, 2017, and an additional 12,731 shares will vest on such date if the average closing price of our Common Stock during December 2017 equals or exceeds $26.08 per share. Pursuant to the instructions set forth to Item 402(f)(2) of Regulation S-K, which provides that the number of shares reported in this column shall be based on achieving target performance goals (which includes both components) because the average closing price of our Common Stock during December 2016 exceeded the $26.08 per share Common Stock price target that must be met in December 2017 to receive the target amount, we set forth the number of shares representing the target amount for the award in this column.
(23)	The RSUs underlying this grant will vest on December 31, 2018.
(24)	This row reflects a grant that has time-based and performance-based components pursuant to which 19,243 shares of our Common Stock will vest on December 31, 2018, and an additional 19,243 shares will vest on such date if the average closing price of our Common Stock during December 2018 equals or exceeds $29.20 per share. Pursuant to the instructions set forth to Item 402(f)(2) of Regulation S-K, which provides that the number of shares reported in this column shall be based on achieving target performance goals (which includes both components) because the average closing price of our Common Stock during December 2016 exceeded the $29.20 per share Common Stock price target that must be met in December 2018 to receive the target amount, we set forth the number of shares representing the target amount for the award in this column.

Option Exercises and Stock Vested

The following table shows information regarding exercises of option awards to purchase our Common Stock and vesting of stock awards held by our named executive officers during 2016, as of December 31, 2016.

	OPTION AWARDS		STOCK AWARDS
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#) (1)	Value Realized on Vesting ($) (2)
Susan R. Salka	—	—	172,283	5,467,477
Brian M. Scott	—	—	45,329	1,385,057
Ralph S. Henderson	—	—	55,168	1,690,558
Denise L. Jackson	—	—	42,500	1,302,592
(1)	The amount for Ms. Salka in this column includes 80,477 shares of Common Stock underlying a vested equity award that she deferred in 2016.
(2)	We calculate the “Value Realized on Vesting” by multiplying (A) the number of shares acquired on vesting and (B) the closing price of our Common Stock on the applicable dates of vesting (even if the settlement of the award took place several weeks later upon determination that conditions to vesting occurred). Additionally, for Ms. Salka, the amount set forth in this column includes $500,586, which reflects 13,156 RSUs that vested in December 2016 but did not settle until February 2017 because we could not determine that the conditions for acceleration had been met during the year of vesting. The value realized on vesting for Ms. Salka includes the fair market value of 80,477 shares of Common Stock underlying a vested equity award that she deferred in 2016.

Nonqualified Deferred Compensation

We adopted and maintain our Deferred Compensation Plan, which provides our executives, including our named executive officers, with the opportunity to defer up to 80% of their base salary and up to 90% of their bonus. The Deferred Compensation Plan also permits executives to defer the settlement date of their RSUs or PRSUs. Our named executive officers are excluded from participating in our 401(k) plan. In 2016, we matched up to 50% of the first 6% and 100% of the next 4% of the executive’s eligible compensation for a maximum match of 7% of the executive’s cash compensation. The Deferred Compensation Plan credits deferrals (other than deferrals of RSUs or PRSUs) with earnings or losses based upon the executive’s selection of 13 publicly traded mutual funds, which may change from time to time. The measurement funds are: Nationwide NVIT Money Market, Vanguard VIF Total Bond Market Index, Fidelity VIP Investment Grade Bond, PIMCO VIT Real Return Portfolio, MFS VIT Value, Dreyfus Stock Index, American Funds IS Growth, JPMorgan IT Mid Cap Value, Janus Aspen Enterprise, DFA VA U.S. Targeted Value, Vanguard VIF Small

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EXECUTIVE COMPENSATION DISCLOSURE

Company Growth, American Funds IS International, and MRS VIT II International Value. Executives may change their election of measurement funds on a daily basis. Additionally, beginning in 2014, the Deferred Compensation Plan permitted executives to invest in a Deferred Compensation Fixed Rate Fund, which provides an annual fixed rate of return that is generally set by the Company on January 1 of each year at 120% of the long-term Applicable Federal Rate. For 2016, the Company set the rate of return at 3.1% per annum. In 2017, the Company changed the rate of return to 2.7% per annum.

Benefits under the Deferred Compensation Plan are payable in a lump sum or in annual installments for a period of up to ten years beginning six months after the named executive officer’s separation from service. Executives may also select at the time of deferral to be paid upon a change in control or a fixed distribution date, which must be at least three years after the date of deferral. Benefits under the Deferred Compensation Plan are also payable if the executive experiences an unforeseen financial emergency. Deferrals of RSUs or PRSUs are settled in shares upon a fixed date selected by the executive or upon a separation from service or change in control.

The following table reflects contributions made by the named executive officers and matching contributions made by us under the Deferred Compensation Plan in fiscal year 2016 as well as the named executive officers’ aggregate earnings, withdrawals and balance information.

NONQUALIFIED DEFERRED COMPENSATION TABLE

Name	Executive Contribution in Last FY ($) (1)		Registrant Contributions in Last FY ($) (2)	Aggregate Earnings in Last FY ($) (3)	Aggregate Withdrawals or Distributions ($)	Aggregate Balance at FYE ($) (4)
Susan R. Salka	2,665,407	(5)	129,165	162,697	—	8,548,309	(6)
Brian M. Scott	111,035		77,724	51,458	—	693,338
Ralph S. Henderson	173,167		80,811	51,163	—	1,016,047
Denise L. Jackson	62,089		38,806	116,931	—	1,104,359
(1)	The 2016 “Salary” and 2015 “Non-Equity Incentive Compensation” columns of the Summary Compensation Table include the contributions, as applicable, of the named executive officers set forth in this table.
(2)	We include the matching contributions made by us set forth in this column in the 2016 “All Other Compensation” column of the Summary Compensation Table.
(3)	Aggregate earnings are not reflected in the Summary Compensation Table. Additionally, any changes in the value of Common Stock underlying deferred vested awards are not included in this column.
(4)	To the extent our named officers made contributions or we made matching contributions to our named executive officers for the periods set forth in the Summary Compensation Table, such amounts are included (subject to increases or decreased earnings on such amounts) in this column.
(5)	This amount includes the fair market value as of the date of deferral of Ms. Salka’s deferral of 80,477 shares of Common Stock underlying a deferred vested equity award. Ms. Salka’s total cash contribution equaled $236,611.
(6)	This amount includes $5,700,559 representing the value of 148,259 shares of Common Stock underlying Ms. Salka’s deferred vested equity awards in her deferred compensation account, determined based on our Common Stock price of $38.45 per share, the closing price on December 30, 2016 (the last trading day of the year).

Termination of Employment and Change in Control Arrangements

Ms. Salka’s Employment Agreement

We are party to an employment agreement with Ms. Salka dated May 4, 2005, as amended February 6, 2008. The employment agreement provides that Ms. Salka will serve as our President and CEO. For her services in that capacity, Ms. Salka (1) receives a base salary that we may increase annually at our discretion, (2) is eligible to receive an annual bonus subject to meeting certain performance-based criteria, and (3) is eligible to participate in our equity plans, employee benefit plans and other benefits programs provided in the same manner and to the same extent as our other senior management. The term of the employment agreement ends May 4, 2018. Ms. Salka’s employment agreement automatically renews unless a party gives notice 120 days prior to the expiration date that such party does not wish to extend the term of the employment agreement.

The employment agreement provides that Ms. Salka will receive severance benefits under three certain circumstances as follows:

(1)	Death or Disability. In the event of her disability or death, Ms. Salka or her estate, as applicable, would be entitled to a severance payment equal to the sum of (A) two times her then-current annual base salary (payable not later than 30 days following termination of employment), and (B) an amount equal to the average of bonuses earned for the three most recent fiscal years (“Average Bonus”) by her (payable when bonuses are paid to our other executive officers).

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EXECUTIVE COMPENSATION DISCLOSURE

(2)	Termination for Reason Other than for Cause or Resignation for Good Reason. If we terminate Ms. Salka’s employment for any reason other than for “cause,” (10) or if she terminates her employment for “good reason,” (11) Ms. Salka would be entitled to receive from us, not later than 30 days following termination of employment, a lump sum amount equal to the sum of (A) two times her then-current annual base salary, and (B) two times her Average Bonus.

(3)	Change in Control. If, within one year following a “change in control,” (12) we terminate Ms. Salka for any reason other than for cause, or if she terminates her employment for good reason, she would be entitled to receive, as soon as reasonably practicable following her termination, a lump sum amount equal to the sum of (A) three times her then-current annual base salary, and (B) three times her Average Bonus. In addition, any unvested shares of RSUs, PRSUs, unvested options or other equity-based compensation awards held by Ms. Salka would automatically become 100% vested upon any “change in control” (as defined in Ms. Salka’s equity award agreements and the Equity Plan).

Additionally, under each of the above scenarios, Ms. Salka and her eligible dependents are entitled to continue to participate for two years in our medical, life, dental and disability insurance plans to the extent such plans permit continued participation (with Ms. Salka continuing to pay premiums in respect of such coverage that she was paying prior to termination).

Under some circumstances, amounts payable under Ms. Salka’s employment agreement are subject to a full “gross-up” payment to make her whole if she is deemed to have received “excess parachute payments” under Section 4999 of the Code. The employment agreement has not been amended in recent years; since 2009, we have committed to cease entering into employment agreements with tax gross-ups. Payment of all or a portion of the amounts set forth above may be delayed six months following her termination, if necessary to comply with the requirements of Section 409A of the Code. The employment agreement requires Ms. Salka to release any claims against us. The employment agreement also contains a confidentiality provision and a provision requiring Ms. Salka not to solicit our employees during its term and for a period of two years thereafter.

(10)	“Cause” is defined in the employment agreement as a termination of employment by us due to Ms. Salka’s (i) commission of an act of fraud or embezzlement against us or any of our subsidiaries or conviction in a court of law, or guilty plea or no contest plea, of any charge involving an act of fraud or embezzlement; (ii) conviction in a court of law, or guilty plea or no contest plea, to a felony charge; (iii) willful misconduct as our employee or as an employee for any of our subsidiaries that is reasonably likely to result in injury or financial loss to us or our subsidiaries; (iv) willful failure to render services to us or any of our subsidiaries in accordance with her employment duties, which amounts to a material neglect of duties to us and does not result from physical illness, injury or incapacity, and which failure is not cured promptly after adequate notice; or (v) material breach of certain covenants of the employment agreement, if not cured within 30 days after written notice.
(11)	“Good Reason” is defined in the employment agreement as (i) a material breach by us of the employment agreement with the exception of certain provisions thereto not cured within 30 days after the Board’s receipt of written notice of such non-compliance; (ii) the assignment to Ms. Salka without her consent of duties materially and adversely inconsistent with her position, duties or responsibilities, or a change in her title or office, or any removal of her from any of such positions, titles or offices, or any failure to elect or reelect her as a member of the Board or any removal of her as such a member, subject to certain exceptions; or (iii) the relocation of our corporate headquarters from San Diego, California of more than 50 miles without her approval.
(12)	“Change in control” is defined in the employment agreement as occurring upon: (1) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of a majority of the combined voting power of our then outstanding voting securities entitled to vote generally in the election of directors; (2) our dissolution or liquidation; (3) the sale of all or substantially all of our business or assets; or (4) the consummation of a merger, consolidation or similar form of corporate transaction involving the Company that requires the approval of our stockholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), if immediately following such Business Combination: (x) a Person is or becomes the beneficial owner, directly or indirectly, of a majority of the combined voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation), or (y) our stockholders cease to beneficially own, directly or indirectly, in substantially the same proportion as they owned the then outstanding voting securities immediately prior to the Business Combination, a majority of the combined voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation). “Surviving Corporation” means the corporation resulting from a Business Combination, and “Parent Corporation” means the ultimate parent corporation that directly or indirectly has beneficial ownership of a majority of the combined voting power of the then outstanding voting securities of the Surviving Corporation entitled to vote generally in the election of directors.

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EXECUTIVE COMPENSATION DISCLOSURE

The following table sets forth illustrative examples of the payments and benefits Ms. Salka would have received if any of the circumstances described above occurred as of December 31, 2016.

TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL

ARRANGEMENTS CHIEF EXECUTIVE OFFICER

Termination Reason	Cash Severance ($)	Bonus ($)	Benefits ($) (1)	Value of Accelerated Equity Awards ($) (2)	Tax Gross- Up ($) (3)	TOTAL ($)
Termination of Employment by Us without Cause or by Ms. Salka for Good Reason Absent a Change in Control	1,580,000	2,491,013	60,490	—	—	4,131,503
Death or Disability	1,580,000	1,245,507	15,986	—	—	2,841,493
Termination of Employment by Us without Cause or by Ms. Salka for Good Reason with a Change in Control	2,370,000	3,736,520	60,490	10,414,413	6,947,556	23,528,979
(1)	Under the terms of Ms. Salka’s employment agreement, she and her eligible dependents may continue to participate for two years in our medical, life, dental and disability insurance plans to the extent such plans permit continued participation (with Ms. Salka continuing to pay premiums in respect of such coverage that she was paying prior to termination). For purposes of this column, we assume that all plans would permit continued participation and that Ms. Salka (or her eligible dependents in the event of her death) would continue to participate. We value the benefit at our estimated cost of two years of her and her dependents’ continued participation in the applicable plans.
(2)	We computed the value of accelerated equity awards using a share price of $38.45, the closing price of our Common Stock on December 30, 2016, the last trading day of the year. This column does not reflect awards that had already vested as of December 31, 2016. As set forth in the applicable equity award agreements, for TSR PRSUs, we have utilized the number of shares Ms. Salka would have received if the applicable TSR Measurements were performed on December 31, 2016; for AEBITDA PRSUs we have utilized the target number underlying the awards based on 2017 or 2018 AEBITDA margin and for the award based on 2016 AEBITDA margin we have utilized the amount she would have received based on our 2016 AEBITDA margin.
(3)	We calculated the tax gross-up amount based on a number of assumptions, and that amount includes the amount of the 20% excise tax plus the highest federal and California marginal income tax rates and Medicare tax of 1.45%.

Executive Officer Severance Agreements

We are party to executive severance agreements with (1) Ms. Jackson, dated May 4, 2005, as amended on March 8, 2006 and February 6, 2008, (2) Mr. Henderson, dated September 4, 2007, as amended February 6, 2008, and (3) Mr. Scott, dated January 24, 2011. The severance agreements are virtually identical and provide that the applicable named executive officer will receive severance benefits if we terminate his or her employment without “cause,” or relocate his or her position to a locale beyond a 50-mile radius of our current corporate headquarters in San Diego, California (in either case, an involuntary termination). If an involuntary termination occurs, but not within one year of a “change in control” (defined as in Ms. Salka’s employment agreement, see footnote 12, above), benefits include a cash payment equal to the applicable named executive officer’s then-current annual base salary, payment of a prorated portion of his or her Average Bonus and reimbursement for the COBRA health coverage for his or her health insurance for a one-year period (or until he or she becomes eligible for comparable coverage under another employer’s health plans, if earlier), less his or her share of premiums. If an involuntary termination occurs within one year of a change in control, the applicable named executive officer’s severance payment equals two times the sum of (A) his or her then-current annual base salary, plus (B) an amount equal to his or her Average Bonus. Each severance agreement contains a requirement that the named executive officer execute a general release in our favor as a condition to receiving the severance payments.

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EXECUTIVE COMPENSATION DISCLOSURE

The following table sets forth illustrative examples of the payments and benefits Mr. Scott, Mr. Henderson and Ms. Jackson would have received if any of the circumstances described above occurred as of December 31, 2016.

TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL

ARRANGEMENTS OTHER EXECUTIVE OFFICERS

Brian M. Scott
Termination Reason	Cash Severance ($)	Bonus ($)	Benefits ($)	Value of Accelerated Equity Awards ($) (1)	TOTAL ($)
Involuntary Absent a Change in Control	450,000	571,948	10	—	1,021,958
Involuntary Within One Year of a Change in Control	900,000	1,143,896	10	5,478,394	7,522,300
Ralph S. Henderson
Termination Reason	Cash Severance ($)	Bonus ($)	Benefits ($)	Value of Accelerated Equity Awards ($) (1)	TOTAL ($)
Involuntary Absent a Change in Control	450,000	520,968	7,993	—	978,961
Involuntary Within One Year of a Change in Control	900,000	1,041,936	7,993	5,509,770	7,459,699
Denise L. Jackson
Termination Reason	Cash Severance ($)	Bonus ($)	Benefits ($)	Value of Accelerated Equity Awards ($) (1)	TOTAL ($)
Involuntary Absent a Change in Control	375,000	346,124	4,565	—	725,689
Involuntary Within One Year of a Change in Control	750,000	692,247	4,565	2,462,338	3,909,150
(1)	Pursuant to the terms of the equity award agreements with our named executive officers, upon a change in control of the Company, all of their unvested equity awards become vested and exercisable regardless of whether there is a termination of employment. We have included the value of accelerated vesting of each named executive officer’s equity awards in the table above. For this purpose, we used $38.45, the closing price of our Common Stock on December 30, 2016, the last trading day of the year. This column does not reflect awards that had already vested as of December 31, 2016. As set forth in the applicable equity award agreements, for TSR PRSUs, we have utilized the number of shares the named executive officers would have received if the applicable TSR Measurements were performed on December 31, 2016; for AEBITDA PRSUs we have utilized the target number underlying the awards based on 2017 or 2018 AEBITDA margin and for the award based on 2016 AEBITDA margin we have utilized the amount the executive would have received based on our 2016 AEBITDA margin. For the Special Equity Awards, we utilized the number of shares of Common Stock set forth for such Awards in the table entitled “Outstanding Equity Awards at Fiscal Year End.”

48    AMN HEALTHCARE SERVICES, INC.  ï  2017 Proxy Statement

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION

PROPOSAL 2:

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Section 14A of the Exchange Act, as amended by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the “Dodd-Frank Act,” enables our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules. As previously disclosed, the Board has determined that it will hold an advisory vote on executive compensation on an annual basis, and the next stockholder advisory vote will occur at our 2018 Annual Meeting of Stockholders.

As described in detail in the CD&A section above, we design our executive compensation programs to, among other things, attract, motivate, and retain our named executive officers, who are critical to our success. Under these programs, we reward our named executive officers for our successful performance, the achievement of specific annual, long-term and strategic goals, and the realization of increased shareholder value. Our executive compensation programs are substantially tied into our key business objectives and total shareholder return, and, therefore, aligned with the interests of our stockholders. The Board maintains the highest level of corporate governance over our executive pay programs, and closely monitors best practices and the compensation programs and pay levels of executives at peer companies to ensure that our compensation programs are within the norm of a range of market practices.

We have two stockholder approved incentive plans that we use to motivate, retain and reward our executives. These cash and equity plans make up a majority of the pay we provide to our executives. As a result of this pay-for-performance structure, our named executive officers generally realized an amount significantly above their target compensation during

2014, 2015 and 2016, when our Common Stock price appreciated 162% on a cumulative basis during the three-year period ended December 31, 2016 and we delivered strong financial and operational results. We believe our performance pay structure appropriately incents executives without excessive risk. In 2016, the Compensation Committee continued to emphasize its philosophy of pay for performance by utilizing TSR PRSUs and AEBITDA PRSUs.

We ask that you support the compensation of our named executive officers as disclosed in our CD&A and the accompanying tables contained in this proxy statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s proxy statement for the 2017 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, Summary Compensation Table and the other related tables and narrative disclosure.”

Because your vote is advisory, it will not bind us, the Compensation Committee, or our Board. However, our Board and our Compensation Committee value the opinions of our stockholders and will review the voting results and take them into consideration when making future decisions regarding our executive compensation programs and policies.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE

APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS,

AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE

COMPENSATION DISCLOSURE RULES OF THE SEC.

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PROPOSAL 3: ADVISORY VOTE ON THE FREQUENCY OF AN ADVISORY VOTE ON EXECUTIVE COMPENSATION

PROPOSAL 3:

ADVISORY VOTE ON THE FREQUENCY OF AN

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Act enables our stockholders to indicate how frequently we should seek an advisory vote on the compensation of our named executive officers, as disclosed pursuant to the SEC’s compensation disclosure rules. By voting on this Proposal 3, stockholders may indicate whether they would prefer an advisory vote on named executive officer compensation to occur every three years, every two years or every year. Stockholders may also abstain from voting on this proposal.

After careful consideration of this Proposal, our Board has determined that an advisory vote on executive compensation that occurs every year (an annual vote) is the most appropriate alternative, and therefore our Board recommends that you vote for a one-year interval for the advisory vote on executive compensation. Stockholders are not voting to approve or disapprove the Board’s recommendation.

In formulating its recommendation, our Board considered that an annual advisory vote on executive compensation will allow our stockholders to provide us with their direct input on our compensation philosophy, policies and practices as disclosed in the proxy statement every year. Additionally, an annual advisory vote on executive compensation is consistent with our policy of seeking input from, and engaging in discussions with, our stockholders on corporate governance matters and our executive compensation philosophy, policies and practices on a routine basis. We understand that our stockholders may have different views as to what is the best approach, and we look forward to hearing from our stockholders on this Proposal.

You may cast your vote on your preferred voting frequency by choosing the option of one year, two years, or three years, or abstain from voting.

The option of one year, two years or three years that receives the highest number of votes cast by stockholders will be the frequency for the advisory vote on executive compensation that has been selected by stockholders. However, because this vote is advisory and not binding on our Board or the Company in any way, our Board may decide that it is in the best interests of our stockholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option approved by our stockholders.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE

OPTION OF EVERY ONE YEAR (ANNUAL) AS THE FREQUENCY

WITH WHICH STOCKHOLDERS ARE PROVIDED AN

ADVISORY VOTE ON EXECUTIVE COMPENSATION.

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PROPOSAL 4: APPROVAL OF THE AMN HEALTHCARE 2017 SENIOR EXECUTIVE INCENTIVE BONUS PLAN

PROPOSAL 4:

APPROVAL OF THE AMN HEALTHCARE 2017

SENIOR EXECUTIVE INCENTIVE BONUS PLAN

Introduction

On February 24, 2017, the Board adopted the AMN Healthcare 2017 Senior Executive Incentive Bonus Plan (i.e., the Proposed Bonus Plan), subject to approval of our stockholders. If our stockholders approve the Proposed Bonus Plan, there will be no further awards under the current Bonus Plan and it will terminate subject to the completion of our 2017 bonus awards made under it. The following description only summarizes certain provisions of the Proposed Bonus Plan and is qualified in its entirety by reference to its full text, a copy of which we attach as Exhibit C to this proxy statement. Unless the context indicates otherwise, capitalized terms used in this Proposal 4 have the meanings given to them in the attached Proposed Bonus Plan.

Summary of the Proposed Bonus Plan

Purpose

Section 162(m) of the Code generally does not allow publicly held companies to obtain tax deductions for compensation of more than $1,000,000 paid in any year to their chief executive officer, or any of three most highly compensated executive officers, other than the chief financial officer (such officers for purposes of this Proposal 4 and Proposal 5 below, the “Named Executive Officers”), unless such payments are “performance-based” in accordance with conditions specified under Section 162(m) of the Code and the Treasury Regulations promulgated thereunder (the “Section 162(m) Limitations”). One of those conditions requires us to obtain stockholder approval of the material terms of the performance goals set by a committee of outside directors. We must obtain stockholder approval initially and every five years thereafter. The Proposed Bonus Plan is intended to satisfy the Section 162(m) Limitations.

The purpose of the Proposed Bonus Plan is to establish a program of incentive compensation for Named Executive Officers and other key employees of the Company and its subsidiaries that is directly related to the performance results of the Company and such individuals. We believe if the applicable performance goals are satisfied, this Proposal 4 would enable us to pay performance-based compensation to our Named Executive Officers and to obtain tax deductions for such payments, without regard to the limitations of Section 162(m) of the Code. Although approval of the Proposed Bonus Plan by stockholders will enable us to grant awards that qualify as “performance-based compensation” under Section 162(m) of the Code, we believe that it is in our best interests to maintain the flexibility to also grant awards at the discretion of the Compensation Committee that do not qualify as “performance-based compensation.”

We note that if our stockholders do not approve the Proposed Bonus Plan, our current Bonus Plan will remain in effect. However, because the current Bonus Plan will not have been approved since 2012, it will no longer satisfy the stockholder approval requirement of Section 162(m). Accordingly, we will not be able to utilize “performance-based compensation” in connection with the $1,000,000 tax deduction limit for each of our Named Executive Officers for bonus awards that would otherwise qualify as such subsequent to the date of the Annual Meeting.

Administration

The Board selected the Compensation Committee to administer the Proposed Bonus Plan. The Compensation Committee is composed of two or more members of the Board, each of whom is required to be an “outside director” (within the meaning of Section 162(m) of the Code). The Compensation Committee has all the authority that may be necessary or helpful to enable it to discharge its responsibilities with respect to the Proposed Bonus Plan, including authority to determine eligibility for participation, establish the maximum award that may be earned by each Participant (which may be expressed in terms of dollar amount, percentage of salary or any other measurement), establish goals for each participant, calculate and determine each participant’s level of attainment of such goals, and calculate the Bonus Award for each participant based upon such level of attainment. Except as otherwise specifically limited in the Proposed Bonus Plan, the Compensation Committee has full power and authority to construe, interpret, and administer the Proposed Bonus Plan.

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PROPOSAL 4: APPROVAL OF THE AMN HEALTHCARE 2017 SENIOR EXECUTIVE INCENTIVE BONUS PLAN

Eligibility

Any officer or other key employee of the Company and its subsidiaries selected by the Compensation Committee, in its sole discretion, shall be eligible to participate in the Proposed Bonus Plan. As of December 31, 2016, 11 of our employees participated in our current Bonus Plan, which the Proposed Bonus Plan is intended to replace.

Bonus Awards and Performance Goals

The Proposed Bonus Plan provides that the Compensation Committee shall designate for each “Performance Period” (i.e., the period during which performance is measured to determine the level of attainment of an award) which participants will be eligible for awards. Our fiscal year, which is currently the calendar year, or any period of one or more years, or a portion of a year, may constitute a Performance Period under the Proposed Bonus Plan. Performance Periods may overlap.

The Compensation Committee will establish for each Performance Period a maximum award (and, if the Compensation Committee so determines, a target and/or threshold award) and goals relating to the Company, subsidiary, divisional, departmental and/or functional performance for each participant (the “Performance Goals”) and communicate such Performance Goals to each participant prior to or during the applicable Performance Period. The maximum award is subject to the fixed maximum under the Proposed Bonus Plan, as described below. Participants will earn Bonus Awards based upon the level of attainment of the applicable Performance Goals during the applicable Performance Period, as and to the extent established by the Compensation Committee.

The Performance Goals will be based on attainment of specific levels of our performance (or of one of our subsidiaries, divisions, departments or functions) with reference to one or more of the following: (i) market value; (ii) book value; (iii) earnings or earnings per share (either basic or diluted), in each case, either before or after taxes (and as may be objectively adjusted as determined by the Compensation Committee, including, without limitation, adjustments for stock compensation expense, integration expenses, incentive awards recorded in the Company’s financial books and records, including annual and long-term incentive awards, extraordinary legal costs (including damages, settlements and attorneys’ fees), changes in United States Generally Accepted Accounting Principles (“GAAP”) treatment of revenue or expenses, discontinued operations, goodwill and other identified asset impairments, depreciation and amortization, and expenses resulting from severance arrangements with terminated employees); (iv) market share; (v) operating profit; (vi) net income; (vii) cash flow; (viii) return on capital or invested capital; (ix) return on assets; (x) return on equity; (xi) margins; (xii) total shareholder return; (xiii) sales or product volume growth; (xiv) productivity improvement or ratios; (xv) costs or expenses; (xvi) net debt reduction; (xvii) earnings before interest, taxes, depreciation and amortization (and other objective adjustments as may be determined by the Compensation Committee, including, without limitation, stock compensation expense, integration expenses, incentive awards recorded in the Company’s financial books and records, including annual and long-term incentive awards, extraordinary legal costs (including damages, settlements and attorneys’ fees), changes in GAAP treatment of revenue or expenses, discontinued operations, goodwill and other identified asset impairments, and expenses resulting from severance arrangements with terminated employees); (xviii) unit volume; (xix) net sales; (xx) balance sheet measurements; (xxi) selling, general and administrative expenses (including, without limitation, SG&A as a percentage of revenue or similar ratios); (xxii) revenue; (xxiii) the Company’s Common Stock price or its enterprise value; (xxiv) completion of acquisitions or business expansion; (xxv) operating income; or (xxvi) any other objective value-based performance measure. Any of the foregoing criteria may be measured in absolute terms or as compared to the results of a peer group, other group of comparable companies selected by the Compensation Committee, or an index.

The Compensation Committee may in its discretion adjust any evaluation of performance with respect to any Performance Goal to exclude or include the impact of the following events: (a) gains or losses on sales or dispositions, (b) asset write-downs, (c) changes in tax law or rate, (d) the cumulative effect of changes in accounting principles or changes in accounting policies, including changes in GAAP treatment of revenue and expenses, (e) events of an “unusual nature” and/or of a type that indicate “infrequency of occurrence,” as defined in FASB Accounting Standards Update 2015 – 01, (f) acquisitions occurring after the start of a Performance Period, integration expenses related to acquisitions, or unbudgeted costs incurred related to future acquisitions, (g) operations discontinued, divested or restructured, including severance costs, (h) gains or losses on refinancing or extinguishment of debt, (i) foreign exchange gains and losses, (j) all or any portion of litigation expenses (including attorneys’ fees, court costs and other out-of-pocket expenses), amounts paid as damages, claim judgments, or settlements, (k) stock compensation expense, (l) expenses resulting from severance arrangements with terminated employees, (m) incentive awards recorded in the Company’s financial books and records, (n) depreciation and amortization and (o) any similar objective event or condition specified by the Compensation Committee.

As soon as practicable following the end of the applicable Performance Period, the Compensation Committee will certify the attainment of the Performance Goals and will calculate the Bonus Award, if any, payable to each participant. Bonus Awards will be paid in a lump sum cash payment, as soon as practicable following the determination of the amount thereof

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PROPOSAL 4: APPROVAL OF THE AMN HEALTHCARE 2017 SENIOR EXECUTIVE INCENTIVE BONUS PLAN

by the Compensation Committee, but not later than the March 15th of the year following the end of the Performance Period. The Compensation Committee retains the right to reduce any Bonus Award, in its discretion. The maximum amount payable to a participant who is a Named Executive Officer in respect of a Bonus Award that is intended to qualify for the performance-based exception to Section 162(m) of the Code with respect to any Performance Period of one year is $3,000,000; provided, however, that (i) such maximum amount shall be proportionately adjusted with respect to Performance Periods that are greater or less than one year in duration, and (ii) if there are two or more Performance Periods that end during any calendar year, in no event shall the aggregate amount payable to any Named Executive Officer with respect to all such Performance Periods for such calendar year exceed $10,000,000.

Clawback under the Proposed Bonus Plan

The Proposed Bonus Plan provides that Bonus Awards thereunder may be subject to recovery under any law, government regulation, stock exchange listing requirement or Company policy adopted pursuant to such laws. Our clawback policy set forth in the Guidelines permits us to require forfeiture or repayment of all or a portion of cash-based incentive awards, which will include Bonus Awards made under the Proposed Bonus Plan, paid to an executive officer under certain circumstances involving misconduct.

Effective Date; Termination and Amendment

If approved by our stockholders, the Proposed Bonus Plan will become effective as of April 19, 2017 (or such later date as the stockholders approve it) and we will not need to seek further stockholder approval until our 2022 Annual Meeting of Stockholders. If our stockholders do not approve the Proposed Bonus Plan, the current Bonus Plan will remain in effect and we will seek re-approval of the current Bonus Plan (with any amendments approved by the Board) at our 2018 Annual Meeting of Stockholders.

The Compensation Committee may amend, suspend or terminate the Proposed Bonus Plan at any time; provided, however, that no amendment may be made without the approval of our stockholders if the effect of such amendment would be to cause outstanding or pending 162(m) Bonus Awards to cease to qualify for the performance-based compensation exception to Section 162(m) of the Code.

New Plan Benefits

Because amounts payable under the Proposed Bonus Plan are based on satisfaction of certain Performance Goals in each applicable Performance Period, it cannot be determined at this time what amounts, if any, will be received by any participants under the Proposed Bonus Plan. The amounts earned under the current Bonus Plan for fiscal years 2014, 2015 and 2016 by our Named Executive Officers are set forth in the Summary Compensation Table above.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR”

THE APPROVAL OF THE AMN HEALTHCARE 2017

SENIOR EXECUTIVE INCENTIVE BONUS PLAN.

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PROPOSAL 5: APPROVAL OF THE AMN HEALTHCARE 2017 EQUITY PLAN

PROPOSAL 5: APPROVAL OF THE AMN HEALTHCARE 2017 EQUITY PLAN

Introduction

Our stockholders last approved our current Equity Plan in April 2012, which is the last time we requested approval from our stockholders for additional shares for an equity plan. On February 24, 2017, the Board approved the adoption of the AMN Healthcare 2017 Equity Plan (i.e., the Proposed Equity Plan), which is attached to this proxy statement as Exhibit D, subject to approval of our stockholders. If our stockholders approve this Proposal 5, the Proposed Equity Plan will become effective and no more equity awards will be made under our current Equity Plan. Generally, and subject to the share recycling features of the Proposed Equity Plan (as described below), the number of shares that will be reserved for grant under the Proposed Equity Plan upon stockholder approval will equal the sum of (i) 1,400,000 shares, plus (ii) shares available for grant as of the close of business on the Record Date under the current Equity Plan, which equaled 1,765,776, less (iii) shares underlying awards granted under our current Equity Plan between the Record Date and the date of approval by our stockholders of the Proposed Equity Plan (the “Interim Period”). Unless and until our stockholders approve the Proposed Equity Plan, no shares will be authorized for grant under it, and our current Equity Plan will remain in effect.

The Board believes the Proposed Equity Plan will allow us to continue to attract and retain the services of key employees and directors. The Board believes that equity awards are an important element of compensation for management. Equity awards incentivize management to maintain a longer-term perspective to support our growth strategy and meet our financial objectives on a sustained basis. The Board anticipates that continuing to provide such persons with a direct stake in the Company will help assure a close identification of the interests of participants in the Proposed Equity Plan and the interests of us and our stockholders, thereby stimulating their efforts on our behalf and strengthening their desire to remain with us.

Reasons for Stockholder Approval

We are seeking stockholder approval of the Proposed Equity Plan for several reasons, including the following:

•	NYSE rules generally require stockholder approval of equity compensation plans,

•	Stockholder approval allows the Compensation Committee to grant incentive stock options to employee participants in the Proposed Equity Plan, and

•	Stockholder approval allows the Compensation Committee to grant awards intended to qualify as “performance-based compensation,” thereby preserving the Company’s tax deduction under Section 162(m) of the Code.

Section 162(m) of the Code generally does not allow publicly held companies to obtain tax deductions for compensation of more than $1,000,000 paid in any year to their Named Executive Officers, unless such payments are “performance-based” in accordance with conditions specified under Section 162(m), which includes obtaining stockholder approval initially (and every five years after the initial approval) of the material terms of the performance goals set by a committee of outside directors.

The Proposed Equity Plan is intended to satisfy Section 162(m) of the Code. If the applicable performance goals (as set forth below) are satisfied, it would enable us to pay performance-based compensation to our Named Executive Officers and to obtain tax deductions for such payments, without regard to the limitations of Section 162(m) of the Code.

If our stockholders do not approve the Proposed Equity Plan, our current Equity Plan will remain in effect. However, because the current Equity Plan was last approved in 2012, it will no longer satisfy the every five year stockholder approval requirement of Section 162(m). Accordingly, we will not be able to utilize “performance-based compensation” in connection with the $1,000,000 tax deduction limit for each of our Named Executive Officers for equity awards that would otherwise be intended to qualify as such subsequent to the date of the Annual Meeting.

Important Aspects of Our Proposed Equity Plan Are Designed to Protect Our Stockholders’ Interests

The Proposed Equity Plan includes a number of features designed to protect our stockholders’ interests, including the following:

•	Stockholder Approval Required for Shares. Subject to the share recycling features of the Proposed Equity Plan (as described below), the Proposed Equity Plan generally authorizes a pool of 3,165,776 shares of our Common Stock (which includes 1,765,776 shares of Common Stock that are available for grant under our current Equity Plan as of the Record Date), less shares underlying awards granted under our current Equity Plan during the Interim Period. The Proposed Equity Plan requires stockholder approval to grant any additional shares of our Common Stock.

•	Prohibition Against Repricing of Options and SARs Without Stockholder Approval. Except in connection

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PROPOSAL 5: APPROVAL OF THE AMN HEALTHCARE 2017 EQUITY PLAN

with an equitable adjustment or a “sale event,” the Proposed Equity Plan prohibits the repricing of outstanding stock options and SARS, whether by amending an existing award or by substituting a new award at a lower price. These types of awards may also not be cancelled for cash or other awards.

•	Equity Awards Subject to Certain Policies. Any award granted under the Proposed Equity Plan is subject to our securities trading policy and any other policy that the Company adopts in connection with laws, government regulations or exchange listing requirements. In addition, any award granted to an executive officer under the Proposed Equity Plan is subject to our clawback policy set forth in the Guidelines. Pursuant to our clawback policy, we may require forfeiture or repayment of all or a portion of equity-based incentive awards granted or paid to an executive officer under certain circumstances involving misconduct.

•	No Dividends on Unvested Shares. No dividends or dividend equivalents are payable with respect to any shares of Common Stock underlying an award until such award (or the applicable part of the award) has vested.

Historical Burn Rate under Our Equity Plan

We believe we use our equity plans in a judicious and responsible manner. Over the past three years, all of our equity awards have been full-value awards. We set forth in the chart immediately below our average burn rate for each of the last three fiscal years.

Fiscal Year	Shares Granted	Weighted Average Common Shares Outstanding (Basic) FYE	Burn Rate(1)
2016	541,000	47,946,000	1.1%
2015	819,000	47,525,000	1.7%
2014	896,000	46,504,000	1.9%
(1)	We calculate burn rate for a subject year as (a) the sum of (i) the total number of shares underlying awards granted during such year, plus shares vested under our PRSUs during the subject year that exceeded the target amount of shares granted, divided by (b) the weighted average of common shares outstanding (on a basic basis) for the subject year, in each case, rounded to the nearest thousand.

We believe our burn rate over the past three years is very reasonable and below industry norms. We believe that upon approval of the Proposed Equity Plan we will have enough shares available for grant to last for the next five years. As of

December 31, 2016, equity awards representing 1,357,016 shares of Common Stock were outstanding under our Equity Plan, with 1,933,298 shares of Common Stock remaining available for future grant under it.

Certain Information Regarding Our Equity Awards as of the Record Date

The following table shows certain information about our equity awards as of the close of business on the Record Date:

Item	Record Date Data
Total shares underlying options and SARs	282,695
Weighted average exercise price of outstanding options and SARs	$9.64
Weighted average remaining contractual life of outstanding options and SARs	2.63 years
Total shares subject to outstanding, unvested full-value awards	977,758
Total shares available for grant under our Equity Plan	1,765,776
Common shares outstanding	47,857,551

Additionally, in 2014, the Board adopted the Inducement Plan under which we may grant up to 200,000 shares of our

Common Stock to prospective employees. As of the Record

Date, no equity awards had been granted under the Inducement Plan.

Summary of the Proposed Equity Plan

The following description only summarizes certain provisions of the Proposed Equity Plan and is qualified in its entirety by reference to its full text. The closing price of our Common Stock on the Record Date was $42.00.

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PROPOSAL 5: APPROVAL OF THE AMN HEALTHCARE 2017 EQUITY PLAN

Primary Features

The material features of the Proposed Equity Plan are:

•	Subject to the share recycling features of the Proposed Equity Plan, the maximum number of shares of Common Stock reserved and available for grant equals 3,165,776, which includes 1,765,776 shares of Common Stock that are available under our current Equity Plan as of the Record Date, less any shares granted under our current Equity Plan during the Interim Period,

•	The award of stock options (both incentive and non-qualified options), SARs, restricted stock, unrestricted stock and RSUs is permitted,

•	All shares of Common Stock underlying an award made under the Equity Plan will be counted as an award of one share of Common Stock regardless of award type,

•	Each share of Common Stock subject to an award that is forfeited, cancelled or cash settled, or that expires or otherwise terminates (other than by exercise) under the Proposed Equity Plan (or under the current Equity Plan after the Record Date with respect to awards outstanding under it), in each case, shall be made available again for issuance under the Proposed Equity Plan,

•	Each share (a) tendered or held back upon exercise of an option or settlement of an award to cover the exercise price or tax withholding with respect to an award or (b) subject to SARs that are not issued in connection with settlement of the SARs on exercise thereof under the Proposed Equity Plan (or under the current Equity Plan after the Record Date with respect to awards outstanding under it), in each case, shall be made available again for issuance under the Proposed Equity Plan,

•	The maximum number of SARs/stock options that can be awarded to any one individual in any calendar year is 1,000,000,

•	The maximum number of shares that can be awarded in the form of incentive stock options during the life of the Proposed Equity Plan is 1,000,000,

•	There is an annual limit on the number of shares of Common Stock that may be subject to an Award to a non-employee director of an amount equal to $500,000 of AGD Fair Value,

•	No dividends or dividend equivalents may be paid with respect to shares of Common Stock underlying unvested awards,

•	Shares of Common Stock issued under the Proposed Equity Plan may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares purchased in the open market or otherwise,
•	The Compensation Committee will administer the Proposed Equity Plan with broad power to determine grantees and the terms of each award,

•	Any material amendment (other than an amendment that curtails the scope of the Proposed Equity Plan) is subject to approval by our stockholders, and

•	The term of the Proposed Equity Plan expires on the ten-year anniversary of stockholder approval.

To ensure that certain awards granted under the Proposed Equity Plan to a “Covered Employee” (as defined in Section 162(m) of the Code) may qualify as “performance-based compensation” under Section 162(m) of the Code, the Proposed Equity Plan provides that the Compensation Committee may require that the vesting of such awards be conditioned on the satisfaction of performance criteria, described as such criteria relating to Company-wide objectives or of the subsidiary, division, department or function with the Company or subsidiary in which the relevant participant is employed. Such performance criteria (“Performance Criteria”) may be based on the following metrics: (i) market value; (ii) book value; (iii) earnings or earnings per share (either basic or diluted), in each case, either before or after taxes (and as may be objectively adjusted as determined by the Compensation Committee, including, without limitation, adjustments for stock compensation expense, integration expenses, incentive awards recorded in the Company’s financial books and records, including annual and long-term incentive awards, extraordinary legal costs (including damages, settlements and attorneys’ fees), changes in GAAP treatment of revenue or expenses, discontinued operations, goodwill and other identified asset impairments, depreciation and amortization and expenses resulting from severance arrangements with terminated employees); (iv) market share; (v) operating profit; (vi) net income; (vii) cash flow; (viii) return on capital or invested capital; (ix) return on assets; (x) return on equity; (xi) margins; (xii) total shareholder return; (xiii) sales or product volume growth; (xiv) productivity improvement or ratios; (xv) costs or expenses; (xvi) net debt reduction; (xvii) earnings before interest, taxes, depreciation and amortization (and other objective adjustments as may be determined by the Compensation Committee, including, without limitation, stock compensation expense, integration expenses, incentive awards recorded in the Company’s financial books and records, including annual and long-term incentive awards, extraordinary legal costs (including damages, settlements and attorneys’ fees), changes in GAAP treatment of revenue or expenses, discontinued operations, goodwill and other identified asset impairments, and expenses resulting from severance arrangements with terminated employees); (xviii) unit volume; (xix) net sales; (xx) balance sheet measurements; (xxi) selling, general and administrative expenses (including, without limitation, SG&A as a percentage of revenue or similar ratios); (xxii) revenue; (xxiii) the Company’s Common Stock price or its enterprise value;

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(xxiv) completion of acquisitions or business expansion; (xxv) operating income; or (xxvi) any other objective value-based performance measure. Performance Criteria under the Proposed Equity Plan may be measured in absolute terms or compared to the results of a peer group, other group of comparable companies selected by the Compensation Committee, or an index.

For purposes of determining whether any performance objective has been satisfied under the Proposed Equity Plan, the Compensation Committee may include or exclude, as applicable, the effects of the following events that occur during a performance period: (a) gains or losses on sales or dispositions, (b) asset write-downs, (c) changes in tax law or rate, (d) the cumulative effect of changes in accounting principles or changes in accounting policies, (e) events of an “unusual nature” and/or of a type that indicate “infrequency of occurrence,” as defined in FASB Accounting Standards Update 2015 — 01, (f) acquisitions occurring after the start of a performance period, integration expenses related to acquisitions, or unbudgeted costs incurred related to future acquisitions, (g) operations discontinued, divested or restructured, including severance costs, (h) gains or losses on refinancing or extinguishment of debt, (i) foreign exchange gains and losses, (j) all or any portion of litigation expenses (including attorneys’ fees, court costs and other out-of-pocket expenses), amounts paid as damages, claim judgments, or settlements, (k) stock compensation expense, (l) expenses resulting from severance arrangements with terminated employees, (m) incentive awards recorded in our financial books and records, including annual and long-term incentive awards, (n) depreciation and amortization and (o) any similar objective event or condition specified in such award agreement.

The Compensation Committee may select the particular Performance Criteria within 90 days following the commencement of a performance cycle, or such shorter time period as Section 162(m) of the Code may require to preserve the status of the award as “performance-based compensation.” Subject to adjustments for stock splits and similar events, the maximum award of restricted stock or RSUs (or combination thereof) granted to any one individual that is intended to qualify as “performance-based compensation” under Section 162(m) of the Code will not exceed 500,000 shares for any calendar year.

Plan Administration

The Compensation Committee has full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, to determine the specific terms and conditions of each award, and to modify the terms and conditions of any award, subject to the provisions of the Proposed Equity Plan. The Compensation Committee may delegate to our CEO the authority to grant awards at fair market value to employees who are not subject to the reporting and other provisions of Section 16 of the Exchange Act. Under the Proposed Equity Plan, the Compensation Committee may adopt, alter and repeal rules, guidelines and practices for the Proposed Equity Plan’s administration, interpret it or an award’s terms and provisions, make determinations for its administration, decide disputes arising under it, and supervise its administration.

Eligibility and Limitations on Grants

Persons eligible to participate in the Proposed Equity Plan will be those officers, employees, non-employee directors and other key persons (including consultants and prospective employees) of ours and our subsidiaries as selected from time to time by the Compensation Committee.

The maximum award of stock options or SARs granted to any one individual will not exceed 1,000,000 shares (subject to adjustment for stock splits and similar events) for any calendar year period. If any award of restricted stock or RSUs granted to an individual is intended to qualify as “performance-based compensation” under Section 162(m) of the Code, then the maximum award shall not exceed 500,000 shares (subject to adjustment for stock splits and similar events) to any one such individual in any calendar year.

Share Recycling Permitted

The Proposed Equity Plan permits us to add back certain shares of Common Stock. Specifically, if any shares of Common Stock subject to an award are forfeited, an award expires or otherwise terminates without issuance of the Common Stock underlying the award, or an award is settled for cash (in whole or in part) or otherwise does not result in the issuance of all or a portion of the shares of Common Stock subject to such award, such shares will, to the extent of such forfeiture, expiration, termination, cash settlement or non-issuance, be added to the shares of Common Stock available for grant under the Proposed Equity Plan on a one-for-one basis. Additionally, if after the Record Date any of the same events occurs with respect to shares of Common Stock subject to an award under the current Equity Plan, then, in each such case, the shares of Common Stock subject to the applicable award will, to the extent of such forfeiture, expiration, termination, cash settlement or non-issuance, be added to the shares of Common Stock available for grant under the Proposed Equity Plan on a one-for-one basis.

Similarly, if (i) any option or other award granted under the Proposed Equity Plan is exercised through the tendering of shares of Common Stock or by the withholding of shares of Common Stock by us, or (ii) withholding tax liabilities arising from such option or other award are satisfied by the tendering of shares of Common Stock or by the withholding of shares of Common Stock by the Company, then, in each such case, the shares of Common Stock so tendered or withheld shall be added back to the Proposed Equity Plan on a one-for-one

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PROPOSAL 5: APPROVAL OF THE AMN HEALTHCARE 2017 EQUITY PLAN

basis. Additionally, if after the Record Date any of the same events occurs with respect to shares of Common Stock underlying awards under the current Equity Plan, then, in each such case, the shares of Common Stock so tendered or withheld shall be added to the shares of Common Stock available for grant under the Proposed Equity Plan on a one-for-one basis.

Equitable Adjustments for Changes in Common Stock

The Compensation Committee will equitably adjust awards, exercise prices and the number of shares of Common Stock reserved for issuance, as may be applicable, as a result of certain extraordinary events or circumstances, including, without limitation, a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, extraordinary cash dividend or other similar change in our capital stock or increases or decreases in the outstanding shares of Common Stock.

Types of Awards

Under the Proposed Equity Plan, the Compensation Committee may grant awards of (1) stock options, (2) SARs, (3) restricted stock, (4) RSUs, and/or (5) unrestricted stock.

Stock Options. The Proposed Equity Plan permits the granting of (1) stock options intended to qualify as incentive stock options under Section 422 of the Code and (2) stock options that do not so qualify. Options granted under the Proposed Equity Plan will be non-qualified options if they fail to qualify as incentive options or exceed the annual limit on incentive stock options. Incentive stock options may be granted to employees only; non-qualified options may be granted to employees, non-employee directors and key persons, such as consultants and prospective employees. The option exercise price of each option will be determined by the Compensation Committee but may not be less than 100% of the fair market value of the Common Stock on the date of grant. The maximum number of shares that can be granted in the form of incentive stock options cannot exceed 1,000,000 shares.

The Compensation Committee will fix the term of each option, provided the term cannot exceed ten years from the date of grant. The Compensation Committee will determine at what time or times each option may be exercised. Options may be made exercisable in installments and the exercisability of options may be accelerated by the Compensation Committee. Options may be exercised in whole or in part with written notice to us.

Upon the exercise of options, the option exercise price must be paid in full (1) either in cash, by certified or bank check or other instrument acceptable to the Compensation Committee, (2) by delivery (or attestation to the ownership) of shares of Common Stock that are beneficially owned by the optionee,

(3) by a broker pursuant to irrevocable instructions to the broker from the optionee, (4) by reduction in the number of shares of Common Stock otherwise deliverable upon exercise of such option with a fair market value equal to (a) the aggregate option exercise price at the time of exercise, plus (b) the amount necessary to cover any tax withholding in respect of the exercise, or (5) any combination of the foregoing methods, in each case, as permitted by the Compensation Committee.

To qualify as incentive options, options must meet additional federal tax requirements, including a $100,000 limit on the value of shares subject to incentive options that first become exercisable by a participant in any calendar year.

Stock Appreciation Rights. The Compensation Committee may award SARs either as a freestanding award or in tandem with stock options. The Compensation Committee may award SARs subject to such conditions and restrictions as it may determine, provided that (1) upon exercise of SARs granted in tandem with options, the applicable portion of any related options shall be surrendered, (2) SARs granted in tandem with options are exercisable at such time or times and to the extent that the related stock options are exercisable, and (3) the term of SARs may not exceed ten years from the date of grant. The Compensation Committee will determine the exercise price of the SARs award, but it may not be less than 100% of the fair market value of our Common Stock on the date of grant.

Restricted Stock. The Compensation Committee may award shares to participants subject to such conditions and restrictions as it may determine. These conditions and restrictions may include the achievement of certain performance goals (as summarized above) and/or continued employment with us through a specified restricted period.

Restricted Stock Units. The Compensation Committee may award RSUs as deferred stock awards to participants. RSUs are ultimately payable in the form of shares of Common Stock and may be subject to such conditions and restrictions as the Compensation Committee may determine. These conditions and restrictions may include the achievement of certain performance goals (as summarized above) and/or continued employment with us through a specified vesting period. In the Compensation Committee’s sole discretion and subject to the participant’s compliance with the procedures established by the Compensation Committee and requirements of Section 409A of the Code, it may permit a participant to make an election in advance to receive a portion of his or her future cash compensation otherwise due in the form of an RSU award.

Unrestricted Stock. The Compensation Committee may grant (or sell at par value or greater purchase price determined by it) shares of Common Stock that are free from any restrictions under the Proposed Equity Plan. Unrestricted stock may be issued to participants in recognition of past services or other valid consideration, and may be issued in lieu of cash compensation to be paid to such individuals.

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PROPOSAL 5: APPROVAL OF THE AMN HEALTHCARE 2017 EQUITY PLAN

No Dividends on Unvested Awards

No dividends or dividend equivalents are payable with respect to any shares of Common Stock underlying an award until such award (or the applicable part of the award) has vested. Notwithstanding the foregoing, a grantee shall have the right to the accrual of dividends on the unvested portion of an award that may be payable upon the vesting of the award (or subject portion thereof).

Tax Withholding

Participants in the Proposed Equity Plan are responsible for the payment of any federal, state or local taxes that we are required by law to withhold with respect to an award exercise, vesting or settlement events. Subject to approval by the Compensation Committee, participants may elect to have the tax withholding obligations satisfied either by authorizing us to withhold shares of Common Stock to be issued pursuant to any such event or by transferring to us shares of Common Stock having a value equal to the amount of such taxes.

Transferability of Awards

Generally, awards shall be exercisable only by the participant during his or her lifetime, or by the legal representative or guardian of the participant in the event of his or her incapacity. Subject to an exception for transfers to family trusts or family members, no awards may be sold, assigned, transferred or otherwise encumbered or disposed of by a participant other than by will or by the laws of descent and distribution.

Change in Control Provisions

The Proposed Equity Plan provides that in the event of a sale event (as defined in the Proposed Equity Plan) resulting in a change in control of the Company, all awards will be subject to the applicable agreement regarding the merger, reorganization or sale of assets. The agreement does not need to treat all awards in the same manner and will provide for one or more of the following:

(1)	The continuation of the award by the Company (if the Company is the surviving corporation).

(2)	The assumption of the award by the surviving corporation or its parent.

(3)	The substitution of the award by the surviving corporation or its parent with a new award.

(4)	Full exercisability of an option, full vesting of the shares of Common Stock subject to an option and/or full vesting of all other awards, followed by the cancellation of the option or award. Notwithstanding the foregoing, if an award’s vesting or grant is based on the achievement of Performance Criteria then the administrator may accelerate vesting or grant as to
(A) the target number of shares of Common Stock that would be vested or awarded upon the achievement of such Performance Criteria, (B) subject to certain exceptions, the pro-rata amount of the shares of Common Stock subject to the award or grant of an award, (C) if set forth in the award agreement, application of the Performance Criteria as of the date of the sale event or (D) any other manner set forth in the applicable award agreement.

(5)	A payment to the grantee equal to the excess of (A) the fair market value of the shares of Common Stock subject to the award as of the effective date of such merger or consolidation over (B) the exercise price or purchase price, as the case may be, of shares of Common Stock subject to the award in connection with the cancellation of the award.

We have the discretion to provide in each award agreement other terms and conditions that relate to (A) vesting of the award in the event of a sale event, and (B) assumption of such awards or issuance of comparable securities or new incentives in the event of a sale event. The terms and conditions of an award in connection with a sale event may vary in each award agreement, and may be different from and have precedence over the provisions of the applicable provision of the Proposed Equity Plan. We are not required to treat all awards in an identical manner.

Prohibition on Repricing

Generally, except in connection with a reorganization or other similar change in our capital stock or a merger or other transaction, the Proposed Equity Plan prohibits the following without stockholder approval: (1) the amendment of the terms of outstanding awards to reduce the exercise price of outstanding options or SARs, and (2) the cancellation of outstanding options or SARs in exchange for cash, other awards or options or SARs with an exercise price that is less than the exercise price of the original option or SAR award.

Clawback under the Proposed Equity Plan

The Proposed Equity Plan provides that awards are subject to the Company’s securities trading policy, and any other policy that the Company may adopt in connection with any law, government regulation or stock exchange listing requirement, including without limitation, the federal securities laws. Our clawback policy set forth in the Guidelines permits us to require forfeiture or repayment of all or a portion of equity-based incentive awards to an executive officer under certain circumstances involving misconduct.

Amendments and Termination

The Board may at any time amend or discontinue the Proposed Equity Plan and the Compensation Committee may at any time amend or cancel any outstanding award for the

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PROPOSAL 5: APPROVAL OF THE AMN HEALTHCARE 2017 EQUITY PLAN

purpose of satisfying changes in the law or for any other lawful purpose. However, no such action may adversely affect any rights under any outstanding award without the holder’s consent. Any amendments that materially change the terms of the Proposed Equity Plan, including any amendments that increase the number of shares reserved for issuance under the Proposed Equity Plan, expand the types of awards available, materially expand the eligibility to participate in, or materially extend the term of the Proposed Equity Plan, or materially change the method of determining the fair market value of our Common Stock, will be subject to approval by our stockholders. Amendments will also be subject to approval by our stockholders if and to the extent determined by the Compensation Committee to be required by the Code to preserve the qualified status of incentive options or to ensure that compensation earned under the Proposed Equity Plan may qualify as performance-based compensation under Section 162(m) of the Code.

Tax Aspects under the Code

The following summarizes the principal federal income tax consequences of certain transactions under the Proposed Equity Plan. It does not describe all federal tax consequences under the Proposed Equity Plan, nor does it describe state or local tax consequences.

Incentive Options. No taxable income is generally realized by the optionee upon the grant or exercise of an incentive option. If shares issued to an optionee pursuant to the exercise of an incentive option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then (1) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (2) there will be no deduction for us for federal income tax purposes. The exercise of an incentive option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee.

If shares acquired upon the exercise of an incentive option are disposed of prior to the expiration of the two-year and one-year holding periods described above, generally (a) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on a sale of such shares) over the option price thereof, and (b) we will be entitled to deduct such amount. Special rules will apply where all or a portion of the exercise price of the incentive option is paid by tendering shares of Common Stock.

If an incentive option is exercised at a time when it no longer qualifies for the tax treatment described above (e.g., if the holding periods described above are not satisfied), the option is treated as a non-qualified option. In addition, an incentive option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability). In the case of termination of employment by reason of death, the three-month rule does not apply.

Non-Qualified Options. No income is realized by the optionee at the time the option is granted. Generally, (i) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise, and we receive a tax deduction for the same amount, and (ii) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares have been held. Special rules will apply where all or a portion of the exercise price of the non-qualified option is paid by tendering shares of Common Stock. Upon exercise, the optionee will also be subject to Social Security taxes on the excess of the fair market value over the exercise price of the option.

Restricted Stock. Restricted stock is not taxable to a recipient at the time of grant, but instead is included in ordinary income (at its then fair market value) when the restrictions lapse. We are entitled to a tax deduction in an amount equal to the ordinary income recognized by the recipient.

A recipient’s tax basis for restricted shares will be equal to the amount of ordinary income recognized by the recipient. The recipient will recognize capital gain (or loss) on a sale of the restricted stock if the sale price exceeds (or is lower than) such basis. The holding period for restricted shares for purposes of characterizing gain or loss on the sale of any shares as long- or short-term commences at the time the recipient recognizes ordinary income pursuant to an award. A recipient may elect, however, to recognize income at the time of grant, in which case the fair market value of the restricted stock at the time of grant is included in ordinary income and there is no further income recognition when the restrictions lapse.

Restricted Stock Units. RSUs are not taxable to a recipient at the time of grant, but instead is included in ordinary income (at its then fair market value) when the RSU’s are settled. We are entitled to a tax deduction in an amount equal to the ordinary income recognized by the recipient.

A recipient’s tax basis for the Common Stock received upon settlement will be equal to the amount of ordinary income recognized by the recipient. The recipient will recognize capital gain (or loss) on a sale of the Common Stock if the sale price exceeds (or is lower than) such basis. The holding period for Common Stock received upon the settlement of RSUs for purposes of characterizing gain or loss on the sale of any shares as long- or short-term commences at the time the recipient recognizes ordinary income pursuant to an award.

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PROPOSAL 5: APPROVAL OF THE AMN HEALTHCARE 2017 EQUITY PLAN

Parachute Payment Treatment Upon Accelerated Vesting Upon Change in Control. The vesting of any portion of an option or other award that is accelerated due to the occurrence of a change in control may cause a portion of the payments with respect to such accelerated awards to be treated as “parachute payments” as defined in the Code. Any such parachute payments may be non-deductible to us, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).

Limitation on Our Tax Deductions. As a result of Section 162(m) of the Code, our deduction for certain awards under the Proposed Equity Plan may be limited to the extent that our CEO or other executive officer (other than our Chief

Financial Officer) whose compensation is required to be reported in the summary compensation table receives compensation in excess of $1 million a year (other than performance-based compensation that otherwise meets the requirements of Section 162(m) of the Code). We structured the Proposed Equity Plan with the intention to allow certain grants to qualify as performance-based compensation. Although upon approval of the Proposed Equity Plan by stockholders we will be able to grant awards under the Proposed Equity Plan that qualify as “performance-based compensation” under Section 162(m) of the Code, we believe that it is in our best interests to maintain the flexibility to also grant awards at the discretion of the Compensation Committee that do not qualify as “performance-based compensation.”

New Plan Benefits

As of the date of this proxy statement, no awards have been made from the Proposed Equity Plan. We cannot at this time determine the amount of awards we will make to our current executive officers, our non-executive directors or to our other employees under the Proposed Equity Plan. For the awards received by our Named Executive Officers in 2014, 2015 and 2016 under the current Equity Plan, please see the Summary Compensation Table and the related footnotes. For the awards received by our directors in 2016, please see the section entitled “Director Compensation” above.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF

THE AMN HEALTHCARE 2017 EQUITY PLAN.

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EQUITY PLAN COMPENSATION INFORMATION AT DECEMBER 31, 2016

EQUITY PLAN COMPENSATION INFORMATION AT DECEMBER 31, 2016

The following table sets forth information as of December 31, 2016 regarding compensation plans under which our equity securities are authorized for issuance.

	(a)		(b)	(c)
	Number of Securities to be Issued upon Exercise of Outstanding Options(1)		Weighted-Average Exercise Price of Outstanding Options ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))(2)
Plan Category
Equity compensation plans approved by security holders	1,357,016		$9.74	1,932,516
Equity compensation plans not approved by security holders	3,642	(3)	$4.55	200,000	(3)
Total	1,360,658		$9.67	2,132,516

(1)	Includes SARs, RSUs and PRSUs. For purposes of this table, we set forth one share of common stock to be issued under the exercise of each SAR. Because of the nature of a SAR, the number of shares that are actually issued upon exercise of a SAR will be less than one share of common stock. The weighted-average exercise price set forth in this table excludes the effect of 409,211 shares of RSUs and 665,348 shares of PRSUs, which have no exercise price.
(2)	Under the Equity Plan, each share (a) tendered or held back upon exercise of an option or settlement of an award to cover the exercise price or tax withholding with respect to an award, or (b) subject to SARs that are not issued in connection with the settlement of the SARs on exercise thereof, is made available to be re-awarded. For PRSUs, we consider the maximum number of shares that may be issued under the award to be outstanding upon grant. When the number of PRSUs that have been earned are determined, we true-up the actual number of shares that were awarded and return the unawarded shares into shares available for issuance. This figure does not include shares underlying our Equity Plan that are forfeited, canceled or terminated after December 31, 2016.
(3)	On occasion, we have made employee award inducement equity grants to key employees outside of the Equity Plan. Although these awards were made outside of the Equity Plan, the key terms and conditions of each grant are the same in all material respects as equity awards made under the Equity Plan. Additionally, in 2014, the Board adopted the Inducement Plan under which we may issue up to 200,000 shares of our common stock to prospective employees. As of December 31, 2016, no equity awards had been made under the Inducement Plan.

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CERTAIN INFORMATION REGARDING OUR EQUITY AWARDS AS OF THE RECORD DATE

CERTAIN INFORMATION REGARDING OUR EQUITY AWARDS AS OF THE RECORD DATE

The following table shows certain information about our equity awards as of the close of business on the Record Date:

Item	Record Date Data
Total shares underlying options and SARs	282,695
Weighted average exercise price of outstanding options and SARs	$9.64
Weighted average remaining contractual life of outstanding options and SARs	2.63 years
Total shares subject to outstanding, unvested full-value awards	977,758
Total shares available for grant under our Equity Plan	1,765,776
Common shares outstanding	47,857,551

Additionally, as of the Record Date, 200,000 shares were available for grant under the Inducement Plan.

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REPORT OF THE AUDIT COMMITTEE

REPORT OF THE AUDIT COMMITTEE

Management is responsible for the Company’s financial reporting process, including establishing and maintaining disclosure controls and procedures, establishing and maintaining internal control over financial reporting, evaluating the effectiveness of disclosure controls and procedures, evaluating and expressing an opinion on the effectiveness of internal control and the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America.

KPMG LLP (“KPMG”) is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America, as well as expressing an opinion on the effectiveness of internal control over financial reporting. The Audit Committee’s responsibility is to monitor, evaluate and oversee these processes. The Audit Committee members are not employees of the Company, and are not professional accountants or auditors. The Audit Committee’s primary purpose is to assist the Board to fulfill its oversight responsibilities by reviewing the financial information provided to stockholders and others, the systems of internal controls that management has established to preserve the Company’s assets and the audit process. It is not the Audit Committee’s duty or responsibility to conduct auditing or accounting reviews or procedures or to determine that the Company’s financial statements are complete and accurate and in accordance with accounting principles generally accepted in the United States of America. The Audit Committee has reviewed and discussed the audited financial statements with management. In giving the Audit Committee’s recommendation to the Board, it has relied on management’s representations that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of the independent registered public accounting firm, KPMG, included in its report on the Company’s consolidated financial statements.

The Audit Committee is responsible for the appointment, subject to stockholder ratification, of the Company’s independent registered public accounting firm. The members of the Audit Committee are independent as defined by Section 303A of the NYSE Listed Company Manual.

In this context, the Audit Committee has reviewed and discussed with management management’s report on the effectiveness of the Company’s internal control over financial reporting as well as KPMG’s report related to its audit of (i) the consolidated financial statements; and (ii) the effectiveness of internal control over financial reporting. The Audit Committee has discussed with KPMG the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee has received from KPMG the written disclosures and the letter from the independent registered accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG’s communications with the Audit Committee concerning independence, and has discussed with KPMG its independence. The Audit Committee also considered whether KPMG’s provision of non-audit services to the Company is compatible with KPMG’s independence. KPMG advised the Audit Committee that KPMG was and continues to be independent accountants with respect to the Company.

The Audit Committee discussed with KPMG the overall scope and plans for its audits. The Audit Committee has met with KPMG, with and without management present, to discuss the results of its audits, the evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.

Based upon the Audit Committee’s discussions with management and KPMG, the Audit Committee’s review of the representations of management and the report of KPMG to the Audit Committee, the Audit Committee recommended that the Board include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 filed with the SEC.

Audit Committee Members

Mark G. Foletta

Andrew M. Stern

Paul E. Weaver

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PROPOSAL 6: RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PROPOSAL 6:

RATIFICATION OF THE SELECTION OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee appointed KPMG LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2017. The Board proposes and recommends that the stockholders ratify this appointment.

Independent Registered Public Accounting Firm

KPMG served as our principal independent registered public accounting firm for 2016. We expect representatives from KPMG to be present at the Annual Meeting. They will be given the opportunity to make a statement if they so desire and are expected to be available to respond to any appropriate questions. The following sets forth the fees paid or accrued for audit services and the fees paid for audit-related, tax and all other services rendered by KPMG for each of the last two years:

Audit Fees: KPMG billed $1,885,000 and $1,961,200 for audit fees in 2016 and 2015, respectively. Audit fees consist of fees for professional services rendered in connection with the (i) annual audits of our consolidated financial statements, and the effectiveness of internal control over financial reporting and (ii) reviews of the interim consolidated financial statements included in quarterly reports. We note that the audit fees for 2015 were restated from the amount set fourth in our 2016 proxy statement to include $246,000 of additional fees billed for our 2015 audit subsequent to the completion of the 2016 proxy statement.

Audit-Related Fees: KPMG billed $504,486 and $38,178 for audit-related services in 2016 and 2015, respectively. Audit-related fees consist principally of fees not reported under the “Audit Fees” heading, including fees in respect of due diligence related to mergers and acquisitions, services related to our senior notes offering and accounting consultations.

Tax Fees: KPMG billed (1) $408,122 in 2016 for professional services rendered primarily relating to consultations related to an audit of the Company by the Internal Revenue Service, tax consultations related to research and development credit and tax-related acquisition and integration matters, and (2) $416,221 in 2015 for professional services rendered primarily relating to an audit of the Company by the Internal Revenue Service and tax-related due diligence in connection with our Onward Healthcare and B.E. Smith acquisitions.

All Other Fees: We did not incur any other fees billed by KPMG in 2016 or 2015.

Pursuant to the Audit Committee Charter, it is the policy of the Audit Committee to review in advance, and grant any appropriate pre-approvals of all auditing services to be provided by the independent registered public accounting firm and all non-audit services to be provided by the independent registered public accounting firm as permitted by Section 10A of the Exchange Act, and in connection therewith, to approve all fees and other terms of engagement. In 2015 and 2016, the Audit Committee approved all fees billed by KPMG prior to the engagement.

THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF

KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

FOR THE FISCAL YEAR ENDING DECEMBER 31, 2017.

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SECURITY OWNERSHIP AND OTHER MATTERS

SECURITY OWNERSHIP AND OTHER MATTERS

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information as of the Record Date regarding (i) each person known by us to be the beneficial owner of more than 5% of the outstanding shares of our Common Stock, (ii) each director and director nominee of the Company, (iii) the named executive officers and (iv) all executive officers and directors as a group. Except as otherwise indicated, each person has sole voting and dispositive power with respect to such shares.

Beneficial ownership includes shares for which a person, directly or indirectly, has or shares voting or investment power,

or both, and also includes shares that each such person or group had the right to acquire within 60 days following the Record Date, including upon the exercise of options or warrants. Where applicable, we calculate the percentage of Common Stock beneficially owned by including the number of shares of Common Stock deemed to be beneficially owned by reason of the right to acquire such shares within 60 days following the Record Date in both the numerator and the denominator.

Name	Number of Shares of Common Stock Beneficially Owned	Percent of Class
BlackRock, Inc. (1)	5,277,679	11.03%
The Vanguard Group (2)	4,079,684	8.53%
Susan R. Salka (3) (4)	484,226	1.01%
R. Jeffrey Harris (4) (5)	129,346	*
Paul E. Weaver (4) (6)	109,608	*
Andrew M. Stern (4) (7)	102,824	*
Dr. Michael M.E. Johns (8)	87,343	*
Martha H. Marsh (4) (9)	79,558	*
Brian M. Scott (10)	66,916	*
Ralph S. Henderson (10)	49,237	*
Douglas D. Wheat (11)	38,531	*
Mark G. Foletta (12)	32,122	*
Denise L. Jackson (10)	25,542	*
All directors, director nominees and executive officers as a group	1,205,253	2.49%
*	Less than 1%.
(1)	Of the 5,277,679 shares of Common Stock BlackRock, Inc. beneficially owns, it has sole voting power over 5,178,277 shares of Common Stock and sole dispositive power over all such shares. BlackRock, Inc.’s address is 55 East 52nd Street, New York, NY 10055. Ownership amount and other information contained in this table and accompanying footnote for BlackRock, Inc., including voting power and dispositive power information, are based solely on information contained in the Schedule 13G/A (Amendment No. 9) filed by BlackRock, Inc. with the SEC on January 12, 2017.
(2)	Of the 4,079,684 shares of Common Stock The Vanguard Group (“Vanguard”) beneficially owns, it has sole voting power over 93,979 shares, shared voting power over 6,117 shares, sole dispositive power over 3,981,988 shares and shared dispositive power over 97,696 shares. Vanguard’s address is 100 Vanguard Blvd., Malvern, Pennsylvania 19355. Ownership amount and other information contained in this table and accompanying footnote for Vanguard, including voting power and dispositive power information, are based solely on information contained in the Schedule 13G/A (Amendment No. 2) filed by Vanguard with the SEC on February 9, 2017.
(3)	Includes (A) 331,017 shares of Common Stock owned directly by Ms. Salka and (B) 153,209 shares of Common Stock deemed to be beneficially owned by reason of the right to acquire such shares within 60 days following the Record Date, which are shares she had a right to receive on the Record Date if she exercised all 193,949 of her vested SARS on the Record Date. Ms. Salka also has 58,935 vested PRSUs for which she has deferred receipt under our Deferred Compensation Plan until January 2, 2018, 42,096 vested PRSUs that are deferred until January 2, 2019 and 78,824 vested RSUs that are deferred until her separation from service. Under the terms of the applicable award agreements, if Ms. Salka is a “specified employee” within the meaning of Section 409A of the Code, which she is, the distribution of her Common Stock would be delayed six months and one day. Accordingly, we have not included her 179,855 deferred vested RSUs and PRSUs in the table above because she would have no right to receive such shares within 60 days of the Record Date even if her employment with us terminated on the Record Date. If we were to include such amounts, the number of shares beneficially owned by her as set forth in this table would be increased by the corresponding amount.
(4)

Certain of our named executive officers and directors have vested equity awards in the form of SARs. Under our SARs, grantees have the right to acquire an amount of our Common Stock equal in value to the difference between the fair value of our Common Stock on the date of exercise less the grant price. This table reflects the gross number of shares of Common Stock that the applicable named executive officer or director had the right to acquire on the Record Date based on (A) the fair value of our Common Stock on the Record Date, which equaled $41.78,

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SECURITY OWNERSHIP AND OTHER MATTERS

and (B) the presumed exercise of all SARS that have vested or will vest within 60 days of the Record Date for such individual. The range of grant prices of our outstanding SARs for our named executive officers and our directors is $5.32 to $24.95 (the “SAR Grant Price Range”). The number of vested SARs held by our directors (no director has unvested SARs) and their respective SAR Grant Price Range are as follows:

Director	# of Vested SARs	SAR Grant Price Range ($)
R. Jeffrey Harris	25,098	6.00 to 24.95
Martha H. Marsh	5,397	5.32
Andrew M. Stern	8,650	16.18 to 24.95
Paul E. Weaver	25,098	6.00 to 24.95

Additionally, in accordance with our policy, directors and named executive officers are not permitted to pledge, hypothecate or otherwise place liens on any equity securities of the Company that they own (or to engage in any hedging transactions involving our equity securities). Accordingly, no shares of Common Stock identified as beneficially owned in this table by our named executive officers and directors are pledged as security.
(5)	Includes (A) 72,717 shares of Common Stock owned directly by Mr. Harris and (B) 56,629 shares of Common Stock deemed to be beneficially owned by reason of the right to acquire such shares within 60 days following the Record Date, which 56,629 shares consist of (i) 18,098 shares of Common Stock that he has a right to receive on the Record Date if he exercised all 25,098 of his vested SARs on the Record Date, (ii) 34,738 shares of Common Stock underlying vested RSUs for which receipt has been deferred until his separation from service and (iii) 3,793 shares of Common Stock underlying RSUs that will vest within 60 days of the Record Date.
(6)	Includes (A) 55,757 shares of Common Stock owned directly by Mr. Weaver and (B) 53,851 shares of Common Stock deemed to be beneficially owned by reason of the right to acquire such shares within 60 days following the Record Date, which 53,851 shares consist of (i) 18,098 shares of Common Stock that he has a right to receive on the Record Date if he exercised all 25,098 of his vested SARs on the Record Date, (ii) 31,960 shares of Common Stock underlying vested RSUs for which receipt has been deferred until his separation from service and (iii) 3,793 shares of Common Stock underlying RSUs that will vest within 60 days of the Record Date.
(7)	Includes (A) 16,668 shares of Common Stock owned directly by Mr. Stern and (B) 86,156 shares of Common Stock deemed to be beneficially owned by reason of the right to acquire such shares within 60 days following the Record Date, which 86,156 shares consist of (i) 4,568 shares of Common Stock that he has a right to receive on the Record Date if he exercised all 8,650 of his vested SARs on the Record Date, (ii) 77,795 shares of Common Stock underlying vested RSUs for which receipt has been deferred until his separation from service and (iii) 3,793 shares of Common Stock underlying RSUs that will vest within 60 days of the Record Date.
(8)	Includes (A) 46,418 shares of Common Stock owned directly by Dr. Johns and (B) 40,925 shares of Common Stock deemed to be beneficially owned by Dr. Johns by reason of the right to acquire such shares within 60 days following the Record Date, which 40,925 shares consist of (i) 37,132 shares of Common Stock underlying vested RSUs for which receipt has been deferred until his separation from service and (ii) 3,793 shares of Common Stock underlying RSUs that will vest within 60 days of the Record Date.
(9)	Includes (A) 42,205 shares of Common Stock owned directly by Ms. Marsh and (B) 37,353 shares of Common Stock deemed to be beneficially owned by reason of the right to acquire such shares within 60 days following the Record Date, which 37,353 shares of Common Stock consist of (i) 4,710 shares of Common Stock that she has a right to receive on the Record Date if she exercised all 5,397 of her vested SARs on the Record Date, (ii) 28,850 shares of Common Stock underlying vested RSUs for which receipt has been deferred until her separation from service and (iii) 3,793 shares of Common Stock underlying RSUs that will vest within 60 days of the Record Date.
(10)	All shares of Common Stock reflected in this row are owned directly by the named executive officer.
(11)	Includes 38,531 shares of Common Stock deemed to be beneficially owned by Mr. Wheat by reason of the right to acquire such shares within 60 days following the Record Date, which 38,531 shares consist of (A) 34,738 shares of Common Stock underlying vested RSUs for which receipt has been deferred until his separation from service and (B) 3,793 shares of Common Stock underlying RSUs that will vest within 60 days of the Record Date.
(12)	Includes (A) 3,732 shares of Common Stock owned directly by Mr. Foletta and (B) 28,390 shares of Common Stock deemed to be beneficially owned by Mr. Foletta by reason of the right to acquire such shares within 60 days following the Record Date, which 28,390 shares consist of (i) 24,597 shares of Common Stock underlying vested RSUs for which receipt has been deferred until his separation from service and (ii) 3,793 shares of Common Stock underlying RSUs that will vest within 60 days of the Record Date.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act generally requires our directors, executive officers and persons who own more than 10% of our Common Stock to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC. Directors, executive officers and greater than 10%

stockholders are required by SEC rules to furnish us with copies of Section 16(a) forms they file. We believe that all of our directors, named executive officers and greater than 10% beneficial owners complied with all filing requirements applicable to them in 2016.

Stockholder Proposals for the 2018 Annual Meeting of Stockholders

From time to time, stockholders present proposals, which may be proper subject for inclusion in the proxy statement and for consideration at the next annual meeting of stockholders. Any stockholder who desires to bring a proposal at our 2018 Annual Meeting of Stockholders without including such proposal in our proxy statement must deliver written notice thereof to our Secretary not before December 20, 2017 and not later than January 19, 2018. We must receive stockholder proposals intended to be included in the 2018 proxy statement no later than November 9, 2017 at 5:00 p.m. Pacific Time. The stockholder proposals must comply with the requirements of Rule 14a-8 promulgated by the SEC under the Exchange Act.

If a stockholder proposal is not properly submitted for inclusion in the 2018 proxy statement pursuant to the requirements described above (but otherwise complies with the advanced notice provisions of our Bylaws), management

AMN HEALTHCARE SERVICES, INC.  ï  2017 Proxy Statement    67

SECURITY OWNERSHIP AND OTHER MATTERS

will be permitted to vote proxies in its discretion if it advises stockholders in the 2018 proxy statement about the nature of the matter and how management intends to vote on such matter.

Annual Report

Stockholders will receive with this proxy statement a copy of our Annual Report including the financial statements set forth in our annual report on Form 10-K as filed with the SEC for the fiscal year ended December 31, 2016 and certain exhibits thereto. Stockholders may request additional copies by sending a written request to AMN Healthcare Services, Inc.,12400 High Bluff Drive, Suite 100, San Diego, California 92130, Attn: Denise L. Jackson, Secretary.

Delivery of Proxy Statement, Annual Report or Notice of Internet Availability of Proxy Materials

We may satisfy SEC rules regarding delivery of our proxy materials, including our proxy statement, or delivery of the Notice by delivering a single copy of these documents to an address shared by two or more stockholders. This process is known as “householding.” To the extent we have done so, we have delivered only one set of proxy materials or one Notice, as applicable, to stockholders who share an address with another stockholder, unless contrary instructions were received prior to the mailing date.

We undertake to deliver promptly upon written or oral request a separate copy of our proxy statement, our annual report and/or our Notice, as requested, to a stockholder at a shared address to which a single copy of these documents was delivered. To make such a request, please contact our

Secretary at the address set forth in the section immediately above entitled “Annual Report” or by calling our offices at 866-871-8519. If your Common Stock is held by a brokerage firm or bank and you prefer to receive separate copies of our proxy statement, our annual report or the Notice, either now or in the future, please contact your brokerage or bank. If your brokerage or bank is unable or unwilling to assist you, please contact us as indicated above.

Stockholders sharing an address who are receiving multiple copies of proxy materials and who want to receive a single copy of our annual reports, proxy statements and/or our Notices may do so by contacting our Secretary at the address set forth in the section immediately above entitled “Annual Report” or by calling our offices at 866-871-8519.

Other Business

The Board does not know of any other matter that will come before the Annual Meeting other than those described in this proxy statement. If any other matters properly come up before the Annual Meeting, the persons named in the form of proxy intend to vote all proxies in accordance with their judgment on such matters.

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EXHIBIT A

EXHIBIT A TO PROXY STATEMENT

Information Required to Have a Nominee of a Stockholder Considered by the Corporate Governance Committee for Election at the 2018 Annual Meeting of Stockholders

To have a nominee considered by the Corporate Governance Committee for election at the 2018 Annual Meeting of Stockholders, a stockholder must submit the recommendation with the information set forth below in writing to our Secretary at our corporate headquarters no later than January 19, 2018 and no sooner than December 20, 2017.

•	The name and address of the candidate; and

•	A brief biographical description of the candidate, including the candidate’s occupation for at least the last five years, and a statement of the qualifications of the candidate taking into account the qualifications requirements set forth in our Guidelines as well as:

(1)	the name and address, as they appear on our books, of the stockholder and the name and address of any beneficial owner on whose behalf a nomination is being made and the names and addresses of their affiliates,

(2)	the class and number of shares of stock held of record and beneficially by such stockholder, and any such beneficial owner or affiliate, and the date such shares were acquired,

(3)	a description of any agreement, arrangement or understanding regarding such nomination between or among such stockholder, beneficial owners, affiliates or any other persons (including their names) acting in concert with any of the foregoing, and a representation that the stockholder will notify us in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed,

(4)	a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions and borrowed or loaned shares) that has been entered into as of the date of the notice of nomination by, or on behalf of, such stockholder, beneficial owners or affiliates the effect or intent of which is to mitigate loss to, manage risk or benefit from share price changes for, or increase or decrease the voting power of such stockholder, beneficial owners or affiliates with respect to shares of our capital stock and a representation that the stockholder will notify us in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed,

(5)	a description in reasonable detail of any proxy (including revocable proxies), contract, arrangement, understanding or other relationship pursuant to which such stockholder, beneficial owners or affiliates have a right to vote any shares of our capital stock,

(6)	a representation that the stockholder is a holder of record of our capital stock entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to propose such nomination,

(7)	all information regarding each stockholder nominee that would be required to be set forth in a definitive proxy statement filed with the SEC pursuant to Section 14 of the Exchange Act, and the written consent of each stockholder nominee to being named in a proxy statement as a nominee and to serve if elected,

(8)	a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder, beneficial owners, affiliates or others acting in concert therewith, including all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if such stockholder, beneficial owner or any person acting in concert therewith, were the “registrant” for purposes of such rule and the stockholder nominee were a director or executive of such registrant,

(9)	a statement of whether the stockholder nominee agrees to tender a resignation if he or she fails to receive the required vote for re-election, in accordance with the Guidelines and Section 3.3 of the Bylaws, and

(10)	all other information that would be required to be filed with the SEC if the stockholder, beneficial owner or affiliate were a participant in a solicitation subject to Section 14 of the Exchange Act or any successor statute thereto.

We may require any stockholder nominee to furnish such other information as we may reasonably require to determine the eligibility of the stockholder nominee to serve as one of our directors.

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EXHIBIT B

EXHIBIT B TO PROXY STATEMENT

Non-GAAP Reconciliation for Consolidated AEBITDA

Year Ended December 31,
(in thousands)	2016
Revenue
Nurse and allied solutions	$1,185,095
Locum tenens solutions	424,242
Other workforce solutions	292,888
$1,902,225
Segment operating income (1)
Nurse and allied solutions	$161,779
Locum tenens solutions	58,757
Other workforce solutions	77,450
297,986
Unallocated corporate overhead (2)	61,109
AEBITDA (3)	$236,877

Depreciation and amortization	29,620
Share-based compensation	11,399
Acquisition and integration costs	4,226
Interest expense, net, and other	15,465
Income from operations before income tax	176,167
Income tax expense	70,329
Net income	$105,838

Year Ended December 31,
(in thousands)	2016
AEBITDA	$236,877
Adjustments	9,521
Pre Bonus AEBITDA (4)	$246,398

(1)	Segment operating income represents net income plus interest expense (net of interest income) and other, income tax expense, depreciation and amortization, unallocated corporate overhead, acquisition and integration costs and share-based compensation expense.
(2)	Please note that the amount set forth in this line item excludes the amount set forth in the line item below entitled “acquisition and integration costs.” Acquisition and integration costs are a subset of unallocated corporate overhead.
(3)	AEBITDA represents net income plus interest expense (net of interest income) and other, income tax expense, depreciation and amortization, acquisition and integration costs, and share-based compensation expense. Management believes that AEBITDA provides an effective measure of our results, as it excludes certain items that management believes are not indicative of our operating performance and considers measures used in credit facilities. AEBITDA is not intended to represent cash flows for the period, nor has it been presented as an alternative to income from operations or net income as an indicator of operating performance. Although management believes that some of the items excluded from AEBITDA are not indicative of our operating performance, these items do impact the statement of comprehensive income, and management therefore utilizes AEBITDA as an operating performance measure in conjunction with GAAP measures such as net income.
(4)	Pre-bonus AEBITDA represents AEBITDA, less the payout of bonuses.

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EXHIBIT C

EXHIBIT C TO PROXY STATEMENT

AMN HEALTHCARE 2017 SENIOR EXECUTIVE INCENTIVE BONUS PLAN

I. Purpose

The purpose of this Plan is to establish a program of incentive compensation for designated officers and key employees of the Company and its subsidiaries and divisions that is directly related to the performance results of the Company and such officers and employees. This Plan provides annual incentives, contingent upon continued employment and meeting certain corporate goals, to certain key employees who make substantial contributions to the Company.

II. Definitions

“Board” means the Board of Directors of the Company.

“Bonus Award” means the award, as determined by the Committee, to be granted to a Participant based on that Participant’s level of attainment of his or her goals established in accordance with Articles IV and V.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations, and interpretations.

“Committee” means a committee selected by the Board to administer this Plan and composed of not less than two directors, each of whom is an “outside director” (within the meaning of Section 162(m) of the Code).

“Company” means AMN Healthcare Services, Inc. and each of its subsidiaries.

“Designated Beneficiary” means the beneficiary or beneficiaries designated in accordance with Article XII hereof to receive the amount, if any, payable under this Plan upon the Participant’s death.

“162(m) Bonus Award” means a Bonus Award that is intended to qualify for the performance-based compensation exception to Section 162(m) of the Code, as further described in Article VII.

“Participant” means any officer or key employee designated by the Committee to participate in this Plan.

“Performance Criteria” means objective performance criteria established by the Committee with respect to 162(m) Bonus Awards. Performance Criteria shall be measured in terms of one or more of the following objectives, described as such objectives relate to Company-wide objectives or of the subsidiary, division, department or function with the Company or subsidiary in which the Participant is employed or for which he or she bears some responsibility: (i) market value; (ii) book value; (iii) earnings or earnings per share (either basic or diluted), in each case, either before or after taxes (and as may be objectively adjusted as determined by the Committee, including, without limitation, adjustments for stock compensation expense, integration expenses, incentive awards recorded in the Company’s financial books and records, including annual and long-term incentive awards, extraordinary legal costs (including damages, settlements and attorneys’ fees), changes in United States Generally Accepted Accounting Principles (“GAAP”) treatment of revenue or expenses, discontinued operations, goodwill and other identified asset impairments, depreciation and amortization, and expenses resulting from severance arrangements with terminated employees); (iv) market share; (v) operating profit; (vi) net income; (vii) cash flow; (viii) return on capital or invested capital; (ix) return on assets; (x) return on equity; (xi) margins; (xii) total shareholder return; (xiii) sales or product volume growth; (xiv) productivity improvement or ratios; (xv) costs or expenses; (xvi) net debt reduction; (xvii) earnings before interest, taxes, depreciation and amortization (and other objective adjustments as may be determined by the Committee, including, without limitation, stock compensation expense, integration expenses, incentive awards recorded in the Company’s financial books and records, including annual and long-term incentive awards, extraordinary legal costs (including damages, settlements and attorneys’ fees), changes in GAAP treatment of revenue or expenses, discontinued operations, goodwill and other identified asset impairments, and expenses resulting from severance arrangements with terminated employees); (xviii) unit volume; (xix) net sales; (xx) balance sheet measurements; (xxi) selling, general and administrative expenses (including, without limitation, SG&A as a percentage of revenue or similar ratios); (xxii) revenue; (xxiii) the Company’s stock price or its enterprise value; (xxiv) completion of acquisitions or business expansion; (xxv) operating income; or (xxvi) any other objective value-based performance measure. Any of the foregoing criteria may be measured in absolute terms or as compared to the results of a peer group, other group of comparable companies selected by the Committee, or an index.

Each grant of a 162(m) Bonus Award shall specify the Performance Criteria to be achieved, a minimum acceptable level of achievement below which no payment or award will be made, a formula for determining the amount of any

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EXHIBIT C

payment or award to be made, if any, if performance is at or above the minimum acceptable level but falls short of full achievement of the specified Performance Criteria, and the maximum amount that can be paid under the Bonus Award.

Subject to Section VII below, if the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Performance Criteria to be unsuitable, the Committee may modify such Performance Criteria or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable. Without limiting the foregoing, and subject to Section VII below, the Committee shall in its discretion adjust any evaluation of performance under a Performance Criterion to exclude or include any of the following events that occurs during a Performance Period: (a) gains or losses on sales or dispositions, (b) asset write-downs, which may include without limitation goodwill and other identified intangible asset impairments, (c) changes in tax law or rate, including the impact on deferred tax liabilities, (d) the cumulative effect of changes in accounting principles or changes in accounting policies, including changes in GAAP treatment of revenue and expenses, (e) events of an “unusual nature” and/or of a type that indicate “infrequency of occurrence,” as defined in FASB

Accounting Standards Update 2015—01, (f) acquisitions occurring after the start of a Performance Period, integration expenses related to acquisitions, or unbudgeted costs incurred related to future acquisitions, (g) operations discontinued, divested or restructured, including severance costs, (h) gains or losses on refinancing or extinguishment of debt, (i) foreign exchange gains and losses, (j) all or any portion of litigation expenses (including attorneys’ fees, court costs and other out-of-pocket expenses), amounts paid as damages, claim judgments, or settlements, (k) stock compensation expense, (l) expenses resulting from severance arrangements with terminated employees, (m) incentive awards recorded in the Company’s financial books and records, including annual and long-term incentive awards, (n) depreciation and amortization and (o) any objective similar event or condition specified by the Committee.

“Performance Period” means the period during which performance is measured to determine the level of attainment of a Bonus Award, which may be based on the fiscal year of the Company and which may be for a period of one or more years or for a portion of a year. There may be overlapping Performance Periods under this Plan.

“Plan” means the AMN Healthcare 2017 Senior Executive Incentive Bonus Plan, as may be amended from time to time.

III. Eligibility

Participants in this Plan shall be selected by the Committee for each Performance Period from those officers and key employees of the Company and its subsidiaries whose efforts contribute materially to the success of the Company. No employee shall be a Participant unless he or she is selected by the Committee, in its sole discretion. No employee shall at any time have the right to be selected as a Participant nor, having been selected as a Participant for one Performance Period, to be selected as a Participant in any other Performance Period.

IV. Administration

The Committee, in its sole discretion, will determine eligibility for participation, establish the maximum award which may be earned by each Participant (which may be expressed in terms of dollar amount, percentage of salary or any other measurement), establish goals for each Participant (which may be objective or subjective, and based on individual, Company, subsidiary and/or division performance), calculate and determine each Participant’s level of attainment of such goals, and calculate the Bonus Award for each Participant based upon such level of attainment.

Except as otherwise herein expressly provided, full power and authority to construe, interpret, and administer this Plan shall be vested in the Committee, including the power to amend or terminate this Plan as further described in Article XV. The Committee may at any time adopt such rules, regulations, policies, or practices as, in its sole discretion, it shall determine to be necessary or appropriate for the administration of, or the performance of its respective responsibilities under, this Plan. The Committee may at any time amend, modify, suspend, or terminate such rules, regulations, policies, or practices. The Committee may appoint delegates to assist in administering this Plan. The Committee and each member thereof shall be entitled to, in good faith, rely or act upon any report or other information furnished to it or him by any officer or employee of the Company, the Company’s certified public accountants, consultants or any other agent assisting in the administration of this Plan. All determinations and decisions made by the Committee or the Board, and any delegate of the Committee pursuant to the provisions of this Plan shall be final, conclusive and binding on all persons, and shall be given the maximum deference permitted by law.

Notwithstanding the foregoing or any other provision of this Plan, except in the case of a 162(m) Bonus Award, (i) the Board may at any time or from time to time resolve to administer this Plan and, in such case, references herein to

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EXHIBIT C

the Committee shall mean the Board when so acting as the Committee, and (ii) when the Committee is acting and not the

Board, all of the Committee’s material decisions under this Plan will be subject to ratification by the Board.

V. Bonus Awards

The Committee, based upon information to be supplied by management of the Company and, where determined as necessary by the Board, the ratification of the Board, will establish for each Performance Period a maximum award (and, if the Committee deems appropriate, a threshold and target award) and goals relating to Company, subsidiary, divisional, departmental and/or functional performance for each Participant and communicate such award levels and goals to each Participant prior to or during the Performance Period for which such award may be made. Bonus Awards will be earned by each Participant based upon the level of attainment of his or her goals during the applicable Performance Period and other terms and conditions as the Committee determines; provided that the Committee may reduce the amount of any Bonus Award in its sole and absolute discretion. As soon as reasonably practicable after the end of the applicable Performance Period, the Committee shall determine the level of attainment of the goals for each Participant and the Bonus Award that may be made to each Participant.

VI. Payment of Bonus Awards

A Participant who has a change in status that results in being ineligible to participate in this Plan or eligible in more than one variable pay plan, including this Plan, in a Performance Period may receive a prorated Bonus Award, if any (as determined by the Committee at the end of the Performance Period), under this Plan; the method in which a Bonus Award is prorated shall be determined by the Company in its sole discretion.

Bonus Awards earned during any Performance Period shall be paid as soon as reasonably practicable following the end of such Performance Period and the determination of the amount thereof shall be made by the Committee, and in no event shall Bonus Awards earned for any Performance Period be paid later than March 15 of the year following the end of the Performance Period. Payment of Bonus Awards shall be made in the form of cash. Bonus Award amounts earned but not yet paid will not accrue interest. A Participant who terminates due to permanent disability (as determined by the Committee in its sole discretion), participation in a reduction in force or death may, at the Committee’s discretion, receive a prorated Bonus Award. The method in which a Bonus Award is prorated shall be determined by the Committee.

VII. 162(m) Bonus Awards

Unless determined otherwise by the Committee, each Bonus Award to a “covered employee” within the meaning of Section 162(m) of the Code awarded under this Plan shall be a 162(m) Bonus Award and will be subject to the following requirements, notwithstanding any other provision of this Plan to the contrary:

(a) No 162(m) Bonus Award may be paid unless and until the shareholders of the Company have approved this Plan (and to the extent required by Section 162(m) of the Code, re-approved this Plan) in a manner that complies with the shareholder approval requirements of Section 162(m) of the Code.

(b) A 162(m) Bonus Award may be made only by a Committee that is comprised solely of not less than two directors, each of whom is an “outside director” (within the meaning of Section 162(m) of the Code).

(c) The performance goals to which a 162(m) Bonus Award is subject must be based solely on Performance Criteria. Such performance goals, and the maximum, target and/or threshold (as applicable) bonus amount payable upon attainment thereof, must be established by the Committee within the time limits and in the manner required in order for the 162(m) Bonus Award to qualify for the performance-based compensation exception to Section 162(m) of the Code.

(d) No 162(m) Bonus Award may be paid until the Committee has certified the level of attainment of the applicable Performance Criteria.

(e) No Participant shall receive a payment with respect to a Bonus Award under the Plan with respect to any Performance Period of one year having a value in excess of $3,000,000; provided, however, that (i) such maximum amount shall be proportionately adjusted with respect to Performance Periods that are less than or greater than one year in duration, and (ii) if there are two or more Performance Periods that end during any calendar year, in no event shall the aggregate amount payable to any Participant with respect to all such Performance Periods for such calendar year exceed $10,000,000.

(f) The Committee may reduce the amount of any Bonus Award in its sole and absolute discretion

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EXHIBIT C

VIII. Reorganization or Discontinuance

The obligations of the Company under this Plan shall be binding upon any successor corporation or organization resulting from merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company. The Company will make appropriate provision for the preservation of Participants’ rights under this Plan in any agreement or plan that it may enter into or adopt to effect any such merger, consolidation, reorganization, or transfer of assets.

If the business conducted by the Company shall be discontinued, any previously earned and unpaid Bonus Awards under this Plan shall become immediately payable to the Participants then entitled thereto.

IX. Non-Alienation of Benefits

A Participant may not assign, sell, encumber, transfer, or otherwise dispose of any rights or interests under this Plan except by will or the laws of descent and distribution. Any attempted disposition in contravention of the preceding sentence shall be null and void.

X. No Claim or Right to Plan Participation

No employee or other person shall have any claim or right to be selected as a Participant under this Plan. Neither this Plan nor any action taken pursuant to this Plan shall be construed as giving any employee any right to be retained in the employ of the Company. At no time before the actual payment to Participants under this Plan shall any Participant accrue any vested interest or right whatsoever under this Plan except as otherwise stated in this Plan.

The selection of an individual for participation in this Plan shall not give such Participant any right to be retained in the employ of the Company, and the right of the Company to dismiss such Participant or to terminate any arrangement pursuant to which any such Participant provides services to the Company, with or without cause, is specifically reserved. No person shall have claim to a Bonus Award under this Plan, except as otherwise provided for herein, or to continued participation under this Plan. There is no obligation for uniformity of treatment of Participants under this Plan. It is expressly agreed and understood that the employment of a Participant is terminable at the will of either party and, if such Participant is a party to an employment agreement with the Company, in accordance with the terms and conditions of the Participant’s employment agreement.

XI. Taxes

The Company shall have the right to withhold and deduct from all amounts payable under this Plan all federal, state, local,

and other taxes required by law to be withheld with respect to such amounts.

XII. Designation and Change of Beneficiary

Each Participant may indicate upon notice to him or her by the Committee of his or her right to receive a Bonus Award a designation of one or more persons as the Designated Beneficiary who shall be entitled to receive the amount, if any, payable under this Plan upon the death of the Participant. Such designation shall be in writing to the Committee. A Participant may, from time to time, revoke or change his or her Designated Beneficiary without the consent of any prior

Designated Beneficiary by filing a written designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant’s death, and in no event shall it be effective as of a date prior to such receipt.

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EXHIBIT C

XIII. Payments to Persons Other Than the Participant

If the Committee shall find that any person to whom any amount is payable under this Plan is unable to care for his or her affairs because of incapacity, illness or accident, or is a minor, or has died, then any payment due to such person or his or her estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs, be paid to his or her spouse, a child, a relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee, in its sole discretion, to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Company therefor.

XIV. No Liability of Committee Members

No member of the Committee shall be personally liable by reason of any contract or other instrument related to this Plan executed by such member or on his or her behalf in his or her capacity as a member of the Committee, nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each employee, officer, or director of the Company to whom any duty or power relating to the administration or interpretation of this Plan may be allocated or delegated, against any cost or expense (including legal fees, disbursements and other related charges) or liability (including any sum paid in settlement of a claim with the approval of the Board) arising out of any act or omission to act in connection with this Plan unless arising out of such person’s own fraud or bad faith.

XV. Termination or Amendment of the Bonus Plan

The Committee may amend, suspend, or terminate this Plan at any time; provided, however, that no amendment, suspension or termination shall be made that would (i) increase the amount of compensation payable pursuant to such Bonus Award, or (ii) cause compensation that is, or may become, payable hereunder to fail to qualify for the performance-based compensation exception to Section 162(m) of the Code.

In the case of Participants employed outside the United States, the Company may vary the provisions of this Plan as deemed appropriate to conform with, as required by, or made desirable by, local laws, practices and procedures.

XVI. Section 162(m) of the Code; Bifurcation of this Plan

It is the intent of the Company that, unless the Committee expressly deems otherwise, this Plan and the Bonus Awards made under this Plan to Participants who are or are reasonably likely to become persons whose compensation is subject to Section 162(m) of the Code during an applicable tax year satisfy any applicable requirements to be treated as qualified performance-based compensation under Section

162(m) of the Code. The provisions of this Plan may at any time be bifurcated by the Board or the Committee so that certain provisions of this Plan or any Bonus Award intended to satisfy the applicable requirements of Section 162(m) of the Code are only applicable to persons whose compensation is subject to Section 162(m) of the Code.

XVII. Section 409A

It is intended that payments under this Plan qualify as short-term deferrals and is exempt from the requirements of Section 409A of the Code, except to the extent a Participant has made a timely election to defer the payment of all or any portion of a Bonus Award under a Company-sponsored non-qualified deferred compensation plan or arrangement, provided that the terms of such non-qualified deferred compensation plan or arrangement shall govern the payment of such Bonus Award. If any Bonus Award does not qualify for treatment as an exempt short-term deferral, it is intended that such amount will be paid in a manner that satisfies the requirements of Section 409A of the Code. This Plan shall be interpreted and construed accordingly.

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XVIII. Clawback

Notwithstanding any other provisions in this Plan, any Bonus Award that is subject to deduction, clawback, or recovery under any law, government regulation, stock exchange listing requirement or Company policy, will be subject to such deduction, clawback, or recovery as may be required to be made pursuant to such law, government regulation, or stock exchange listing requirement or any policy adopted by the

Company pursuant to any such law, government regulation, or stock exchange listing requirement. The action permitted to be taken under this Article XVIII is in addition to, and not in lieu of, any and all other rights of the Committee, Board and/or the Company under applicable law and shall apply notwithstanding anything to the contrary in this Plan.

XIX. Severability

If any portion of this Plan is deemed to be in conflict with local law, that portion of this Plan, and that portion only, will be deemed void under local law. All other provisions of this Plan will remain in effect. Furthermore, if any provision of this Plan would cause Bonus Awards not to constitute performance-

based compensation with regard to a “covered employee,” as defined in Section 162(m) of the Code, that provision shall be severed from, and shall be deemed not to be a part of, this Plan, but the other provisions hereof shall remain in full force and effect.

XX. Unfunded Plan

Participants shall have no right, title, or interest whatsoever in or to any investments that the Company may make to aid it in meeting its obligations under this Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, Designated Beneficiary, legal representative, or any other person. To the extent that any person acquires a right to receive payments from the Company under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in this Plan.

This Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.

XXI. Governing Law

The terms of this Plan and all rights thereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws.

XXII. Other Compensation

Neither the establishment of this Plan nor the grant of a Bonus Award pursuant to this Plan shall prevent the Company from establishing other compensation plans or arrangements or making awards to any Participant pursuant to such other plans or arrangements.

XXIII. Effective Date

This Plan is effective as of April 19, 2017 or, if later, the date the Company’s stockholders approve the Plan.

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EXHIBIT D TO PROXY STATEMENT

AMN HEALTHCARE 2017 EQUITY PLAN

SECTION 1. GENERAL PURPOSE OF THE PLAN; DEFINITIONS

The name of the plan is the AMN Healthcare 2017 Equity Plan (as may be amended from time to time, the “Plan”). The purpose of the Plan is to encourage and enable the officers, employees, directors, and other key persons (including consultants and prospective employees) of AMN Healthcare Services, Inc., a Delaware corporation (the “Company”), and its Subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company and its stockholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company. The following terms shall be defined as set forth below:

“409A Award” is defined in Section 13.

“Administrator” is defined in Section 2(a).

“Award” or “Awards,” except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Unit Awards and Unrestricted Stock Awards.

“Board” means the Board of Directors of the Company.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations, and interpretations.

“Committee” means the compensation committee of the Board or a similar committee performing the functions of the compensation committee and that is comprised of (unless the Board determines otherwise) not less than two Non-Employee Directors who are also Outside Directors.

“Company” is defined in the introductory paragraph of this Section 1.

“Company’s Previous Equity Plan” means the AMN Healthcare Equity Plan, as amended and restated, adopted by the Company’s stockholders on April 18, 2012.

“Covered Employee” means an employee of the Company who is a “Covered Employee” within the meaning of Section 162(m) of the Code.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Fair Market Value” of the Stock on a given date means (i) if the Stock is listed or admitted to trading on any stock exchange, the closing price on the business day prior to such date as reported by such stock exchange (for example, on its official web site, such as www.nyse.com), or if there is no trading of Common Stock on such date, such closing price on the next preceding date on which there was trading in such shares, (ii) if the Common Stock is not listed or admitted to trading on a stock exchange, the mean between the lowest reported bid price and highest reported ask price of the Common Stock on such date in the over-the-counter market, as reported by such over-the-counter market (for example, on its official web site, such as www.otcbb.com), or if no official report exists, as reported by any publication of general circulation selected by the Company that regularly reports the market price of the shares of Stock in such market, or (iii) if the Common Stock is neither listed on an established securities exchange, national market system or automated quotation system nor regularly quoted by a recognized securities dealer, its Fair Market Value shall be established by the Committee with respect to such date.

“GAAP” is defined in Section 10.

“Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.

“Non-Employee Director” means a member of the Board who qualifies as a “Non-Employee Director” as defined in Rule 16(b)-3 promulgated under the Exchange Act or any successor definition thereof adopted by the Board.

“Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

“Option” or “Stock Option” means any option to purchase shares of Stock granted pursuant to Section 5.

“Option Award” or “Stock Option Award” means any Award granted pursuant to Section 5.

“Outside Director” means a member of the Board who qualifies as an outside director within the meaning of Section 162(m) of the Code.

“Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

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“Performance-based Award” is defined in Section 10.

“Performance Criteria” is defined in Section 10(a).

“Performance Cycle” means one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more performance criteria will be measured for the purpose of determining a grantee’s right to and the payment of a Restricted Stock Award or Restricted Stock Unit Award.

“Plan” is defined in the introductory paragraph of this Section 1.

“Restricted Stock” is defined in Section 7(a).

“Restricted Stock Award” means any Award granted pursuant to Section 7.

“Restricted Stock Unit Award” means any Award granted pursuant to Section 8.

“Sale Agreement” is defined in Section 3(g)(i).

“Sale Event” means the consummation of any of the following:

(a) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) other than the Company, any of its Subsidiaries, an employee benefit plan maintained by the Company or a “person” who, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of a majority of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors;

(b) the sale of all or substantially all of the business or assets of the Company; or

(c) the consummation of a merger, consolidation or similar form of corporate transaction involving the Company that requires the approval of the Company’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), if immediately following such Business Combination:

(x) a Person is or becomes the beneficial owner, directly or indirectly, of a majority of the combined voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation), or

(y) the Company’s stockholders immediately prior to the Business Combination thereafter cease to beneficially own, directly or indirectly, a majority of the combined voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation in substantially the same proportions as their ownership of the Company immediately prior to the Business Combination (or, if there is no Parent Corporation, the Surviving Corporation). “Surviving Corporation” shall mean the corporation resulting from a Business Combination, and “Parent Corporation” shall mean the ultimate parent corporation that directly or indirectly has beneficial ownership of a majority of the combined voting power of the then outstanding voting securities of the Surviving Corporation entitled to vote generally in the election of directors.

“Section 409A” means Section 409A of the Code and the regulations and other guidance promulgated thereunder.

“Stock” means the Company’s common stock, par value $.01 per share, subject to adjustments pursuant to Section 3.

“Stock Appreciation Right” means any Award granted pursuant to Section 6.

“Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

“Substitute Award” means any Award granted pursuant to Section 3(h).

“Ten Percent Owner” means an employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any Parent or subsidiary corporation within the meaning of Section 424(f) of the Code.

“Unrestricted Stock Award” means any Award granted pursuant to Section 9.

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SECTION 2. ADMINISTRATION OF PLAN; ADMINISTRATOR AUTHORITY TO SELECT GRANTEES AND DETERMINE AWARDS

(a) Committee. The Plan shall be administered by either the Board or the Committee (the “Administrator”). The Board shall have discretion to determine whether or not it intends the Plan (and actions thereunder) to comply with the exemption requirements of Rule 16b-3 promulgated under the Exchange Act and Section 162(m) of the Code or either of them. However, if the Board intends to satisfy such exemption requirements, with respect to Awards to any Covered Employee and with respect to any grantee subject to Section 16 of the Exchange Act, the Committee, as applicable, shall be a compensation committee of the Board that at all times consists solely of two or more Non-Employee Directors who are also Outside Directors.

(b) Powers of Administrator. The Administrator shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

(i) to select the individuals to whom Awards may from time to time be granted;

(ii) to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Unit Awards and Unrestricted Stock Awards, or any combination of the foregoing, granted to any one or more grantees;

(iii) to determine the number of shares of Stock to be covered by any Award;

(iv) to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the form of written instruments evidencing the Awards;

(v) to accelerate at any time the exercisability or vesting of all or any portion of any Award, including in the event of death or disability;

(vi) subject to the provisions of Section 5(c), to extend at any time the period in which Stock Options may be exercised; and

(vii) at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

All decisions and interpretations of the Administrator shall be binding on all persons, including the Company and Plan grantees.

(c) Delegation of Authority to Grant Awards. The Administrator, in its discretion, may delegate to the Chief Executive Officer of the Company all or part of the Administrator’s authority and duties with respect to the granting of Awards to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act or Covered Employees. Any such delegation by the Administrator shall include a limitation as to the amount of Awards that may be granted during the period of the delegation and shall contain guidelines as to the material terms and conditions of the Awards that are consistent with the terms of this Plan. The Administrator may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Administrator’s delegate that were consistent with the terms of the Plan.

(d) Indemnification. Neither the Board nor the Committee, nor any member of either or any delegate thereof, shall be liable for any act, omission, interpretation, construction, or determination made in good faith in connection with the Plan, and the members of the Board and the Committee (and any delegate thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors’ and officers’ liability insurance coverage that may be in effect from time to time and/or any indemnification agreement between such individual and the Company.

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EXHIBIT D

SECTION 3. STOCK ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION

(a) Stock Issuable. Subject to adjustment as provided in this Section 3, a total of 3,165,776 shares of Stock shall be authorized for Awards granted under the Plan less one (1) share for every one (1) share granted under the Company’s Previous Equity Plan after February 22, 2017. After stockholder approval of this Plan, no awards may be granted under the Company’s Previous Equity Plan.

(b) Add-Back of Certain Shares. If (i) any shares of Stock subject to an Award are forfeited, an Award expires or otherwise terminates without issuance of shares of Stock, or an Award is settled for cash (in whole or in part) or otherwise does not result in the issuance of all or a portion of the shares of Stock subject to such Award (including on payment in shares of Stock on exercise of a Stock Appreciation Right), such shares of Stock shall, to the extent of such forfeiture, expiration, termination, cash settlement or non-issuance, be added to the shares of Stock available for grant under the Plan on a one-for-one basis or (ii) after February 22, 2017 any shares of Stock subject to an award under the Company’s Previous Equity Plan are forfeited, an award under the Company’s Previous Equity Plan expires or otherwise terminates without issuance of such shares of Stock, or an award under the Company’s Previous Equity Plan is settled for cash (in whole or in part), or otherwise does not result in the issuance of all or a portion of the shares of Stock subject to such award (including on payment in shares of Stock on exercise of a stock appreciation right), then, in each such case, the shares of Stock subject to the award under the Company’s Previous Equity Plan shall, to the extent of such forfeiture, expiration, termination, cash settlement or non-issuance, be added to the shares of Stock available for grant under the Plan on a one-for-one basis.

In the event that (i) any Option or other Award granted hereunder is exercised through the tendering of shares of Stock (either actually or by attestation) or by the withholding of shares of Stock by the Company, or (ii) withholding tax liabilities arising from such Option or other Award are satisfied by the tendering of shares of Stock (either actually or by attestation) or by the withholding of shares of Stock by the Company, then, in each such case, the shares of Stock so tendered or withheld shall be added to the shares of Stock available for grant under the Plan on a one-for-one basis. In the event that after February 22, 2017 (i) any option or award the Company’s Previous Equity Plan is exercised through the tendering of shares of Stock (either actually or by attestation) or by the withholding of shares of Stock by the Company, or (ii) withholding tax liabilities arising from such options or awards are satisfied by the tendering of shares of Stock (either actually or by attestation) or by the withholding of shares of Stock by the Company, then, in each such case, the shares of Stock so tendered or withheld shall be added to the shares of Stock available for grant under the Plan on a one-for-one basis.

(c) Intentionally Omitted.

(d) Individual Limitations. Subject to adjustment as provided in this Section 3, shares of Stock may be issued under this Plan up to such maximum number pursuant to any type of Award; provided, however, that Stock Options or Stock Appreciation Rights with respect to no more than 1,000,000 shares of Stock each may be granted to any one individual grantee during any one calendar year period. In addition, no more than 1,000,000 shares of Stock may be issued pursuant to the Plan as Incentive Stock Options. No Non-Employee Director may be granted, in any calendar year, Awards with a grant date fair value of more than $500,000. Grant date fair value is determined as of the grant date of the Award in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto).

(e) Character of Shares. Any shares of Stock issued hereunder may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares purchased in the open market or otherwise.

(f) Changes in Stock. Subject to Section 3(g) hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, extraordinary cash dividend or other similar change in the Company’s capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, or, if, as a result of any merger or consolidation, or sale of all or substantially all of the assets of the Company, the outstanding shares of Stock are converted into or exchanged for a different number or kind of securities of the Company or any successor entity (or a parent or Subsidiary thereof), the Administrator shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, (ii) the number of shares of Stock underlying Stock Options or Stock Appreciation Rights that can be granted to any one individual grantee and the maximum number of shares of Stock that may be granted under a Performance-based Award or that underlie Incentive Stock Options, (iii) the number and kind of shares or other securities subject to any then outstanding Awards, (iv) the repurchase price, if any, per share of Stock subject to each outstanding Restricted Stock Award, and (v) the price for each share of Stock subject to any then outstanding Stock Options and Stock Appreciation Rights, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of Stock Options and Stock Appreciation Rights) as to which such Stock Options and Stock Appreciation Rights remain exercisable. The adjustment by the

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Administrator shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Administrator in its discretion may make a cash payment in lieu of fractional shares.

The Administrator shall also adjust the number of shares of Stock subject to outstanding Awards and the exercise price and the terms of outstanding Awards in a proportionate manner to take into consideration material changes in accounting practices or principles, extraordinary dividends, acquisitions or dispositions of stock or property or any other similar event to avoid distortion in the operation of the Plan, provided that no such adjustment shall be made in the case of a Stock Option or Stock Appreciation Right, without the consent of the grantee, if it would constitute an adverse modification, extension or renewal of the Option within the meaning of Section 424(h) of the Code.

(g) Sale Event.

(i) If the Company is a party to a Sale Event, outstanding Awards shall be subject to the applicable agreement of merger, reorganization, or sale of assets (the “Sale Agreement”). The Sale Agreement need not treat all Awards in an identical manner, and it will provide for one or more of the following with respect to each Award:

(A) The continuation of the Award by the Company (if the Company is the surviving corporation).

(B) The assumption of the Award by the surviving corporation or its parent and, with respect to an Award that is subject to Section 409A, in a manner that complies with Section 424(a) of the Code (whether or not the Award is an Incentive Stock Option).

(C) The substitution of the Award by the surviving corporation or its parent with a new Award, and with respect to an Award that is subject to Section 409A, in a manner that complies with Section 424(a) of the Code (whether or not the Award is an Incentive Stock Option).

(D) Full exercisability of an Option, full vesting of the shares of Stock subject to an Option and/or full vesting of all other Awards, followed by the cancellation of the Option or Award. The full exercisability of an Option, full vesting of the shares of Stock subject to the Option and/or full vesting of all other Awards may be contingent on the closing of such Sale Event. The grantee will be able to exercise an Option during a period of not less than fifteen (15) full business days preceding the effective date of such Sale Event, unless a shorter period is required to permit a timely closing of such Sale Event and such shorter period still offers the grantee a reasonable opportunity to exercise an Option. Any exercise of an Option during such period may be contingent on the closing of such Sale Event. Notwithstanding the foregoing, if an Award’s vesting or grant is based on the achievement of Performance Criteria then the Administrator may accelerate vesting or grant as to (1) the target number of shares of Stock that would be vested or awarded upon the achievement of such Performance Criteria, (2) the pro-rata amount (based on the number of days from the date of grant to the date of the Sale Event divided by the number of days in the applicable Performance Cycle) of the shares of Stock subject to the Award or grant of an Award, but only if the vesting or grant of the Award will not be determined based on actual results of the achievement of the Performance Criteria, (3) if set forth in the Award agreement, application of the performance criteria as of the date of the Sale Event or (iv) any other manner set forth in the applicable Award agreement.

(E) A payment to the grantee equal to the excess of (1) the Fair Market Value of the shares of Stock subject to the Award as of the effective date of such merger or consolidation over (2) the exercise price or purchase price of shares of Stock, as the case may be, subject to the Award in connection with the cancellation of the Award. Such payment will be made in the form of cash, cash equivalents, or securities of the surviving corporation or its parent with a Fair Market Value equal to the required amount. The successor corporation may provide substantially similar consideration to grantees as was provided to stockholders (after taking into account the existing provisions of the Awards). Subject to Section 409A, such payment may be made in installments and may be deferred until the date or dates when the Award would have become exercisable or such shares of Stock would have vested. The amount of such payment initially will be calculated without regard to whether or not the Award is then exercisable or such shares of Stock are then vested. However, such payment may be subject to vesting based on the grantee’s continuing service as an employee, consultant or director. In addition, any escrow, holdback, earn-out or similar provisions in the Sale Agreement may apply to such payment to the same extent and in the same manner as such provisions apply to the holders of shares of Stock. If the exercise price of the shares of Stock subject to an Option exceeds the Fair Market Value of such shares of Stock, then the Option may be cancelled without making a payment to the grantee. For purposes of this subsection, the Fair Market Value of any security will be determined without regard to any vesting conditions that may apply to such security.

(ii) For the purposes of this subsection (g), the Award shall be considered assumed if, following the Sale Event, the Stock Option, Restricted Stock or other right confers the right to purchase or receive, for each share of Stock subject to the Award immediately prior to the Sale Event,

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the consideration (whether stock, cash, or other securities or property) received in the Sale Event by holders of Stock for each share of Stock held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Stock); provided, however, that if such consideration received in the Sale Event is not solely common stock of the successor corporation or its parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Award, for each share of Stock subject to the Award, to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Stock in the Sale Event.

(iii) The Company shall have the discretion to provide in each Award agreement other terms and conditions that relate to (A) vesting of the Award in the event of a Sale Event, and (B) assumption of such Awards or issuance of comparable securities or new incentives in the event of a Sale Event. The aforementioned terms and conditions may vary in each Award agreement, and may be different from and have precedence over the provisions set forth in this Section 3(g). The Company is not required to treat all Awards in an identical manner.

(h) Substitute Awards. The Administrator may grant “Substitute Awards” under the Plan in substitution for stock and stock-based awards held by employees, directors or other key persons of another corporation in connection with the merger or consolidation of the employing corporation with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the employing corporation. The Administrator may direct that the Substitute Awards be granted on such terms and conditions as the Administrator considers appropriate in the circumstances. Substitute Awards shall not reduce the shares authorized for grant under the Plan or the applicable limitations for grant to a grantee under Section 3(d) or 10(d), nor shall shares subject to a Substitute Award again be available for Awards under the Plan to the extent of any forfeiture, expiration or cash settlement as provided in paragraph (b) above.

(i) No Dividends Payable with Respect to Unvested Awards. Notwithstanding anything herein to the contrary, with respect to any Award under this Plan, no dividends (or dividend equivalents) shall be payable with respect to any shares of Stock underlying an Award until such Award (or the applicable part of the Award) has vested. Notwithstanding the foregoing, a grantee shall have the right to the accrual of dividends (or dividend equivalents) on the unvested portion of an Award that may be payable (either in (A) cash, (B) like-kind property as that subject to the applicable dividend, if not cash, (C) the form of a dividend equivalent increase in the number of shares of Stock issuable upon vesting, or (D) a combination of the foregoing) upon the vesting of the Award (or subject portion thereof).

SECTION 4. ELIGIBILITY

Grantees under the Plan will be such officers and other employees, directors and key persons (including consultants and prospective employees) of the Company and its

Subsidiaries as are selected from time to time by the Administrator in its discretion.

SECTION 5. STOCK OPTIONS

(a) Grant of Stock Options. Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve. The grant of a Stock Option Award is contingent on the grantee executing an Award agreement in respect thereof as soon as reasonably practicable and in no event later than 45 days after the date of grant. Subject to any limitations within the Plan, the terms and conditions of each such agreement shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees.

Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to employees of the Company or any “subsidiary corporation” within the meaning of Section 424(f) of the Code. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option. Stock Options granted pursuant to this Section 5 shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable. If the Administrator so determines, Stock Options may be granted in lieu of cash compensation at the optionee’s election, subject to such terms and conditions as the Administrator may establish.

(b) Exercise Price. The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5 shall be determined by the Administrator at the time of grant but shall not be less than the Fair Market Value on the date of grant. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the option price of such Incentive Stock Option shall be not less than 110 percent of the Fair Market Value on the grant date.

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(c) Option Term. The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than ten years after the date the Stock Option is granted. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the term of such Stock Option shall be no more than five years from the date of grant.

(d) Exercisability; Rights of a Stockholder. Stock Options shall become exercisable after vesting at such time or times, whether or not in installments, as shall be determined by the Administrator at or after the grant date. The Administrator may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a stockholder only as to shares of Stock acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

(e) Method of Exercise. Stock Options may be exercised in whole or in part, by giving written notice of exercise to the Company, specifying the number of shares of Stock to be purchased. Payment of the purchase price may be made by one or more of the following methods to the extent provided in the Option Award agreement or as approved by the Committee:

(i) In cash, by certified or bank check or other instrument acceptable to the Administrator;

(ii) Through the delivery (or attestation to the ownership) of shares of Stock that have been purchased by the optionee on the open market or that are beneficially owned by the optionee and are not then subject to restrictions under any Company plan. Such surrendered shares shall be valued at Fair Market Value on the exercise date. To the extent required to avoid variable accounting treatment under applicable accounting rules, such surrendered shares of Stock shall have been owned by the optionee for at least six months;

(iii) By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that if optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Administrator shall prescribe as a condition of such payment procedure;

(iv) By reduction in the number of shares of Stock otherwise deliverable upon exercise of such Option with a Fair Market Value equal to (1) the aggregate option exercise price at the time of exercise, plus (2) the amount necessary to cover any tax withholding in respect of the exercise; or

(v) Any combination of the foregoing methods.

Payment instruments will be received subject to collection. The transfer to the optionee on the records of the Company or of the transfer agent of the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Option Award agreement or applicable provisions of laws (including the satisfaction of any withholding taxes that the Company is obligated to withhold with respect to the optionee). If an optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the optionee upon the exercise of the Stock Option shall be net of the number of shares of Stock attested to.

(f) Annual Limit on Incentive Stock Options. To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company (or its Parent, if any, or any “subsidiary corporation” within the meaning of Section 424(f) of the Code) become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.

SECTION 6. STOCK APPRECIATION RIGHTS

(a) Nature of Stock Appreciation Rights. Stock Appreciation Rights entitle the recipient to receive shares of Stock having a value equal to the excess of the Fair Market Value of the Stock on the date of exercise over the exercise price of the Stock Appreciation Rights multiplied by the number of shares of Stock with respect to which the Stock Appreciation Rights shall have been exercised.

(b) Grant and Exercise of Stock Appreciation Rights. Stock Appreciation Rights may be granted by the Administrator in tandem with, or independently of, any Stock Option granted pursuant to Section 5 of the Plan. In the case of a Stock

Appreciation Right granted in tandem with a Non-Qualified Stock Option, such Stock Appreciation Right may be granted either at or after the time of the grant of such Option. In the case of a Stock Appreciation Right granted in tandem with an Incentive Stock Option, such Stock Appreciation Right may be granted only at the time of the grant of the Stock Option.

A Stock Appreciation Right or applicable portion thereof granted in tandem with a Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option.

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(c) Terms and Conditions of Stock Appreciation Rights. The grant of a Stock Appreciation Right is contingent on the grantee executing an Award agreement in respect thereof as soon as reasonably practicable and in no event later than 45 days after the date of grant. The terms and conditions of each such agreement shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees, subject to any limitations within the Plan, including the following:

(i) The exercise price of a Stock Appreciation Right shall not be less than the Fair Market Value of a share of Stock on the date of grant (or more than the option exercise price per share, if the Stock Appreciation Right is granted in tandem with a Stock Option).

(ii) Stock Appreciation Rights granted in tandem with Options shall be exercisable at such time or times and to the extent that the related Stock Options shall be exercisable.

(iii) Upon exercise of a Stock Appreciation Right, the applicable portion of any related Option shall be surrendered.

(iv) No Stock Appreciation Right shall be exercisable more than ten years after the date the Stock Appreciation Right was granted.

SECTION 7. RESTRICTED STOCK AWARDS

(a) Nature of Restricted Stock Awards. A Restricted Stock Award is an Award entitling the recipient to acquire, at such purchase price (which may be equal or greater than the Stock’s par value) as determined by the Administrator, shares of Stock subject to such restrictions and conditions as the Administrator may determine at the time of grant (“Restricted Stock”). Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The grant of a Restricted Stock Award is contingent on the grantee executing the Restricted Stock Award agreement as soon as reasonably practicable and in no event later than 45 days after the date of grant. The terms and conditions of each such agreement shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees.

(b) Rights as a Stockholder. Upon execution of a written instrument setting forth the Award and payment of any applicable purchase price, a grantee shall have the rights of a stockholder with respect to the voting of the Restricted Stock, subject to the limitations set forth in Section 3(i) and such other conditions contained in the written instrument evidencing the Restricted Stock Award.

Unless the Administrator shall otherwise determine, (i) uncertificated Restricted Stock shall be accompanied by a notation on the records of the Company or the transfer agent to the effect that they are subject to forfeiture until such Restricted Stock is vested as provided in Section 7(d) below, and (ii) certificated Restricted Stock shall remain in the possession of the Company until such Restricted Stock is vested as provided in Section 7(d) below, and the grantee shall be required, as a condition of the grant, to deliver to the Company such instruments of transfer as the Administrator may prescribe.

(c) Restrictions. Restricted Stock may not be sold, assigned, transferred, pledged, or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted

Stock Award agreement. Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 15 below, in writing after the Award agreement is issued, if any, if a grantee’s employment (or other service relationship) with the Company and its Subsidiaries terminates for any reason, any Restricted Stock that has not vested at the time of termination shall automatically and without any requirement of notice to such grantee from or other action by, or on behalf of, the Company be deemed to have been reacquired by the Company at its original purchase price from such grantee or such grantee’s legal representative simultaneously with such termination of employment (or other service relationship), and thereafter shall cease to represent any ownership of the Company by the grantee or rights of the grantee as a stockholder. Following such deemed reacquisition of unvested Restricted Stock that are represented by physical certificates, a grantee shall surrender such certificates to the Company upon request without consideration.

(d) Vesting of Restricted Stock. The Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives, and other conditions on which the non-transferability of the shares of Restricted Stock and the Company’s right of repurchase or forfeiture shall lapse. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives, and other conditions, the shares of Restricted Stock on which all restrictions have lapsed shall no longer be Restricted Stock and shall be deemed “vested.” Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 15 below, in writing after the Award agreement is issued, a grantee’s rights in any shares of Restricted Stock that have not vested shall automatically terminate upon the grantee’s termination of employment (or other service relationship) with the Company and its Subsidiaries and such shares of Restricted Stock shall be subject to the provisions of Section 7(c) above.

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SECTION 8. RESTRICTED STOCK UNIT AWARDS

(a) Nature of Restricted Stock Unit Awards. A Restricted Stock Unit Award is an Award of a right to receive an equivalent of one or more shares of Stock, which value may be paid to the grantee in cash, shares of Stock or a combination of both as set forth in the Restricted Stock Unit Award agreement and as the Committee determines in its sole discretion, and subject to restrictions and conditions as the Administrator may determine at the time of grant. Restricted stock units do not constitute a share of Stock nor do they represent any ownership interest in the Company. Notwithstanding the foregoing, any settlement of a Restricted Stock Unit Award resulting in a fractional share of Stock shall settle such fractional share of Stock in cash. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The grant of a Restricted Stock Unit Award is contingent on the grantee executing a Restricted Stock Unit Award agreement as soon as reasonably practicable and in no event later than 45 days after the date of grant. The terms and conditions of each such agreement shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees.

(b) Election to Receive Restricted Stock Unit Awards in Lieu of Compensation. The Administrator may, in its sole discretion, permit a grantee to elect to receive a portion of future cash compensation otherwise due to such grantee in the form of a Restricted Stock Unit Award. Any such election shall be made in writing and shall be delivered to the Company no later than the date specified by the Administrator and in accordance with Section 409A and such other rules and procedures established by the Administrator. The Administrator shall have the sole right to determine whether and under what circumstances to permit such elections and to impose such limitations and other terms and conditions thereon as the Administrator deems appropriate. Any such deferred compensation shall be converted to a fixed number of restricted stock units based on the Fair Market Value of Stock on the date the compensation would otherwise have been paid to the grantee but for the deferral.

(c) Rights as a Stockholder. During the deferral period, a grantee shall have no rights as a stockholder.

(d) Termination. Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 15 below, in writing after the Award agreement is issued, a grantee’s right in all restricted stock units under a Restricted Stock Unit Award that have not vested shall automatically terminate upon the grantee’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

SECTION 9. UNRESTRICTED STOCK AWARDS

The Administrator may, in its sole discretion, grant (or sell at par value or such higher purchase price determined by the Administrator) an Unrestricted Stock Award to any grantee pursuant to which such grantee may receive shares of Stock free of any restrictions under the Plan. Unrestricted Stock Awards may be granted in respect of past services or other valid consideration, or in lieu of cash compensation due to such grantee.

SECTION 10. PERFORMANCE-BASED AWARDS TO COVERED EMPLOYEES

Notwithstanding anything to the contrary contained herein, if any Restricted Stock Award or Restricted Stock Unit Award granted to a Covered Employee is intended to qualify as “Performance-based Compensation” under Section 162(m) of the Code and the regulations promulgated thereunder (a “Performance-based Award”), such Award shall be made by the Committee (properly comprised of Outside Directors) and comply with the provisions set forth below:

(a) Performance Criteria. The performance criteria (“Performance Criteria”) used in performance goals governing Performance-based Awards granted to Covered Employees may include any, a combination of some or all of the following objectives, described as such objectives relate to Company-wide objectives or of the Subsidiary, division, department or function with the Company or Subsidiary in which the Covered Employee is employed or for which he or she bears some responsibility: (i) market value; (ii) book value; (iii) earnings or earnings per share (either basic or diluted), in each case, either before or after taxes (and as may be objectively adjusted as determined by the Committee, including, without limitation, adjustments for stock compensation expense, integration expenses, incentive awards recorded in the Company’s financial books and records, including annual and long-term incentive awards, extraordinary legal costs (including damages, settlements and attorneys’ fees), changes in United States Generally Accepted Accounting Principles (“GAAP”) treatment of revenue or expenses, discontinued operations, goodwill and other identified asset impairments, depreciation and amortization, and expenses resulting from severance arrangements with terminated employees); (iv) market share; (v) operating profit; (vi) net income; (vii) cash flow; (viii) return on capital or invested capital; (ix) return on assets; (x) return on equity; (xi) margins;

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(xii) total shareholder return; (xiii) sales or product volume growth; (xiv) productivity improvement or ratios; (xv) costs or expenses; (xvi) net debt reduction; (xvii) earnings before interest, taxes, depreciation and amortization (and other objective adjustments as may be determined by the Committee, including, without limitation, stock compensation expense, integration expenses, incentive awards recorded in the Company’s financial books and records, including annual and long-term incentive awards, extraordinary legal costs (including damages, settlements and attorneys’ fees), changes in GAAP treatment of revenue or expenses, discontinued operations, goodwill and other identified asset impairments, and expenses resulting from severance arrangements with terminated employees); (xviii) unit volume; (xix) net sales; (xx) balance sheet measurements; (xxi) selling, general and administrative expenses (including, without limitation, SG&A as a percentage of revenue or similar ratios); (xxii) revenue; (xxiii) the Company’s Stock price or its enterprise value; (xxiv) completion of acquisitions or business expansion; (xxv) operating income or (xxvi) any other objective value-based performance measure.

Performance Criteria may be measured in absolute terms or as compared to the results of a peer group, other group of comparable companies selected by the Committee, or an index.

For purposes of determining whether any performance objective has been satisfied under this Section 10(a), the Committee may include or exclude, as applicable, the effects of the following events that occur during a Performance Cycle: (a) gains or losses on sales or dispositions, (b) asset write-downs, which may include without limitation goodwill and other identified intangible asset impairments, (c) changes in tax law or rate, including the impact on deferred tax liabilities, (d) the cumulative effect of changes in accounting principles or changes in accounting policies, including changes in GAAP treatment of revenue and expenses, (e) events of an “unusual nature” and/or of a type that indicate “infrequency of occurrence,” as defined in FASB Accounting Standards Update 2015—01, (f) acquisitions occurring after the start of a Performance Cycle, integration expenses related to acquisitions, or unbudgeted costs incurred related to future acquisitions, (g) operations discontinued, divested or restructured, including severance costs, (h) gains or losses on refinancing or extinguishment of debt, (i) foreign exchange gains and losses, (j) all or any portion of litigation expenses (including attorneys’ fees, court costs and other out-of-pocket expenses), amounts paid as damages, claim judgments, or settlements, (k) stock compensation expense, (l) expenses resulting from severance arrangements with terminated employees, (m) incentive awards recorded in the Company’s financial books and records, including annual and long-term incentive awards, (n) depreciation and amortization and (o) any similar objective event or condition specified in such Award agreement.

(b) Grant of Performance-based Awards. With respect to each Performance-based Award granted to a Covered Employee, the Committee shall select, within the first 90 days of a Performance Cycle (or, if shorter, within the maximum period allowed under Section 162(m) of the Code), the Performance Criteria for such grant, and the achievement targets with respect to each performance criterion (including a threshold level of performance below which no amount will become payable with respect to such Award). Each Performance-based Award will specify the amount payable, or the formula for determining the amount payable, upon achievement of the various applicable performance targets. The Performance Criteria established by the Committee may be (but need not be) different for each Performance Cycle and different goals may be applicable to Performance-based Awards to different Covered Employees.

(c) Payment of Performance-based Awards. Following the completion of a Performance Cycle, the Committee shall review and certify in writing whether, and to what extent, the Performance Criteria for the Performance Cycle have been achieved and, if so, to also calculate and certify in writing the amount of the Performance-based Awards earned for the Performance Cycle. The Committee shall then determine the actual amount of each Covered Employee’s Performance-based Award, and, in doing so, may reduce or eliminate the amount of the Performance-based Award for a Covered Employee if, in its sole judgment, such reduction or elimination is appropriate.

(d) Maximum Award Payable. The maximum number of shares of Stock subject to a Performance-based Award that may be granted to any one Covered Employee under the Plan in a calendar year is 500,000 (subject to adjustment as provided in Section 3 hereof).

SECTION 11. TRANSFERABILITY OF AWARDS

(a) Transferability. Except as provided in Section 11(b) below, during a grantee’s lifetime, his or her Awards shall be exercisable only by the grantee, or by the grantee’s legal representative or guardian in the event of the grantee’s incapacity.

No Awards shall be sold, assigned, transferred or otherwise encumbered or disposed of by a grantee other than by will or by the laws of descent and distribution. No Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind, and any purported transfer in violation hereof shall be null and void.

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(b) Committee Action. Notwithstanding Section 11(a), the Administrator, in its discretion, may provide either in the Award agreement regarding a given Award or by subsequent written approval that the grantee (who is an employee or director) may transfer his or her Awards (other than any Incentive Stock Options) to his or her immediate family members, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Award agreement.

(c) Family Member. For purposes of Section 11(b), “family member” shall mean a grantee’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the grantee’s household (other than a tenant of the grantee), a trust in which these persons (or the grantee) have more than 50 percent of the beneficial interest, a foundation in which these persons (or the grantee) control the management of assets, and any other entity in which these persons (or the grantee) own more than 50 percent of the voting interests.

(d) Designation of Beneficiary. Each grantee to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Award or receive any payment under any Award payable on or after the grantee’s death. Any such designation shall be on a form provided for that purpose by the Administrator and shall not be effective until received by the Administrator. If no beneficiary has been designated by a deceased grantee, or if the designated beneficiaries have predeceased the grantee, the beneficiary shall be the grantee’s estate.

SECTION 12. TAX WITHHOLDING

(a) Payment by Grantee. Each grantee shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the grantee for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld by the Company with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the grantee. The Company’s obligation to deliver evidence of book entry (or stock certificates) to any grantee is subject to and conditioned on tax withholding obligations being satisfied by the grantee.

(b) Payment in Stock. Subject to approval by the Administrator, a grantee may elect to have the Company’s minimum required tax withholding obligation satisfied (or up to the maximum required tax withholding obligation satisfied if permitted by the Administrator in its sole discretion), in whole or in part, by (i) authorizing the Company to withhold from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due, or (ii) transferring to the Company shares of Stock owned by the grantee with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due; provided that if a grantee makes no such election, then the grantee is deemed to authorize the Company to withhold shares of Stock as provided under subsection (i) of this Section 12(b) in the amount of the minimum required tax withholding obligation.

SECTION 13. ADDITIONAL CONDITIONS APPLICABLE TO NONQUALIFIED DEFERRED COMPENSATION UNDER SECTION 409A

If any Stock Option or Stock Appreciation Right under the Plan is unintentionally granted with an exercise price of less than 100 percent of the Fair Market Value of the Stock on the date of grant, or such grant is materially modified and deemed a new grant at a time when the Fair Market Value of the Stock exceeds the exercise price, or any other Award is otherwise determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A (a “409A Award”), the following additional conditions shall apply and shall supersede any contrary provisions of this Plan or the terms of any agreement relating to such 409A Award.

(a) Exercise and Distribution. Except as provided in Section 13(b) hereof, no 409A Award shall be exercisable or distributable earlier than upon one of the following:

(i) Specified Time. A specified time or a fixed schedule set forth in the written instrument evidencing the 409A Award.

(ii) Separation from Service. Separation from service (within the meaning of Section 409A) by the 409A Award grantee; provided, however, that if the 409A Award grantee is a “specified employee” (as defined in Section 409A(a)(2)(B)(1) of the Code and regulations promulgated thereunder), exercise or distribution under this

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Section 13(a)(ii) may not be made before the date that is six months after the date of separation from service.

(iii) Death. The date of death of the 409A Award grantee.

(iv) Disability. The date the 409A Award grantee becomes Disabled (within the meaning of Section 13(c)(ii) hereof).

(v) Unforeseeable Emergency. The occurrence of an Unforeseeable Emergency (within the meaning of Section 13(c)(iii) hereof), but only if the net value (after payment of the exercise price) of the number of shares of Stock that become issuable does not exceed the amounts necessary to satisfy such emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the exercise, after taking into account the extent to which the emergency is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the grantee’s other assets (to the extent such liquidation would not itself cause severe financial hardship).

(vi) Change in Control Event. The occurrence of a Change in Control Event (within the meaning of Section 13(c)(i) hereof), including the Company’s discretionary exercise of the right to accelerate vesting of such grant upon a Change in Control Event or to terminate the Plan or any 409A Award granted hereunder within 12 months of the Change in Control Event; provided that the rules related to a Plan termination upon a Change in Control Event shall also apply.

(b) No Acceleration. The payment, settlement or disposition of a 409A Award may not be accelerated prior to the time specified in Section 13(a) hereof, except in the case of one of the following events:

(i) Domestic Relations Order. The 409A Award may permit the acceleration of the exercise or distribution time or schedule to an individual other than the grantee as may be necessary to comply with the terms of a domestic relations order (as defined in Section 414(p)(1)(B) of the Code).

(ii) Conflicts of Interest. The 409A Award may permit the acceleration of the exercise or distribution time or schedule as may be necessary to comply with the terms of a certificate of divestiture (as defined in Section 1043(b)(2) of the Code).

(iii) Change in Control Event. The Administrator may exercise the discretionary right to accelerate the vesting of such 409A Award upon a Change in Control Event or to terminate the Plan or any 409A Award granted thereunder within 12 months of the Change in Control Event and cancel the 409A Award for compensation.

(c) Definitions. Solely for purposes of this Section 13 and not for other purposes of the Plan, the following terms shall be defined as set forth below:

(i) “Change in Control Event” means the occurrence of a change in the ownership of the Company, a change in effective control of the Company, or a change in the ownership of a substantial portion of the assets of the Company (as defined in Section 1.409A-3(i)(5) of the regulations promulgated under Section 409A).

(ii) “Disabled” means a grantee who (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, (ii) is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Company or its Subsidiaries, or (iii) is determined to be totally disabled by the Social Security Administration.

(iii) “Unforeseeable Emergency” means a severe financial hardship to the grantee resulting from an illness or accident of the grantee, the grantee’s spouse, or a dependent (as defined in Section 152(a) of the Code) of the grantee, loss of the grantee’s property due to casualty, or similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the grantee.

(d) Interpretation of Plan to Comply with Section 409A. The Plan is intended to comply with Section 409A of the Code to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and administered to be in compliance therewith. Any payments described in the Plan that are due within the “short-term deferral period” as defined in Section 409A of the Code shall not be treated as deferred compensation unless applicable law requires otherwise. Notwithstanding anything to the contrary in the Plan, to the extent required to avoid accelerated taxation and tax penalties under Section 409A of the Code, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six-month period immediately following the grantee’s termination of service shall instead be paid on the first payroll date after the six-month anniversary of the grantee’s separation from service (or his or her death, if earlier). Notwithstanding the foregoing, neither the Company nor the Administrator shall have any obligation to take any action to prevent the assessment of any excise tax or penalty on any grantee under Section 409A of the Code and neither the Company nor the Administrator will have any liability to any grantee for such tax or penalty.

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SECTION 14. TRANSFER, LEAVE OF ABSENCE, ETC.

For purposes of the Plan, the following events shall not be deemed a termination of employment:

(a) a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another;

(b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing, or

(c) any other transfer that the Committee in its sole discretion determines is not a termination of employment.

Subject to Section 14(b) and (c) above, if the employee’s employer ceases to be the Company or a Subsidiary, the employee shall be deemed to have terminated employment for purposes of the Plan.

SECTION 15. AMENDMENTS AND TERMINATION

The Board may, at any time, amend or discontinue the Plan and the Administrator may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but, unless otherwise required by law, no such action shall adversely affect in any material respect rights under any outstanding Award without the grantee’s consent. Except in connection with a Sale Event involving the Company or a change in Stock (such as a stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares) as provided in Section 3(f) or 3(g), unless there is stockholder approval, the terms of outstanding awards may not be amended to reduce the exercise price of outstanding Options or Stock Appreciation Rights, and outstanding Options or Stock Appreciation Rights may not be cancelled in exchange for cash, other awards or Options or Stock Appreciation Rights with an exercise price that is less than the exercise price of the original Options or Stock Appreciation Rights. Any material

Plan amendments (other than amendments that curtail the scope of the Plan), including any Plan amendments that (i) increase the number of shares reserved for issuance under the Plan, (ii) expand the type of Awards available under, materially expand the eligibility to participate in, or materially extend the term of, the Plan, or (iii) materially change the method of determining Fair Market Value, shall be subject to approval by the Company stockholders entitled to vote at a meeting of stockholders. In addition, to the extent determined by the Administrator to be required by the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code or to ensure that compensation earned under Awards qualifies as “Performance-based Compensation” under Section 162(m) of the Code, Plan amendments shall be subject to approval by the Company stockholders entitled to vote at a meeting of stockholders or to approval of any grantee of such Incentive Stock Options or Award. Nothing in this Section 15 shall limit the Administrator’s authority to take any action permitted pursuant to Section 3(g).

SECTION 16. STATUS OF PLAN

With respect to the portion of any Award that has not been exercised and any payments in cash, Stock or other consideration not received by a grantee, a grantee shall have no rights greater than those of a general creditor of the Company unless the Administrator shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

SECTION 17. GENERAL PROVISIONS

(a) No Distribution; Compliance with Legal Requirements. The Administrator may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof. No shares of Stock shall be issued pursuant to an Award until all applicable securities law and other legal and stock exchange or similar requirements have been satisfied. The Administrator may require the placing of such stop-orders and restrictive legends on certificates for Stock and Awards as it deems appropriate.

(b) Delivery of Stock. Upon exercise of a right granted under this Plan, the Company shall issue the applicable shares of Stock or pay any amounts due within a reasonable period of time thereafter.

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(c) Other Compensation Arrangements; No Employment Rights. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Subsidiary.

(d) Incorporation of Company Policy Restrictions. Option exercises and grant or settlement of Awards under the Plan shall be subject to the following: (i) the Company’s insider trading policy and procedures, as in effect from time to time, (ii) the policies that the Company adopts prior to or after the grant of any Award under this Plan in connection with applicable Federal, state or local law, government regulations or stock exchange listing requirements, such as the Sarbanes-Oxley Act or the Dodd-Frank Act. The action permitted to be taken under this Section 17(d) is in addition to, and not in lieu of, any and all other rights of the Administrator or the Company under applicable law and shall apply notwithstanding anything to the contrary in the Plan.

(e) Clawback; Forfeiture Events. The Committee may specify in an Award agreement that the grantee’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain events, in addition to applicable vesting conditions of an Award. Such events may include, without limitation, breach of non-competition, non-solicitation, confidentiality, or other restrictive covenants that are contained in the Award agreement or otherwise applicable to the grantee, or other conduct by the grantee that is detrimental to the business or reputation of the Company or its affiliates. Awards may also be subject to recovery under any law, government regulation, stock exchange listing requirement or

Company policy adopted pursuant to such laws, including without limitation, the federal securities laws.

(f) No Fractional Shares. No fractional shares of Stock shall be issued or delivered pursuant to the Plan. The Committee shall determine whether cash, additional Awards or other securities or property shall be issued or paid in lieu of fractional shares of Stock or whether any fractional shares should be rounded, forfeited or otherwise eliminated. In the case of an exercise of Stock Appreciation Rights, the Company shall aggregate all Stock Appreciation Rights exercised simultaneously by the grantee in determining any fractional share of Stock that would remain.

(g) Section 16. It is the intent of the Company that the Plan satisfy, and be interpreted in a manner that satisfies, the applicable requirements of Rule 16b-3 as promulgated under Section 16 of the Exchange Act so that grantees subject to Section 16 of the Exchange Act will be entitled to the benefit of Rule 16b-3, or any other rule promulgated under Section 16 of the Exchange Act, and will not be subject to short-swing liability thereunder. Accordingly, if the operation of any provision of the Plan would conflict with the intent expressed in this Section 17(g), such provision to the extent possible shall be interpreted and/or deemed amended so as to avoid such conflict unless the Administrator expressly deems otherwise.

(h) Non-Uniform Treatment. The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who are eligible to receive, or actually receive, Awards. Without limiting the generality of the foregoing, the Committee shall be entitled to make non-uniform and selective determinations, amendments and adjustments, and to enter into non-uniform and selective Award agreements.

SECTION 18. EFFECTIVE DATE OF PLAN

This Plan shall become effective on the date of approval by the holders of a majority of the votes cast at a meeting of stockholders at which a quorum is present. No grants of

Stock Options and other Awards may be made hereunder after the tenth anniversary of the effective date of this Plan.

SECTION 19. GOVERNING LAW

This Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware, applied without regard to conflict of law principles.

DATE AMN HEALTHCARE 2017 EQUITY PLAN APPROVED BY BOARD OF DIRECTORS: February 24, 2017

D-14    AMN HEALTHCARE SERVICES, INC.  ï  2017 Proxy Statement

AMN Healthcare

American Mobile — an AMN Healthcare company

Merritt Hawkins — an AMN Healthcare company

Staff Care — an AMN Healthcare company

NurseChoice

Kendall & Davis — an AMN Healthcare company

locumleaders — an AMN Healthcare company

Nursefinders. — an AMN Healthcare company

HealthSource global staffing

B.E. Smith — an AMN Healthcare company

O'Grady Peyton International — an AMN Healthcare company

The First String Healthcare — an AMN Healthcare company

Avantas. Healthcare Working Smarter

ShiftWise

Peak Health Solutions — an AMN Healthcare company

Medefis

NursesRx — an AMN Healthcare company

MillicanSolutions — Academic Leadership Specialists

Onward Healthcare — an AMN Healthcare company

ClubStaffing — an AMN Healthcare company

MedTravelers — an AMN Healthcare company

AMN HEALTHCARE BRANDS

OUR VALUES

CONTINUOUS IMPROVEMENT
CUSTOMER FOCUS
PASSION
TRUST
INNOVATION
RESPECT

OUR ASPIRATION

We strive to be recognized as one of the most **trusted**, **innovative**, and **influential** forces in helping healthcare organizations provide a quality patient care experience that is more human, more effective, and more achievable.

NYSE GOVERNANCE SERVICES LEADERSHIP

2016 Exemplary Compensation Discussion and Analysis (CD&A)
2015 Best Governance, Risk and Compliance Program at Small to Mid-Cap Company

CORPORATE SECRETARY

2015 Best Compliance & Ethics Program
2015 Corporate Governance Team of the Year

STAFFING INDUSTRY ANALYSTS

Named Largest Temporary Healthcare Staffing Firm in the U.S.

- #1 Travel Nurse Staffing Provider in the U.S.
- #1 Allied Healthcare Staffing Provider in the U.S.

ACHIEVERS 50 MOST ENGAGED WORKPLACES

HRO TODAY

2016 Partnership in Staffing Excellence

AMNHealthcare.com | NYSE: AMN | 12400 High Bluff Drive, San Diego, CA 92130 | Toll Free: (866) 871-8519

©2017 AMN Healthcare AMN 17 C001

AMN HEALTHCARE SERVICES, INC. 12400 HIGH BLUFF DRIVE, SUITE 100 SAN DIEGO, CA 92130	VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E21241-P85928	KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

AMN HEALTHCARE SERVICES, INC.
The Board of Directors recommends you vote FOR the election of each of the eight director nominees listed below:
1. Election of Directors		For	Against	Abstain
1a. Mark G. Foletta 1b. R. Jeffrey Harris 1c. Michael M.E. Johns, M.D. 1d. Martha H. Marsh 1e. Susan R. Salka 1f. Andrew M. Stern 1g. Paul E. Weaver 1h. Douglas D. Wheat		☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐	The Board of Directors recommends you vote FOR proposal 2:			For	Against	Abstain
					2. To approve, by non-binding advisory vote, the compensation of the Company’s named executive officers.			☐	☐	☐
					The Board of Directors recommends you vote FOR “1 YEAR” frequency for proposal 3:		1 Year	2 Years	3 Years	Abstain
					3. To recommend, by non-binding advisory vote, the frequency of an advisory vote on executive compensation.		☐	☐	☐	☐
					The Board of Directors recommends you vote FOR proposals 4, 5 and 6:			For	Against	Abstain
					4. To approve the AMN Healthcare 2017 Senior Executive Incentive Bonus Plan.			☐	☐	☐
					5. To approve the AMN Healthcare 2017 Equity Plan.			☐	☐	☐
					6. To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017.			☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice & Proxy Statement and Annual Report/10-K are available at www.proxyvote.com.

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E21242-P85928

AMN HEALTHCARE SERVICES, INC.

Annual Meeting of Stockholders

April 19, 2017 at 8:30 AM Pacific Time

This proxy is solicited by the Board of Directors

The undersigned, revoking all previous proxies, hereby appoints Douglas D. Wheat, Andrew M. Stern and Paul E. Weaver, or any of them, as attorneys and proxies with full power of substitution and resubstitution to represent the undersigned and to vote all shares of Common Stock of AMN HEALTHCARE SERVICES, INC. (the “Company”) that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at 8:30 AM Pacific Time on April 19, 2017, at the Company’s offices located at 12400 High Bluff Drive, Suite 100, San Diego, California, 92130, or at any adjournment or postponement thereof, with all powers which the undersigned would possess if personally present.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

Continued and to be signed on reverse side

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